UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 16, 2012

TARGETED MEDICAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-53071	20-5863618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2980 BEVERLY GLEN CIRCLE, SUITE 301

LOS ANGELES, CA 90077

 (Address of principal executive offices)

(310) 474-9808

(Registrant’s telephone number, including area code)

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 3 to the Current Report of Form 8-K/A of Targeted Medical Pharma, Inc. (the “Company”) is being filed for the purpose of addressing comments by the Securities and Exchange Commission relating to the disclosure contained herein, namely in the Business section, and Management’s Discussion and Analysis and Results of Operations and the Management section. Except for these changes, no further amendments have been made to the Current Report. For updated information concerning the Company, please refer to the Company’s most recent filings with the SEC, including the Annular Report on Form 10-K for the fiscal year ended December 31, 2011 and the quarterly report on Form 10-Q for the quarter ended June 30, 2012.

Item 1.01.	Entry into a Material Definitive Agreement .

Pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”), by and among AFH Acquisition III, Inc. (“AFH”), TMP Merger Sub, Inc. (“TMP Merger Sub”), AFH Merger Sub, Inc. (“AFH Merger Sub”), AFH Holding and Advisory, LLC (“AFH Advisory”), Targeted Medical Pharma, Inc. (“TMP”), William E. Shell, MD, Elizabeth Charuvastra and Kim Giffoni, on January 31, 2010, TMP Merger Sub merged (the “TMP Merger”) with and into TMP with TMP continuing as the surviving entity (the surviving entity of the TMP Merger, the “Registrant”).  Immediately after the TMP Merger, AFH merged (the “AFH Merger” and, together with the TMP Merger, the “Reorganization”) with and into AFH Merger Sub with AFH continuing as the surviving entity (the surviving entity of the AFH Merger, the “Subsidiary”).  As a result of the Reorganization, the Subsidiary will be a wholly-owned subsidiary of the Registrant.

The purpose of the Reorganization was to become a publicly reporting company providing regular updates on our business to our stockholders and to be able to access additional sources of financing to expand our business.

Below is a graphic depiction of the corporate structure of the Company after the Reorganization.

Reference is made to Item 2.01 for a description of the Merger Agreement, the Reorganization and the related transactions.  The description of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. You are urged to read the entire Merger Agreement and the other exhibits attached hereto.

All references to us, we, our and the Registrant refer to Targeted Medical Pharma, Inc. and its subsidiaries and their respective businesses following the consummation of the Reorganization.

Registration Rights Agreement

In connection with the consummation of the Reorganization, the Registrant entered into that certain Registration Rights Agreement, dated January 31, 2011, for the benefit of the existing stockholders of AFH prior to the Reorganization (the “Existing AFH Stockholders”) and the former holders of the TMP common stock (the “Former TMP Stockholders”) other than the TMP Insiders.  Pursuant to the Registrant Rights Agreement, the Existing AFH Stockholders and the Former TMP Stockholders will have certain “piggyback” registration rights on registration statements filed after the Reorganization is consummated other than registration statements (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Registrant’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Registrant; (iv) for a dividend reinvestment plan or (v) for an offering of equity securities of the Registrant underwritten by Sunrise Securities Corp.  The Registrant will bear the expenses incurred in connection with the filing of any such registration statements.

The preceding summary of the material provisions of the Registration Rights Agreement is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.19 and incorporated by reference herein.  You are urged to read the entire Registrant Rights Agreement attached hereto.

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Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on January 31, 2011, TMP Merger Sub merged with and into TMP with TMP continuing as the surviving entity.  Immediately after the TMP Merger, AFH merged with and into AFH Merger Sub with AFH continuing as the surviving entity.  As a result of the AFH Merger, the name of the Registrant was changed from “AFH Acquisition III, Inc.” to “Targeted Medical Pharma, Inc.”.  As a result of the Reorganization, the Subsidiary will be a wholly-owned subsidiary of the Registrant.

Upon consummation of the TMP Merger, (i) each outstanding share of TMP common stock will be exchanged for approximately 1.48 shares of AFH common stock and (ii) each outstanding TMP option, which is currently exercisable for one share of TMP common stock, will be exchanged for an option exercisable for 1.48 shares of AFH common stock.  Upon consummation of the AFH Merger, which will occur immediately upon consummation of the TMP Merger, each outstanding share of AFH common stock and each outstanding option to purchase AFH common stock will be exchanged for one share of the Registrant’s Common Stock and one option to purchase one share of the Registrant’s Common Stock.  As a result of the Reorganization, holders of TMP common stock and options will receive 18,308,576 shares of the Registrant and options to purchase 566,424 shares of the Registrant, or 83.89% of the Registrant’s issued and outstanding common stock on a fully diluted basis.

Pursuant to the Merger Agreement, the TMP Insiders have agreed that up to 1,906,768 shares of the Registrant’s common stock they hold in the aggregate will be subject to forfeiture and cancellation to the extent that the Registrant fails to achieve $22,000,000 in Adjusted EBITDA (the “Make Good Target”) for the fiscal year ended December 31, 2011.  For purposes of the Merger Agreement, “Adjusted EBITDA” generally means the consolidated net earnings of the Registrant before interest expense, income taxes, depreciation, amortization, non-recurring expenses associated with the Follow-on Financing (as defined below) for the applicable period and as calculated on a consistent basis, and net earnings excludes, among other things, expenses incurred in connection with the Follow-on Financing, the preparation of this Current Report on Form 8-K and the registration statement filed in connection with the Follow-on Financing.

The Merger Agreement was amended on October 6, 2011 to change the Make Good period from the fiscal year ended December 31, 2011 to the twelve months following the consummation of the Follow-on Financing.

This transaction may be deemed to have resulted in a change in control of the Registrant from Mr. Amir F. Heshmatpour to the Former TMP Stockholders.  In connection with the change in control, William E. Shell, MD, Kim Giffoni, Maurice J. DeWald, Donald J. Webster, Arthur R. Nemiroff and John H. Bluher were appointed to the Board of Directors of the Registrant.  Dr. Shell was appointed our Chief Executive Officer and Chief Scientific Officer, Ms. Charuvastra was appointed our Executive Chairman and Vice President of Regulatory Affairs, Mr. Giffoni was appointed our Executive Vice President of Foreign Sales and Investor Relations, Mr. Steve B. Warnecke was appointed our Chief Financial Officer and Mr. Amir Blachman was appointed our Vice President of Strategy and Operations.  Mr. Heshmatpour, an officer and director of AFH prior to the consummation of the Merger Agreement, resigned from these positions at the time the transaction was consummated.  TMP entered into a binding letter of intent, dated November 8, 2010 and amended on January 25, 2011, with AFH Holding and Advisory, LLC in respect to a proposed acquisition transaction with AFH.  In order to facilitate a smooth transition following the proposed merger, Ms. Charuvastra was elected to AFH’s Board of Directors on December 9, 2010.  She will continue as a director of the Registrant following the consummation of the Reorganization.

The appointments of the new officers of the Registrant were effective on the Closing Date. The appointments of the new directors will be effective upon the expiration of the 10-day period beginning on the date of the filing and mailing of an Information Statement with the Securities Exchange Commission (the “SEC”) pursuant to Section 14(f) of the Exchange Act of 1934, as amended.

Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

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Part I.

Item 1.	Description of Business.

Overview of Our Business

Targeted Medical Pharma, Inc. is a specialty pharmaceutical company that develops and commercializes nutrient- and pharmaceutical-based therapeutic systems. We began our operations as Laboratory Industry Services LLC, a Nevada limited liability company, which was founded in 1996 by Elizabeth Charuvastra, our former Executive Chairman and Vice President of Regulatory Affairs, and William E. Shell, MD, our Chief Executive Officer and Chief Scientific Officer. Laboratory Industry Services is an independent diagnostic testing facility. In 1999, Ms. Charuvastra and Kim Giffoni, our Executive Vice President of Foreign Sales and Investor Relations, co-founded Targeted Medical Foods, a California general partnership, which was converted into a California limited liability company in 2002, to develop medical food products. In 2003, Targeted Medical Foods formed Physician Therapeutics LLC, a Nevada limited liability company and a majority-owned subsidiary of Targeted Medical Foods, to distribute medical food products. In 2006, Targeted Medical Foods reorganized as a Delaware corporation and changed its name to Targeted Medical Pharma, Inc. Physician Therapeutics LLC and Laboratory Industry Services LLC became divisions of Targeted Medical Pharma, Inc. In 2007, we formed Complete Claims Processing Inc., a California corporation and our wholly-owned subsidiary, as a specialty billing and collection services company to provide billing and collection services relating to our products dispensed by physician clients and to physician clients of some of our distributors.

We develop and sell a line of patented prescription medical food products that are currently sold in the United States through a network of distributors and directly to physicians who dispense medical foods and other pharmaceutical products through their office practices. Our proprietary patented technology uses a five component system to allow uptake and use of important neurotransmitter precursors to produce the neurotransmitters that control autonomic nervous system function such as sleep and pain perception. The neurotransmitters addressed by our patents include nitric oxide, acetylcholine, serotonin, nor epinephrine, epinephrine, dopamine and histamine. The technology addresses neuron specificity and elimination of attenuation, or tolerance that is characterized by the need for increased dosage. The combination of the neurotransmitters and their precise proportions allows for a wide range of products. There are six issued patents and nine pending applications that cover aspects of the inventions.

The Registrant distributes medical foods and generic and branded drugs to dispensing physicians in seven states (California, Nevada, Arizona, Illinois, Michigan, Florida and Pennsylvania).  Please see the section entitled “Business” in the Company’s annual report on Form 10-K/A, filed on July 16, 2012, for a current list of states in which the Company’s products are sold.  The Registrant’s products are distributed in the United States by Physician Therapeutics, a division of the Registrant (PTL).  The medical foods are distributed to physicians as prescription-only medications and then dispensed to patients by their physicians.

We believe that medical foods will continue to grow in importance over the coming years. There is an increasing prevalence of chronic diseases that are candidates for treatment with neurotransmitter-based medical foods, such as sleep disorders, Gulf War Illness, cognitive dysfunction, macular degeneration, and pulmonary disorders. Additionally, the aging population will see an increased incidence of intolerance to traditional drugs related to changes in metabolic function that lead to increase and more dangerous drug side effects. Congress, the Food and Drug Administration (FDA), the Center for Medicare & Medicaid Services and private insurance companies are focusing increased efforts on pharmacovigilance ( The branch of the pharmaceutical industry which assesses and monitors the safety of drugs either in the development pipeline or which have already been approved for marketing ) to measure and reduce these adverse health consequences. In our experience there is a high level of acceptance of medical foods as a therapy by patients, and the medical community is increasingly accepting that these therapeutic agents are viable alternatives to prescription drugs.

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Medical foods are neither dietary nor nutritional supplements. From a regulatory standpoint, the FDA took steps in 1988 to encourage the development of medical foods by regulating this product category under the Orphan Drug Act. The term medical food, as defined in Section 5(b) of the Orphan Drug Act is a “food which is formulated to be consumed or administered enterally under the supervision of a physician and which is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation.” This definition was incorporated by reference into the Nutrition Labeling and Education Act of 1990.

These regulatory changes have reduced the costs and time associated with bringing medical foods to market, as beforehand medical foods were categorized as drugs until 1972 and then as “foods for special dietary purposes” until 1988. The field of candidates for development into medical foods is always expanding due to constant advances in the understanding of the science of nutrition and disease, coupled with advances in food technology increasing the number of products that can be formulated and commercialized.

We distribute our products through an internal sales staff and a network of independent distributors to approximately 940 physicians in the United States. With recent reductions in physician reimbursements for medical services by Medicare, workers compensation and private insurance companies, many physicians are actively seeking additional sources of practice revenues. We act on behalf of the dispensing physician to secure contracts with third party payers and, through our proprietary software, can bill for dispensed drugs and medical food products. The average wholesale price (AWP) for medical food is set by us under the terms of our federal re-labeler license. The AWP price is the price billed to the physician and the insurance company. Certain applicable timely payment discounts and distributor discounts can reduce the net payable to us on behalf of the physician or distributor. At the time of sale estimates for these discounts are recorded.

The traditional process for prescribing and delivering medications to patients is inefficient, unnecessarily costly and error-prone. Physicians write virtually all of the approximately three billion annual prescriptions, resulting in errors and necessitating millions of telephone inquiries from pharmacies for clarification and correction. The pharmacist or managed care organization checks this information only after the physician writes the prescription. The inability of pharmacists and managed care organizations to communicate with physicians at the time the physician is writing the prescription has made it difficult to manage pharmaceutical costs. The existing process further inconveniences the patient, who must travel from the physician’s office to a pharmacy and must often wait for the prescription to be filled.

We have developed and market nine core medical foods and 47 convenience-packed therapeutic systems consisting of a medical food and a generic pharmaceutical, which physicians can prescribe and dispense together. Our nine medical foods and our 47 convenience-packed products are identified elsewhere in this Current Report.

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A convenience-packed product is a box containing a 30-day supply of a generic pharmaceutical and a 30-day supply of a medical food product. The box is appropriately labeled and contains separate plain-English inserts providing patient information about the generic pharmaceutical and the medical food.

Following the receipt of the FDA warning letter on April 8, 2010 and to facilitate discussions with the FDA, we voluntarily stopped providing completed convenience packs. Instead, we supplied the components of the convenience packs to our physician clients so they could dispense the components packaged together to their patients. We provide our physician clients an appropriately labeled box containing the medical food product and a package insert. The physician combines the medical food and the generic pharmaceutical and assembles the convenience pack at the time of dispensing. The PDRx system prints the box label and patient instructions. After we stopped assembling convenience-packed products, sales of individual medical foods and pharmaceutical products rose to make up for the loss of sales of convenience packs and our overall revenue was not impacted. As of the date of this filing, we continue to provide the components of the convenience packs to our physician clients and they assemble the convenience packs for their patients. We have found that providing the various components and permitting our physician clients to assemble the convenience packs at the time they are dispensed to the patient is more convenient and cost effective.

Our convenience-packed therapeutic systems address pain syndromes, sleep disorders, hypertension and metabolic syndrome. We developed these convenience-packed products at the request of physician clients to allow for the administration of the appropriate FDA-approved dose of a drug co-administered with a medical food that optimizes the use of the approved drug product under its approved labeling. Most often, the optimal dose co-administered with a medical food is the lowest FDA-approved and recommended dose that maintains the efficacy and reduces the side effects of the drug. Clinical practice, observation studies and independent controlled clinical trials have shown that co-administration of a pharmaceutical with a medical food product allows the physician to select the optimal dose of both agents. To date, three independent, double blind randomized controlled trials have been conducted using co-administration of a drug and a medical food product. The trials included the study of trazadone with the medical food product Sentra PM to measure responses in patients with sleep disorders. Another study included the co-administration of naproxen with the medical food product Theramine to measure responses in patients with chronic, established back pain. The third study used the co-administration of ibuprofen with the medical food product Theramine to measure the responses in patients with chronic, established back pain. These clinical trials were on specific convenience-packed products Trazamine, Theraproxen and Theraprofen. These double blind controlled trials yielded positive results in the areas of pain and sleep disorders. In these trials, drug side effects were reduced at the lowered drug doses. We have also performed a cost effectiveness analysis of gastrointestinal side-effect reduction comparing Theramine to NSAIDS. The analysis shows that by shifting pain management to Theramine base management and reducing the incidence of gastrointestinal hemorrhage associated with NSAID administration substantial savings to the health care system can be achieved. All convenience-packed drugs are within the FDA-approved label dose. These convenience packs are registered in the FDA National Drug Code (NDC) database and, in our experience, all convenience-packed products have been routinely reimbursed by third party payers.

In October 2010, we were awarded three grants under the Qualified Therapeutic Discovery Project tax credit totaling approximately $733,000 by the U.S. federal government for our work completed in 2010 and which the Company uses to continue work on its existing projects. The Qualified Therapeutic Discovery Project tax credit, which a recipient may elect to receive as a grant as we did, was enacted as part of the Patient Protection and Affordable Care Act of 2010 and established a pool for grants to small biotechnology companies developing novel therapeutics which show potential to (a) result in new therapies that either treat areas of unmet medical need, or prevent, detect, or treat chronic or acute diseases and conditions, (b) reduce long-term health care costs in the United States, or (c) significantly advance the goal of curing cancer within the next 30 years.

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The market for the sale of prepackaged medications to physicians for on-site point-of-care dispensing includes medications distributed for general medical practice, occupational health, workers compensation, and urgent care and pain clinics. On-site dispensing offers healthcare providers the opportunity to improve financial performance by adding an incremental source of revenue and reducing expenses related to prescription transmission, communications with pharmacists and billing and processing. From a patient’s perspective, the dispensing of medications at the point-of-care provides an increased level of convenience, privacy and treatment compliance. Patients who do not wish to receive medicines dispensed at the point-of-care are able to access our products through selected pharmacies who order product directly from us.

We support our physician clients with a proprietary pharmacy claims processing service specifically designed for billing and collecting insurance reimbursement from private insurance, workers compensation and Medicare for our medical food products, therapeutic systems, generic and branded drugs. Our wholly-owned subsidiary, Complete Claims Processing Inc., provides this service to physician offices for the specific purpose of optimizing insurance reimbursement for dispensed products.

We have developed a proprietary billing system based on recent advances in Cloud computing. Cloud computing is a technology that uses the internet and central remote servers to maintain data and applications. Cloud computing allows businesses to use applications without direct installation and access files at any computer with internet access. This technology allows for much more efficient computing by centralizing storage, memory, processing and bandwidth while remaining in compliance with all laws and regulations relating to protected health information.

Each physician client purchases from us a “Thin Client” device directly connected to our servers. A “Thin Client” device is an internet portal terminal. It looks like a computer but has minimal memory and no hard drive. The “Thin Client” connects each physician to our central servers, on which all data concerning the physician’s dispensing and billing are kept. These central servers are used to serve multiple clients such that a change in our proprietary billing software will be reflected immediately on all “Thin Client” devices. This system also allows information to be delivered directly to us for purposes of future sales and educational content. Each physician’s use of controlled substances is documented and reported to the Drug Enforcement Administration as required by law. This system is covered by a patent application that we expect to mature into an issued patent in the near future. Our billing system utilizes a combination of two unique identifying numbers and a computer recognition algorithm to bill third party payers on behalf of the physician. The following two patent applications for this process have been submitted. 1. US Pat. Application. No. 11/804,085 (pending) Filing date: May 17, 2007 Status: Request for Continued Examination and Response to office action filed on December 27, 2010. The Company is expecting a communication from the USPTO on or before May 2012. 2. US Pat. Application. No. 12/966,720 (pending) Filing date: December 13, 2010 Status: The company received an office action and is preparing a response to the office action to be filed on or before June 22, 2012. The functional utility of this system is currently protected by trade secret.

Additional patent applications for medical foods convenience-packed products are in the process of being written and filed. Specifically, Targeted Medical Pharma, Inc. has recently filed for three patent applications at the USPTO covering technology for stimulating in vivo differentiation of stem and progenitor cells for producing red blood cells, growth hormone, and testosterone. Specifically, these three patent applications cover compositions and methods for augmenting and sustaining amino acid delivery for stimulating in vivo differentiation of stem and progenitor cells for producing red blood cells, growth hormone, and testosterone. Further, these three patent applications include additional disclosure covering other embodiments for stimulating in vivo differentiation of stem and progenitor cells to produce additional tissue and cell types. We are awaiting receipt of the examination results of these three patent applications from the USPTO, which we expect to receive with respect to each of the three applications on or before July 25, 2012.

Over the next two years, we plan to expand our medical foods business into products that address the nutritional management of macular degeneration, depression, osteoporosis, inflammatory syndromes, cardiovascular syndromes, Parkinson’s disease, addiction, and bacterial infections. The Company is in various stages of development on a variety of products. There are no clinical studies in place currently, but the Company has begun background research and we have literature reviews in process with respect to certain of such products. The costs of this expansion, including the cost of research and development, can vary dramatically from product to product and we do not have formal estimates on project costs at this point in time. We cannot assure you that any of these products will be marketed by the Company.

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Our Business Strategy

Our objective is to become the leading provider of medication solutions based on our patented therapeutic systems for improved patient outcomes and point-of-care tools designed to automate the physician’s work flow.

Our strategy to achieve this objective includes the following:

•	Accelerating sales of our medication management solutions through expansion of marketing efforts, conversion of traditional dispensing-only physician clients to the PDRx system and development of strategic alliances with physician practice management system vendors and managed care organizations.

•	Increasing customer utilization of our medication management products to enhance the patient care and practice revenue for physicians through a combination of quality customer service, physician and ancillary staff education and development of specific disease management solutions.

Distinguishing Characteristics of Our Products and Services

•	Unique medical food and medical food convenience packs therapeutic systems
o	We sell nine core medical food products using patented technology that uses amino acids to produce and modulate neurotransmitters in specific diseases. Convenience packs contain a pharmaceutical and a medical food product as a therapeutic system

Development of practice-specific formularies

o	Each medical practice is involved in the management of patients with specific diseases. A formulary of medical food products and pharmaceutical therapies is developed for specific individual medical practices.

•	Branded and generic pharmaceuticals
o	We manage the ordering, delivery, dispensing and tracking of branded and generic pharmaceuticals in each physician client’s practice.
•	PDRx medication management solutions
o	PDRx is our proprietary computer program used to facilitate and track dispensed medical food and drug products in a physician client’s practice. PDRx facilitates a physician client’s management of inventory and the dispensing physician is alerted to replenish products as necessary.

•	Claims processing to insurance payers on behalf of customer physicians

•	Claims collection management
o	CCPI manages the collections on claims submitted to third party payers on behalf of a physician client or a physician client of a distributor utilizing CCPI’s billing and collection services .
o	Complete Claims Processing Inc. (CCPI) is our wholly-owned subsidiary that manages the billing of our medical food and drug products to third party payers on behalf of a physician client or a physician client of a distributor utilizing CCPI’s billing and collection services.

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•	Physician reporting and accounts receivable management
o	We submit a monthly report to each dispensing physician client that includes information about submitted claims and reimbursements received.
o	Adjudication, both database and real-time
o	We provide physician client’s with electronic access to a drug knowledge database with comprehensive, up-to-date clinical and pricing information. This is important at point-of-care to determine what drugs and medical foods are covered under a specific insurance plan and the amount of co- p payment and/or patient responsibility.

•	Physician and ancillary staff education
o	We maintain a Medical Science Liaison department to inform physician clients on the appropriate use of our medical food products and to teach ancillary staff the correct procedures for storing pharmaceutical products at the point-of-care site

•	Controlled substance reporting in California
o	In California all physicians who dispense Schedule II, Schedule III, and Schedule IV controlled substances must provide the dispensing information to the Department of Justice on a weekly basis through the Controlled Substance Utilization Review and Evaluation System (CURES). We track this dispensing history in our PDRx software and file the CURES report on behalf of the physician client.

Business Organization

We have three principal business operations, one of which is a wholly-owned subsidiary and two of which are divisions, organized as follows:

Physician Therapeutics (PTL)

PTL is a division of our company and distributes proprietary medical foods and generic and branded pharmaceuticals to dispense in California, Nevada, Arizona, Illinois, Michigan, Florida and Pennsylvania. We plan to expand our sales force into additional states. Please see the section entitled “Business” in the Company’s annual report on Form 10-K/A, filed on July 16, 2012, for a current list of states in which the Company’s products are sold. For purposes of physician reimbursement by insurance carriers, we have developed state specific contracts between the physician and the insurance carrier that take into account state by state regulation of physician dispensing.

Laboratory Industry Services (LIS)

LIS is a division of our company and is certified by the Center for Medicare and Medicaid Services (CMS) as an “Independent Diagnostic Testing Facility” that performs the technical analysis of certain diagnostic procedures in both the clinical setting and as a Core Laboratory for research applications. Founded in 1996, LIS has developed proprietary software applications for measuring autonomic nervous system function. These systems have been used in the development of our products to provide measurable physiological end points that ensure safety and efficacy during product development.

Complete Claims Processing, Inc. (CCPI)

CCPI is our wholly-owned subsidiary. CCPI provides billing and collection services relating to our products on behalf of dispensing physician clients to private insurance, workers compensation and Medicare claims. CCPI bills for medical foods, generic pharmaceuticals and branded pharmaceuticals. Neither PTL nor CCPI produce generic or branded pharmaceuticals. CCPI bills for all products that have recognized and appropriately registered NDC numbers.

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Background of Dr. William E. Shell

William E. Shell, M.D., our Chief Executive Officer, graduated from the University of Michigan in 1963 with a degree in Cell Biology with emphasis of biochemistry. Dr. Shell earned this degree, a first for the University of Michigan, following publication of papers regarding the Watson Crick model of DNA. During his undergraduate studies, Dr. Shell also worked on evolving technology for protein separation using gel chromatography.

Dr. Shell attended the University of Michigan Medical School and graduated in June 1967. During medical school, Dr. Shell was one of the first students chosen by the Michigan Heart Association to train in the cardiovascular division of University Hospital of University of Michigan. He published the first American paper on the syndrome now known as Mitral Valve Prolapse, which demonstrated the genetic nature of this malady.

Following his residency at the University of Michigan, Dr. Shell began a National Institutes of Health (NIH) Special Fellowship to study cardiology under Dr. Eugene Braunwald at the University of California San Diego. During his fellowship, Dr. Shell was a member of the team credited with discovering the cardio specific enzyme CK-MB. A diagnostic test for the presence of the CK-MB enzyme is now the clinical foundation for the detection and treatment of heart attacks. While at the University of California San Diego, Dr. Shell also helped develop the mathematical enzyme equations that allow the measurement of the size of a heart attack. Dr. Braunwald’s team, including Dr. Shell, helped develop the early diagnostics allowing for the modification of the size and severity of a heart attack. Dr. Shell participated in early research on the re-opening of coronary arteries using catheters and clot dissolving agents. Dr. Shell and his colleagues published a total of 44 papers in medical journals on this body of work between 1969 and 1974.

Dr. Shell joined the United States Air Force following his fellowship. The first months of his military service were spent in the American Soviet Exchange Program as the first American physician representing the National Institutes of Health and the American government in Moscow. Several publications emanated from Dr. Shell’s work in the Soviet Union, including early biochemical work that defined the relationship between heart cell growth and creatine. In addition, he and his Soviet colleagues performed clinical trials which led to the discontinuation of digitalis as a treatment of heart attacks. These studies lead to the early examination of reperfusion as part of the treatment of heart attacks.

Upon his return to the United States, Dr. Shell served an as the director of the coronary care unit at Keesler Air Force Base in Mississippi, where he supervised the construction of the first modern coronary care unit for the United States Air Force, which became the model for future units. The Keesler Air Force Base research team explored the early interface between computer science and clinical medicine. Dr. Shell was awarded a Presidential Citation by President Richard Nixon for his work in the American Soviet Exchange Program and his administrative work creating the coronary care unit at Keesler.

Following his discharge from the Air Force, Dr. Shell returned to Los Angeles and joined the cardiology staff at Cedars of Lebanon Hospital and Mount Sinai Hospital. During his tenure, he planned, directed and implemented the merger of the coronary care unit at Cedars of Lebanon and Mount Sinai Hospital to what is now known as Cedars-Sinai Medical Center in Los Angeles, California. Dr. Shell was also Director of the Cardiac Catheterization Laboratory and Director of Cardiac Rehabilitation. In addition, he participated in the planning, funding and administration of NIH grants and managed a biochemistry research laboratory at Cedars-Sinai Medical Center. Dr. Shell also was given teaching responsibilities at both Cedars-Sinai and the University of California at Los Angeles, where he obtained the title of Associate Professor of Medicine in Residence.

In July 1996, the Medical Board of California ordered Dr. Shell’s license to practice medicine to be revoked and stayed the revocation, which is the Medical Board of California’s form of probation. The probation was for the oversubscription of medication to a single patient who was diverting a narcotic for street sale. Dr. Shell’s license was at all times active. In November 1998, the Medical Board of California filed a petition to revoke Dr. Shell’s probation for failure to meet the conditions of such probation by misreporting continuing medical education reports. Dr. Shell had performed his required continuing medical education units with Internet-based programs that the Medical Board of California did not recognize at the time. In August 2001, the Medical Board of California extended the original probation period for an additional three years to December 2001. After completion of this probation period, Dr. Shell received full restoration of his license. In connection with this matter, Dr. Shell’s staff privileges at Cedars-Sinai Medical Center were terminated.

Simultaneous with his career in academic medicine, Dr. Shell pursued both private practice and entrepreneurial business activities. In 1985, Dr. Shell and his team published a leading article in Laboratory Investigation on the role of anti-inflammatory prostaglandins in the management of heart disease. He, along with others, also performed a series of experiments with Upjohn Company demonstrating that heart attack factors, such as vasoconstrictor prostaglandins, could be prevented or treated with vasodilator prostaglandins. Their work resulted in an article published in the Cardiovascular Reviews and Reports and a patent issued to Upjohn Company. Dr. Shell has continued research on prostaglandins and he and his team published a paper in the September 2010 issue of the American Journal of Therapeutics indicating that the recently-described T-cell modulated anti-inflammatory responses may be more important than the prostaglandin cascade alone.

In 1985, Dr. Shell became the chief executive officer of ImmuDx, a start-up biotechnology company. He managed technology development in cancer markers, infectious disease markers and cardiovascular events. This company was sold to Porton Industries Ltd. in 1986.

In 1989, Dr. Shell, along with Ms. Elizabeth Charuvastra, founded Beverly Glen Medical Systems, a cardiac diagnostic service company. Dr. Shell served as the chief scientific officer and chief medical officer. The technology that was developed at this company resulted in two patents that allow for the measurement of autonomic nervous system activity and measurements of the QT interval on 24-hour electrocardiograms. The technology has been used by the pharmaceutical industry in establishing safety standards for new drugs, by the Veterans Administration to establish that the Gulf War Syndrome is a form of nervous system dysfunction, and by the Environmental Protection Agency and other environmental groups to examine the effects of environmental toxins on the brain and other parts of the autonomic nervous system.

In 1991, Dr. Shell founded and served as chairman and chief executive officer of SeeShell Biotechnology, which merged with a company called Interactive Principals, which in turn merged into Interactive Medical Technologies, Inc. (IMT), whose stock was quoted on the Over the Counter Bulletin Board. Dr. Shell relinquished the daily CEO role and retained the title of Chairman of the Board of Directors until 1995.

IMT marketed three major technologies: nonradioactive blood flow techniques for animal investigations, albumin-based microspheres impregnated with radio-opaque dyes for cardiovascular imaging, and a new technology to bind fat in the gut and prevent its absorption. The albumin microspheres have evolved into imaging techniques for ultrasound evaluation and are now commonly used by physicians for ultrasound heart blood flow imaging. The fat binding technology has evolved into drugs such as Xenical and the dietary ingredient Benecol. The medical technology remains controversial.

In April 1991, Dr. Shell agreed to settle and pay a fine on a narrowly defined marketing charge by the Federal Trade Commission (FTC) for alleged deceptive practices in connection with the sale of “Fat-Magnet” diet pills marketed by IMT, which use the fat binding technology. In June 1997, Dr. Shell agreed to settle Federal Trade Commission charges for alleged deceptive practices in connection with the sale of “Lipitrol,” a fat binding agent, marketed by IMT. The FTC order restricted Dr. Shell from making representations about Lipitrol without more extensive study. Dr. Shell had double blind data supporting the product assertion but determine to settle. Dr. Shell agreed to pay a fine rather than litigate with the FTC. The order expires in 2017. Neither Dr. Shell nor TMP market any fat binding agent or diet pill to consumers.

In 1992, the Securities and Exchange Commission (SEC) filed a complaint against IMT and Dr. Shell, among others, alleging that IMT and Dr. Shell violated the antifraud, registration and reporting provisions of the federal securities laws. More specifically, the SEC alleged that IMT’s former president had diverted a portion of offering proceeds for personal use. In addition, the SEC alleged that IMT permitted the improper exercise of outstanding IMT warrants. Finally, the SEC alleged that IMT failed to disclose material information on the company in periodic reports. In August 1992, Dr. Shell consented to the entry of a permanent injunction as to violations of the antifraud, registration and reporting provisions of the federal securities laws, and IMT was ordered to make a rescission offer to all persons that exercised warrants while there was no registration statement in effect.

In 1994, Dr. Shell worked with Sandoz Pharmaceuticals, which is now Novartis, to perform a series of studies in the Netherlands demonstrating that fat binding was feasible.

In August 1997, the SEC filed a complaint in the U.S. Federal Court for the Southern District of New York (SDNY) alleging that IMT and Dr. Shell, as an officer, violated federal securities laws in connection with the registration of IMT’s offering of 2.5 million shares of stock. More specifically, the complaint alleged that, from approximately April 1992 through at least June 1993, IMT, Dr. Shell and another individual raised approximately $5 million from the sale of IMT stock to approximately 300 investors at a time when no registration statement was in effect with respect to these shares of IMT stock. In March 1998, without admitting or denying the allegations, Dr. Shell consented to the entry of a final judgment of permanent injunction by consent (i) permanently restraining and enjoining Dr. Shell from future violation of the registration provisions of the federal securities laws (Sections 5(a) and 5(c) of the Securities Act of 1933, as amended) and (ii) ordering Dr. Shell to pay a penalty of $35,000.

Dr. Shell’s innovation has led to 15 issued US patents and seven pending patent applications. He has also had significant other administrative responsibilities including Chairman of the American Heart Association program committee for Los Angeles. Dr. Shell has published more than 99 peer-reviewed scientific papers and has written chapters in 17 books.

Background of Physician Dispensing of Pharmaceuticals

In a March 2009 study by Wolters Kluwer Pharma Solutions, Inc. found that the rate of unfilled prescriptions has increased, from both denials and abandonment. Health plan denials of commercial prescription claims in 2009 were 8.1% for new prescriptions and 4.2% for refills; denials of new brand name drug prescriptions (10.3% in 2009) were down 1.4% from 2008, but were up 22.5% since 2006 (denials are prescriptions that have been submitted to a pharmacy but rejected by a patient’s health plan). Abandoned prescriptions (those that are submitted to a pharmacy but are never picked up) as a percent of commercial prescription drug claims were 6.3% for new prescriptions and 2.6% for refills in 2009; for new brand name prescriptions, the abandonment rate was up 23% from 2008 and up 68% from 2006. Together, health plan denials and patient abandonment resulted in 14.4% of all new, commercial plan prescriptions going unfilled in 2009, up 5.5% from 2008. A 2009 study by Wolters Kluwer Pharma Solutions, Inc. found that the cost of drug-related morbidity, including poor adherence (not taking medication as prescribed by doctors) and suboptimal prescribing, drug administration, and diagnosis, is estimated to be as much as $289 billion annually, about 13% of total health care expenditures. The barriers to medication adherence are many: cost, side effects, the difficulty of managing multiple prescriptions, patients’ understanding of their disease, forgetfulness, cultural and belief systems, imperfect drug regimens, patients’ ability to navigate the health care system, cognitive impairments, and a reduced sense of urgency due to asymptomatic conditions. Wolters Kluwer Pharma Solutions, Inc., Pharma Insight 2009: Patients take More Power Over Prescription Decisions (March 2010),

Physician dispensing envisages a dual role for the physician — prescribing medication and dispensing medicines to patients at “point-of-care.” The conventional role of the physician is the prescription of medicine that is subsequently dispensed at a pharmacy. Although this physician-dispensing concept is currently being followed by a mere 10% of physicians in the country, it is gaining momentum because of the inherent benefits to both physicians and patients. A 1989 report by the Office of the Inspector General entitled “Physician Drug Dispensing, An Overview of State Regulation” indicated that approximately 5% of physicians in the United States dispensed drugs at the point of care. In a report entitled Physician Dispensing Market Overview , Knowledge Source Inc. estimates that the percentage of physicians selling prescription medication to their patients could grow from its current less than 10% to 25% in the next five to ten years. The benefits of point-of-care dispensing to physicians and patients are set forth below.

Until the early 20th century, pharmacists manufactured medications and physicians prescribed and dispensed them. The trend changed around early to mid 20th century, when physicians only prescribed medications, pharmaceutical companies manufactured them and pharmacists dispensed them. This trend seems to be changing once again. The practice of physician dispensing is gaining momentum because of its inherent advantages to both patients and physicians. It increases the physician’s revenue and makes it more convenient for patients, by providing them with a one-stop solution for their medical care.

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Benefits of Physician Dispensing:

•  Increased Practice Revenue

•   Reduced Pharmacy Callbacks :  In a March 2002 article in Pharmaceutical Executive entitled Tipping the Balance of Power With Digital Patient Information , Mary Johnston Turner cites a 1999 Institute of Medicine study that estimated that every pharmacy call-back cost physician practices $5 – $7 to pull and review the chart and return the call. With the average physician writing 30 prescriptions and handling approximately 30 requests for refills a day, the dollars add up quickly. Ms. Turner noted that, with only 15 call-backs per day, that amounts to over $25,000 of expense. These costs and time losses can be reduced with physician dispensing.

•   Improved Patient Care and Patient Compliance :  Writing and dispensing errors will be reduced. The compliance rate of patients receiving prescriptions filled at the point-of-care and taking the medicines as directed will improve. The overall health care costs will be reduced with improved compliance. An article entitled “Medication Compliance Research: Still So Far to Go” , which was published in the Summer 2003 issue of the Journal of Applied Research , discusses how the active involvement of patients and physicians in the medication process can improve compliance. When the physician has first-hand knowledge of patient compliance with medications, modifications to drug regime can be made to reduce harmful drug side effects.

•   Reduction of Adverse Drug Events :  Illegible writing of prescriptions, unclear abbreviations, unclear or inappropriate dosages, and unclear telephone/verbal orders cost primary care practices a large sum of money as overheads and these can be avoided with physician dispensing of medications. In a 2006 IOM Report entitled Preventing Medication Errors 2006 , the authors indicated that, by writing prescriptions electronically, doctors and other providers can avoid many of the mistakes that accompany handwritten prescriptions, as electronic processing ensures that all the necessary information is provided and legible.

•   Increased Convenience :  It is more convenient for the patients as they will not need to drive to the pharmacy and wait for dispensing of the prescription. Patients can receive their medication at the point-of-care with physician dispensing and save time spent on commuting and waiting at the pharmacy. This will be especially convenient for the disabled, elderly patients and parents with sick children.

•   Lower Cost Substitution :  Since physicians are aware of the costs of different medications, they can make substitutions on-the-spot for needy patients, or if a particular medication is not available. Pharmacists on the other hand would have to call the physician and wait for the physician to call back to approve any change required. This loss of vital time can be avoided with physician dispensing.

In 44 out of 50 states in the U.S., physician dispensing of prescription drugs is legal subject to specified regulations. In six other states, there are restrictions on this practice and, in Utah, the restrictions are severe enough that, in practical terms, physician dispensing is effectively prohibited altogether. In September of 2010, Utah promulgated rules for revisions of their laws to allow for physician dispensing of approved drugs. Texas, New York and New Jersey have limitations on the number of units that may be dispensed at any one time. We believe that physician dispensing improves the health of patients and it increases the physician’s practice revenue. In addition, we believe overall healthcare costs for patients are reduced with higher compliance rates achieved through physician dispensing.

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Industry and Market Overview

According to a report by the Kaiser Family Foundation, health care costs have been rising for several years. According to the National Health Care Expenditures Data published in January 2010 by the Centers for Medicare & Medicaid Services (CMS), expenditures in the United States on healthcare surpassed $2.3 trillion in 2008, more than three times the $714 billion spent in 1990, and over eight times the $253 billion spent in 1980. In 2008, U.S. healthcare spending was about $7,681 per resident and accounted for 16.2% of the nation’s Gross Domestic Product (GDP). This is among the highest of all industrialized countries. Pharmaceuticals are a major cost driver in U.S. healthcare. In 2004, prescription drugs accounted for approximately ten percent of all national health care spending. According to a report issued by CMS, the total national spending on prescription drugs, both private and public, from retail outlets “increased on average by about 11 percent a year from 1998 through 2005 — faster than the average seven percent a year increase in total U.S. health expenditures for the same period.” In 2005, national spending on pharmaceuticals from retail outlets was approximately $201 billion. Federal spending on prescription drugs in 2005 accounted for an estimated 16 percent of this total.

We believe physicians have been affected as healthcare reimbursements by Medicare and Medicaid have been reduced to accommodate federal and state budget deficits .The change in physician reimbursement has had an adverse financial impact on physicians in that the costs associated with administration of a medical practice have exceeded the revenues received from providing services to patients . Moreover, as healthcare becomes increasingly consumer driven, patients are seeking more information, control and convenience, placing additional time and financial pressures on physicians. These changes have prompted many physicians in the United States to search for tools and solutions to improve practice efficiency and increase revenue.

We believe this industry growth is driven by stronger near-term growth in the U.S. market and is related to the changing combination of innovative and mature products, along with the rising influence of healthcare access through healthcare reform and funding on market demand. Our patented technology allows for the production of therapeutic products that address pain syndromes, sleep disorders, hypertension, viral infections and metabolic syndrome markets. We believe that these products can participate in the global market for these disorders. Although we cannot measure the size of the potential markets, we believe the pain syndromes, sleep disorders, hypertension, and metabolic syndrome markets may be significant.

Medical Foods Products Industry Overview

The science of nutrition was long overlooked and underdeveloped and now has shown that the sick and elderly have special nutritional needs that cannot be met by traditional adult diets. Medical nutrition has emerged as an attractive segment in the food industry today.

Recent research has shown that a number of diseases are associated with metabolic imbalances and that patients in treatment have specific nutritional requirements. Some examples are osteoporosis and osteopenia, insomnia, IBS, and heart disease. Many older Americans have or will develop chronic diseases that are amenable to the “therapeutic,” dietary management benefits of medical foods. Medical foods help address these diseases and conditions in a drug-free way with food-based ingredients, yet are a medical product taken under supervision by a physician. The term “medical foods” does not pertain to all foods fed to sick patients. Medical foods are foods that are specially formulated and processed (as opposed to a naturally occurring foodstuff used in a natural state) for the patient who is seriously ill or who requires the product as a major treatment modality according to FDA regulations.

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Medical foods consist of “natural” ingredients very similar to dietary ingredients used in supplements: vitamins, minerals, botanicals, and amino acids. They are the same constituents that occur naturally, but in a medical-foods formula are in concentrated, “therapeutic” amounts — beyond simply modifying or augmenting the diet. Medical foods are intended for a vulnerable population suffering from a particular chronic disease and so have special, extra-rigorous guarantees of safety . All ingredients must be GRAS (Generally Recognized As Safe) or be FDA-approved food additives. Medical foods are taken under the supervision of a physician who monitors and adjusts the food ‘dosage.' In addition, under FDA guidelines and the one regulation, even though pre-market FDA approval is not required for a medical food, the official requirements and responsibilities for the manufacturer, in terms of safety, are greater than for supplements, including solid scientific support for the formula as a whole. For these reasons, medical foods have greater guarantees of efficacy than dietary supplements.

Dietary supplements are beneficial for maintaining good health, but cannot treat or even manage any disease or abnormal condition. Medical foods can help bridge the gap for older patients who may need more than supplements to stay healthy, but may not want to take prescription drugs, or add to the Rx or OTC drugs they are already taking. More and more information is available to MDs about medical foods and how to use them to help patients. Of note is a recent online piece written by Richard Isaacson, assistant professor of neurology and medicine at the University of Miami, Miller School of Medicine. In ‘Medical Foods: Overview of an Emerging Science,' Isaacson said, “Medical foods offer physicians an additional tool for approaching and managing various medical conditions. They can help improve the symptoms and/or slow the progression of a specific chronic condition, and they are complementary to approved pharmacologic therapies.” Isaacson concluded by saying medical foods “represent an entirely different scientific and medical approach to managing diseases.” Medical Foods Boom Along with Baby Boomers, Susan D. Brienza, Esq., Functional Ingredients, Feb. 28, 2010 .

Competition

According to Kalorama Information Services, the size of the medical foods market is uncertain and information about this market is primarily contained in the larger clinical nutrition market data. Competition in the clinical nutrition market is dominated by a handful of companies, ranging from global nutritional manufacturers to leading pharmaceutical companies. In the US a number of small companies have emerged to address specific areas of disease with prescription Medical Foods. These companies include Nestle Nutrition, PamLab LLC, Primus Pharmaceuticals Inc., Neptune Technologies & Bioresources Inc., Abbot Nutrition, and Accera Inc. The majority of competitive participation is in developed regions such as the United States, Western Europe, and Japan. However, many companies are expanding into less developed regions, intensifying competition in less tapped markets. China, for example, is among the expanding competitive regions as companies continue to break into the growing demand for clinical nutrition in new world markets. Companies highlighted in the study published in Clinical Nutrition Products: World Markets, 3rd Edition, include:

•	Abbott Laboratories

•	Baxter International

•	B. Braun

•	Danone

•	Fresenius Kabi

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•	Mead Johnson

•	Nestle

•	PBM Products

•	Wyeth

Reimbursement for Medical Food Prescriptions

Domestic reimbursement groups in the United States include cash customers, private insurance, Medicare, Medicaid and Workers’ Compensation insurance. We have obtained the billing codes, National Drug Codes (“NDC”) and Average Wholesale Prices (“AWP”) for both our medical food products and convenience-packed pharmaceutical products, which enable our products to be submitted for insurance reimbursement. The NDC is a unique product identifier used in the United States for drugs intended for human use. The Drug Listing Act of 1972 requires registered drug establishments to provide the Food and Drug Administration (FDA) with a current list of all drugs manufactured, prepared, propagated, compounded, or processed by it for commercial distribution. Drug products are identified and reported using the NDC. The NDC numbers and AWP pricing have been accepted by the registration authorities and are included in the listings of the major drug databases, including First DataBank, Medispan, Red Book and the FDA NDC database.

Medicare

Department of Health and Human Services data show that, as of February 16, 2010, approximately 41.8 million (90%) of the 46.5 million eligible Medicare beneficiaries, had drug coverage. The total number of beneficiaries in a Medicare Part D plans was 27.7 million (60%), including 17.7 million beneficiaries (38%) in stand-alone prescription drug plans and 9.9 million (21%) in Medicare Advantage drug plans. Another 14.2 million beneficiaries (31%) had coverage from either employer or union retiree plans including FEHB and TRICARE (8.3 million, or 18%) and drug coverage from the VA and other sources (5.9 million, or 13%). About 4.7 million Medicare beneficiaries (10%) had no drug coverage.

The Medicare Part D drug benefit shifted spending from the private sector and Medicaid to Medicare, making Medicare the nation’s largest public payer of prescription drugs (from 7% in 2005 to 60% in 2008). Medicare prescription drug spending as a share of total US prescription spending rose from 2% in 2005 to 22% in 2008. Medicare prescription drug spending totaled $52.1 billion in 2008, an increase of 13% over 2007.

Medicaid

Medicaid is the joint federal-state program that pays for medical assistance to 60 million low-income individuals and is the major source of outpatient pharmacy services to the nonelderly low-income population.  Although prescription drugs is an optional service, all state Medicaid programs cover prescription drugs for most beneficiary groups, although there are important differences in state policies with regard to copayments, preferred drugs, and the number of prescriptions that can be filled. Since January 1, 2006, states have been required to make payments to Medicare to help finance Medicare drug coverage for those who are dually eligible for both Medicare and Medicaid. The Registrant currently intends to enter the Medicaid marketplace through its proprietary billing system provided by CCPI.

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Workers’ Compensation

The workers’ compensation market operates differently than the Medicare and commercial insurance markets. Injured workers are covered, in general, by state-administered workers’ compensation policies. The workers may select their own physician. Initial claims for reimbursement of professional and prescription expenses can be paid within 45 days but many claims are subject to a long collection cycle that may last in excess of four years. CCPI maintains an active claims submission and collection department. In 2009, according to National Council of Compensation Insurance, the national premium for workers compensation carriers was $34 billion.

While ultimate collectability of workers’ compensation claims is very high, most workers’ compensation claims are denied on first claim attempt and can take from 45 days to in excess of four years from the initial submission of a claim to collect. Historically more than 50% of workers’ compensation claims filed are settled within twelve months of the claim filing date. The remaining claims can take from twelve months to in excess of four years to be resolved. The initial denial begins a process of correspondence designed to clear denial objections, submission of workers’ compensation lien filings against insurer settlements on behalf of physicians and settlement hearings, which denial and appeal process is more thoroughly described elsewhere in this report.

Highlights of Growth Strategy

We believe that we can grow our business using the following strategies:

•	Leverage proprietary technology to create, distribute, market, and provide insurance reimbursement for prescription products that encompass prescription medical food, convenience-packed pharmaceutical products and generic and branded drugs. The Registrant’s products are routinely reimbursed by third party payers such as private insurance, workers compensation and Medicare. Products are distributed primarily through dispensing physicians and selected pharmacies. In the physician dispensing environment revenues are redirected from reimbursement to pharmacies to the physician who is acting as both the prescriber and the dispenser of medical therapies.

•	Expand internal sales distributions and expand the Physician Office Distribution (POD). The POD channel sells directly to physicians, who profit by prescribing and dispensing medical foods products, convenience packs and generic and branded pharmaceuticals. Current pricing pressure on healthcare insurance reimbursements have made physicians extremely receptive to carrying the Registrant’s products, which, in addition to their therapeutic value and scientifically-validated efficacy, provide much desired additional income for the physician.

•	Expand international sales through partners and distributors. The Registrant currently markets four products into Japan and has recently signed an exclusive distribution agreement for the sale of its proprietary products into the Middle East region.

•	Expand our reach into the PPO insurance and Medicare markets. The Registrant has been heavily reliant on the worker’s compensation insurance market that provides reimbursement through both distributors and internally-managed accounts. Payment protocols under the workers compensation system delay payment up to 180 days or longer for reimbursement. The Medicare and private insurance markets generally reimburse in 20 to 60 days from the date that the bill is submitted, which would improve cash flow considerably. The market for patients with private insurance and Medicare is dramatically larger than the workers compensation market alone.

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•	Clinical Trials. As additional clinical trials are conducted to support the scientific basis of prescribing the Registrant’s products in conjunction with generic and branded pharmaceuticals the plan is to demonstrate the ability to increase effectiveness, reduce total cost of treatment, and reduce the tolerate to drugs while reducing the dangerous side effects of some drugs. It is estimated that more than 130 convenience-packed products can be created based on current products. The patent application for convenience packed products cites 136 different variations. The Registrant was recently awarded three grants under the U.S. Government’s Qualifying Therapeutic Discovery Project (QTDP) program established under Section 48D of the Internal Revenue Code. The Registrant’s grant awards were specifically related to the applications submitted for its research and development efforts addressing the nutritional management of diseases with safe, therapeutic formulations sourced from bioactive compounds and co-administered with generic drugs.

•	Increase workforce capacity . The Registrant expanded its corporate office space by 2700 square feet in 2009 to facilitate increased employee staffing for CCPI and the Registrant’s marketing of both branded and generic pharmaceuticals. Please see "Business-Employees" and "Management's Discussion and Analysis of Financial Condition and Results of Operation-Results of Operations" in the Company's annual report on Form 10-K/A, filed on July 16, 2012, for a discussion of the expansion of the Company' marketing and collections personnel. We introduced a line of generic and branded pharmaceutics to our physician clients in July 2010. We now offer 48 generic and five branded pharmaceuticals. This component of the business is rapidly growing. We obtain the generic and branded drug products from wholesale drug distributors who ship directly to our clients.

•	Expand international sales through partners and distributors. We currently market four products into Japan and have recently signed an exclusive distribution agreement for the sale of our proprietary products into the Middle East region.

•	Expand our reach into the PPO insurance and Medicare markets . We have been heavily reliant on the worker’s compensation insurance market that provides reimbursement through both distributors and internally-managed physician accounts. Payment protocols under the workers’ compensation system delay payment up to four years or longer for reimbursement. The Medicare and private insurance markets generally reimburse in 20 to 60 days from the date that the bill is submitted, which would improve cash flow considerably. The market for patients with private insurance and Medicare is dramatically larger than the workers compensation market alone.

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•	Clinical Trials. As additional clinical trials are conducted to support the scientific basis of prescribing our products in conjunction with generic and branded pharmaceuticals the plan is to demonstrate the ability to increase effectiveness, reduce total cost of treatment, and reduce the attenuation of drugs while reducing the dangerous side effects of some drugs. It is estimated that more than 130 convenience-packed products can be created based on current products. The patent application for convenience packed products cites 136 different variations. In 2010 we were awarded three grants under the U.S. Government’s Qualifying Therapeutic Discovery Project (QTDP) program established under Section 48D of the Internal Revenue Code. Our grant awards were specifically related to the applications submitted for our research and development efforts addressing the nutritional management of diseases with safe, therapeutic formulations sourced from bioactive compounds and co-administered with generic drugs.

Products and Services

Medical Foods

Medical foods are a distinct product category — different from both drugs and from dietary supplements — regulated by the FDA. The medical food category, defined by the Orphan Drug Act of 1988 and an FDA regulation, includes such criteria as: specially formulated, administered orally, with on-going physician supervision, and intended for patients with a disease or abnormal condition characterized by a distinctive nutritional requirement or metabolic imbalance. The precise statutory definition is as follows: “The term “medical food” means a food which is formulated to be consumed or administered enterally under the supervision of a physician and which is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation.”

The FDA’s May 2007 Guidance for Industry states “The term medical food is defined in section 5(b) of the Orphan Drug Act. The term ‘medical food’ does not pertain to all foods fed to sick patients. Medical foods are foods that are specially formulated and processed (as opposed to a naturally occurring foodstuff used in a natural state) for the patient who is seriously ill or who requires the product as a major treatment modality . Medical foods are only for a patient receiving active and ongoing medical supervision wherein the patient requires medical care on a recurring basis for, among other things, instructions on the use of the medical food.” [Emphasis added.]

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Medical foods must make a documented claim for the dietary management of a particular disease or condition, based on meeting the particular nutritional requirements of a specific. A medical food may not be intended for a condition that may be addressed by merely a change in the diet, e.g., a gluten-free diet for gluten sensitivity. Because they are highly specialized foods — and not dietary supplements — they are not exempt from the GRAS requirements The term GRAS means Generally Recognized as Safe. It is a term that the FDA uses to designate ingredients for food as safe for use without further testing or review. The FDA maintains lists of such GRAS ingredients both the form and dose. Ingredients in Medical Foods must be GRAS. Accordingly, all the ingredients in PTL products must be GRAS. This is the basis for the FDA’s position that medical foods do not require pre-approval. In addition, it is the GRAS designation that substantially reduces the development cost of PTL products. The largest proportion of expenditures for drug development is used to estimate safety since proving safety depends on the relative risk i.e. 1 in 100 adverse rate versus 1 in 1,000,000. Finding a 1 in 1,000,000 adverse event is very expensive but necessary if 20,000,000 people will take the drug. The primary ingredients in PTL products are amino acids that are GRAS. Thus, all of their ingredients must either have GRAS status or be FDA-approved food additives. Medical foods currently marketed in the United States include products for inborn errors of metabolism and nutrient management of such conditions as healing from burns, osteoporosis, AIDS, and kidney disease. In some cases a medical food may provide the sole nutrient/ food for a patient (e.g., a throat cancer victim). Medical foods are administered both in hospitals and in clinical practice, out-patient settings.

We have developed proprietary medical food formulations based on our patented Targeted Cellular Technology , or TCT. The unifying foundation of our products is a focus on managing diseases and disorders caused in whole or in part by changes in nutritional requirements related to specific diseases that result in functional neurotransmitter depletion. These core medical food products are related to the production of the chemical messengers that are known as neurotransmitters. Neurotransmitters are intimately involved in the disease process and can be modulated through medically supervised nutritional management. Many pharmaceutical agents also operate through a neurotransmitter mechanism. Pharmaceutical agents act by blocking or manipulating neurotransmitter pathways, such as selective serotonin re-uptake inhibitors (SSRIs). Many diseases create accelerated utilization of certain nutrients that are not able to be replaced by the normal diet alone. Functional depletion of neurotransmitters is also associated with injury, prescription drug use, stress, and chemical exposure. Our medical foods are effective for the dietary management of such conditions by supplying the specific and distinctive nutrients that the patient needs.

Medical foods do not require approval from the FDA before marketing, thereby reducing the entry cost significantly compared to pharmaceuticals using neurotransmitter mechanisms. We market our medical foods as prescription-only products, requiring a physician prescription. Our products cannot be marketed directly to consumers, but must — in contrast to over-the-counter products — have continuous physician supervision, which we enforce with our prescription-only labeling appellation, and sale and distribution only through physicians and pharmacies.

The manufacture of our medical foods is outsourced in its entirety under a contract expiring in December 2011 . We currently market nine core medical food products listed below, each of which have a shelf life of three years.

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Disease Management with Medical Foods
AppTrim	Metabolic Syndrome, morbid obesity
AppTrim-D	Metabolic Syndrome, morbid obesity
GABAdone	Sleep Disorders associated with anxiety
Hypertensa	Hypertension, borderline hypertension
Lister-V	Viral infections
Sentra AM	Cognitive disorders, fatigue, fibromyalgia
Sentra PM	Sleep disorders associated with depression
Theramine	Pain syndromes and inflammatory disorders
Trepadone	Osteoarthritis, joint disorders
Theramine®

Our product, Theramine accounts for more than 41.1% sales. Pain is a complex process that is mediated by neurotransmitters which transmit signals originating from a pain-inducing stimulus to specific centers in the brain where it is perceived. Pain is exacerbated by the presence of inflammation which increases sensitivity to pain-inducing stimuli. Patients with pain syndromes benefit from increased availability of the specific neurotransmitters involved in modulating the pain process complemented by antioxidants and anti-inflammatory agents that reduce inflammation. Theramine is formulated to provide specific neurotransmitters with well-defined roles in the modulation of pain and a blend of antioxidants, anti-inflammatory agents, and immunomodulators to moderate the effects of inflammation on the pain response.

Theramine provides neurotransmitters that address the pain cycle and the inflammatory cascade and target the neurotransmitters nitric oxide, GABA, serotonin and glutamate that have primary effects on inhibition of pain cycles. Theramine also targets the inflammatory cascade through the histidine/histamine axis, which provides anti-inflammatory ACTH release from the pituitary gland, with subsequent release of anti-inflammatory molecules. Theramine results in inhibition of the inflammatory cascade at its proximal portions. Thus, the complete cascade of the inflammatory systems is inhibited, including anti-inflammatory prostaglandins and T cell long-term inflammatory markers. NSAIDS such as ibuprofen, naproxen and Celebrex inhibit only prostaglandins.

In 2009, we completed a double-blind-controlled trial of patients with chronic established back pain. In this trial, Theramine was compared to naproxen both alone and with co-administration of the two agents. Theramine was shown to be more effective than naproxen in reducing back pain, and the two agents were better than naproxen alone. In addition, this trial showed that Theramine reduced the inflammatory marker C-reactive protein, while naproxen in low dose actually increased inflammatory markers. Reduction of back pain, using the Roland Morris index, was more than 76%, compared to no change with low dose naproxen.

The Company has recently completed a double blind controlled trial of Theramine and Ibuprofen in 128 patients with chronic established back pain. There were three groups randomly assigned treatment. The groups included ibuprofen 200 mg daily alone, Theramine two capsules twice daily and Theramine with ibuprofen. The study duration was 28 days per patient. Ibuprofen reduced back pain by 20%, Theramine by 60% and Theramine with ibuprofen by over 80%. Ibuprofen increased both C - reactive protein and interleukin-6 while Theramine reduced these inflammatory markers. Ibuprofen inhibited amino acid uptake reducing amino acid turnover while Theramine improved amino acid uptake. Ibuprofen treatment increased the need for increased amino acid administration while Theramine improved amino acid utilization. Ibuprofen increased the nutritional requirement of back pain syndromes.

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These data indicate that Theramine is both a potent pain reduction agent and an inhibitor of inflammation. The double-blind placebo-controlled data show there is no significant side effects of Theramine . We also completed an analysis of gastrointestinal hemorrhage associated with Theramine administration. A significant complication of the use of non-steroidal anti-inflammatory agents such as naproxen and ibuprofen is gastrointestinal hemorrhage that are expensive to treat and can cause death. We have shown that in more than 63 million daily doses of Theramine alone or in combination with other pain agents such as non-steroidal anti-inflammatory agents there has not been a single reported case of gastrointestinal hemorrhage. The expected incidence of such events in this cohort would have been between 400 and 4000 gastrointestinal hemorrhages. The elimination or significant reduction of gastrointestinal hemorrhage when Theramine is used compared to use of non-steroidal anti-inflammatory agents such as naproxen and ibuprofen could significantly reduce health care costs.

In addition to Theramine, which is our leading product in terms of sale, the products Sentra PM and GABAdone that address chronic sleep disorders are second and third in terms of product sales. These two products elicit the production of serotonin, acetylcholine and GABA, the primary neurotransmitters responsible for the initiation and maintenance of sleep. The concentrations and proportion of the formula do not result in morning grogginess or memory loss common with the use of pharmaceutical sleep aids. A significant portion of Company sales arise from Sentra AM , a product that increases acetylcholine, the central neurotransmitter associated with alertness, cognitive function and memory. It is also a central neurotransmitter associated with amelioration of the symptoms of fibromyalgia.

Convenience-Packed Products

We have developed 48 convenience-packed products consisting of medical foods formulations and generic pharmaceuticals, which physicians can prescribe and dispense together to optimize drug dosages and achieve a therapeutic effect, while reducing drug side effects and costs. A convenience-packed product is a box containing a 30-day supply of a generic pharmaceutical and a 30-day supply of a medical food product. The box is appropriately labeled and contains separate plain-English inserts providing patient information about the generic pharmaceutical and the medical food.

Following the receipt of the FDA warning letter on April 8, 2010 and to facilitate discussions with the FDA, we voluntarily stopped providing completed convenience packs. Instead, we supplied the components of the convenience packs to our physician clients and they could dispense the components packaged together to their patients. We provide our physician clients an appropriately labeled box containing the medical food product and a package insert. The physician purchases the pharmaceutical and assembles the convenience pack at the time of dispensing. The PDRx system prints the box label and patient instructions. After we stopped assembling convenience-packed products, sales of individual medical foods and pharmaceutical products rose to make up for the loss of sales of convenience packs and our overall revenue was not impacted. As of the date of this report, we continue to provide the components of the convenience packs to our physician clients and they assemble the convenience packs for their patients. We have found that providing the various components and permitting our physician clients to assemble the convenience packs at the time they are dispensed to the patient is more convenient and cost effective. For a more complete discussion of the FDA warning letter and the Company’s relations with the FDA with respect to the FDA warning letter, please see the section of this report titled “ Business — Government Regulation — FDA Warning Letter ”.

Our convenience-packed products include therapies for pain syndromes, sleep disorders, hypertension, viral infections and metabolic syndrome. Three double blind controlled trials have been performed on these products with positive results showing that adjunctive therapy with a medical food product can reduce the drug dose while maintaining efficacy and reducing side effects The use of pharmaceutical agents co-administered with medical foods allows the physician to select the optimal dose of the pharmaceutical. These double blind controlled trials yielded positive results in the areas of chronic, established back pain and sleep disorders. In these trials, drug side effects were reduced at the low drug doses and the potential for gastrointestinal hemorrhage was also reduced when NSAIDS were used as part of the convenience pack with the medical food Theramine. The convenience packed drugs are within the FDA-approved label dose. These convenience packs are registered in the FDA National Drug Code (NDC) database and all convenience-packed products have been routinely reimbursed by third party payers.

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The results of one of the Theraproxen trials have been published in the November 2010 edition of the American Journal of Therapeutics , and publication of the results of the other two trials is planned in the immediate future.

The results of a clinical trial on a stand-alone medical food product, GABAdone, were published in American Journal of Therapeutics in the March/April 2010 issue in an article titled “A Randomized, Placebo-Controlled Trial of an Amino Acid Preparation on Timing and Quality of Sleep.”

The following table illustrates our 48 convenience packs.

CONVENIENCE PACK	INDICATION	MEDICAL FOOD	GENERIC DRUG	BRAND NAME OF DRUG (FOR REFERENCE PURPOSES ONLY)
1 Appbutamone	Metabolic Syndrome	AppTrim	bupropion	Wellbutrin
2 Appbutamone – D	Metabolic Syndrome	AppTrim – D	bupropion	Wellbutrin
3 Appformin	Metabolic Syndrome	AppTrim	metformin	Glucophage
4 Appformin – D	Metabolic Syndrome	AppTrim – D	metformin	Glucophage
5 Gabavale-5	Sleep a/o Anxiety	GABAdone	diazepam	Valium
6 Gabazolamine	Sleep a/o Anxiety	GABAdone	alprazolam	*Xanax
7 Gabazolpidem-5	Sleep a/o Anxiety	GABAdone	zolpidem	Ambien
8 Gabazolamine-0.5	Anxiety	GABAdone	alprazolam	*Xanax
9 Gabitidine	Sleep a/o Anxiety w/GI	GABAdone	ranitidine	Zantac
10 Gaboxetine	Sleep a/o Anxiety	GABAdone	fluoxetine	Prozac
11 Hypertenevide-12.5	Heart Failure/Hypertension	Hypertensa-90	carvedilol	Coreg
12 Hypertenipine-2.5	Hypertension	Hypertensa-90	amlodipine	Norvasc
13 Hypertensolol	Hypertension	Hypertensa-90	metoprolol	Lopressor
14 Lytensopril	Hypertension	Hypertensa	lisinopril	Zestril
15 Lytensopril-90	Hypertension	Hypertensa-90	lisinopril	Zestril
16 Prazolamine	Muscle Spasms	Theramine	carisoprodol	Soma
17 Rimantalist	Viral Infection	Lister V	rimantadine	Flumadine
18 Senophylline	Cognitive Disorders	Sentra AM	theophylline	Quibron-T
19 Sentradine	Sleep a/o Depression w/GI	Sentra PM	ranitidine	Zantac
20 Sentraflox AM-10	Mood Disorders	Sentra AM	fluoxetine	Prozac
21 Sentralopram AM-10	Depression	Sentra AM	citalopram	Celexa

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22 Sentravil PM-25	Sleep a/o Depression	Sentra PM	amitriptyline	Elavil
23 Sentrazolam AM-0.25	Anxiety/Mood Disorders	Sentra AM	alprazolam	*Xanax
24 Sentrazolpidem PM-5	Sleep a/o Depression	Sentra PM	zolpidem	Ambien
25 Sentroxatine	Sleep a/o Depression	Sentra PM	fluoxetine	Prozac
26 Strazepam	Sleep a/o Anxiety	Sentra PM	temazepam	Restoril
27 Therabenzaprine-60	Muscle Spasms	Theramine	cyclobenzaprine	Flexeril
28 Therabenzaprine-90	Muscle Spasms	Theramine	cyclobenzaprine	Flexeril
29 Therabenzaprine-90-5	Muscle Spasms	Theramine	cyclobenzaprine	Flexeril
30 Theracodeine-300	Pain	Theramine	codeine/acetaminophen	Tylenol #3
31 Theracodophen-Low-90	Pain	Theramine	hydrocodone/acetaminophen	Vicodin 5
32 Theracodophen-325	Pain	Theramine	hydrocodone/acetaminophen	Norco – 10
33 Theracodophen-650	Pain	Theramine	hydrocodone/acetaminophen	Lorcet
34 Theracodophen-750	Pain	Theramine	hydrocodone/acetaminophen	Vicodin ES
35 Therafeldamine	Inflammation and Pain	Theramine	piroxicam	Feldene
36 Therapentin-60	Nerve Pain	Theramine	gabapentin	Neurontin 300
37 Therapentin-90	Nerve Pain	Theramine	gabapentin	Neurontin 300
38 Theraprofen-60	Inflammation and Pain	Theramine	ibuprofen	Motrin 600
39 Theraprofen-90	Inflammation and Pain	Theramine	ibuprofen	Motrin 600
40 Theraprofen-800	Pain	Theramine	ibuprofen	Motrin
41 Theraproxen	Inflammation and Pain	Theramine	naproxen	Naprosyn
42 Theraproxen-90	Inflammation and Pain	Theramine	naproxen	Naprosyn
43 Theraproxen-500	Inflammation and Pain	Theramine	naproxen	Naprosyn
44 Theratramadol-60	Pain	Theramine	tramadol	Ultram
45 Theratramadol-90	Pain	Theramine	tramadol	Ultram
46 Trazamine	Sleep a/o Depression	Sentra PM	trazadone	Desyrel
47 Trepoxen-250	Osteoarthritis	Trepadone	naproxen	Naprosyn
48 Trepoxicam-7.5	OA/ Rheumatoid Arthritis	Trepadone	meloxicam	Mobic

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PDRx Software Dispensing Program

We have developed a proprietary computer-based dispensing solution that facilitates physician dispensing, provides inventory control and regulatory reporting. The dispensed products include medical foods and generic pharmaceuticals. The proprietary system, “ PDRx ,” is based on a cloud computing system that directly communicates dispensing data from the physicians’ offices to our management servers. Cloud computing is a technology that uses the internet and central remote servers to maintain data and applications. Cloud computing allows businesses to use applications without installation and access files at any computer with internet access. This technology allows for much more efficient computing by centralizing storage, memory, processing and bandwidth while remaining in compliance with all laws and regulations relating to protected health information.

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The PDRx cloud computing physician management system consists of two components: hardware consisting of a “Thin Client” network terminal, printer and bar code scanner, and PDRx, a proprietary software application that is administered from the Company’s servers.

Each physician purchases from us a “Thin Client” device directly connected to our servers. A “Thin Client” device is an internet portal terminal. It resembles a computer but has minimal memory and no hard drive. The “Thin Client” connects each physician to our central servers, on which all data concerning the physician’s dispensing and billing are kept. The PDRx software remains on Company servers and remains the property of the Company. These central servers are used to serve multiple clients such that a change in PDRx will be reflected immediately on all “Thin Client” devices. This system also allows information to be delivered directly to us for purposes of future sales and educational content. Each physician’s use of controlled substances is documented and reported to the Drug Enforcement Administration as required by law. No fee is charged for the use of the PDRx software. Although the Company derives no revenue from a physician client’s use of the PDRx software, it enables CCPI to more efficiently process claims on behalf of a physician client.

A physician’s office can dispense a one-month supply of medications complete with dispensing label and patient instructions in approximately ten seconds. We have automatic surveillance programs that monitor physician dispensing rates and inventory. Using a max-min system, we can then generate a flag to physicians to reorder product as necessary. The growth of this distribution network has accelerated during the last twelve months, and we are currently adding between three and eleven physician groups per month. There are currently approximately 150 physician groups that are now using the PDRx system.

Billing and Collections

CCPI is our wholly-owned subsidiary that provides billing and collection services relating to our products on behalf of dispensing physician clients to private insurance, Medicare, and workers’ compensation insurance. CCPI retains a percentage of all collections made for claims made on behalf of physicians in accordance with our billing services agreement and recognizes revenue upon collection of the claim. CCPI’s billing and collection services aid the physician in obtaining reimbursement for dispensed products. The physician is entitled to the residual amount of a claim after deducting CCPI’s fee and TMP’s product invoice. This business model allows physicians to participate in the revenue stream from dispensing of pharmaceuticals. Our billing system utilizes a combination of two unique identifying numbers and a computer recognition algorithm to bill third party payers on behalf of the physician. The following two patent applications for this process have been submitted:

1. US Pat. Application. No. 11/804,085 (pending) Filing date: May 17, 2007 Status: Request for Continued Examination and Response to office action filed on December 27, 2010.

2. US Pat. Application. No. 12/966,720 (pending) Filing date: December 13, 2010 Status: The company received an office action. The functional utility of this system is currently protected by trade secret.

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Diagnostic Testing

Laboratory Industry Services, a division of our company, is a certified “Independent Diagnostic Testing Facility” that performs the technical analysis of certain diagnostic procedures in both the clinical setting and as a physiologic laboratory for research applications. Founded in 1996, LIS has developed proprietary software applications for measuring autonomic nervous system function and assessment of cardiac risk from drugs that prolong the QT interval and thereby increase the risk of cardiac arrhythmia. In electrocardiography the QT interval is a measure of the time between the start of the Q wave and the end of the T wave in the heart's electrical cycle. In general, the QT interval represents electrical depolarization and repolarization of the left and right ventricles. A prolonged QT interval is a biomarker for ventricular tachyarrhythmias and a risk factor for sudden death. This measurement is used to determine drug safety.

These systems have been used in the development of our products to provide measurable physiological end points that ensure safety and efficacy. LIS provides services to clinicians, the pharmaceutical industry and governmental entities in research trials.

LIS receives insurance reimbursement from private insurance and Medicare specifically for the technical component of the analysis of each test when tests are performed for patients referred from clinical practice. When LIS contracts with research facilities, a set price is agreed upon prior to the start of each study reflecting the complexity and data analysis of each study. Recently, LIS has performed a large study for the Veteran’s Administration examining autonomic nervous system activity in Gulf War veterans. The result of a similar study performed by us on Gulf War I veterans was published in the American Journal of Medicine in October 2004.

Generic and Branded Pharmaceutical Distribution Line

We introduced our generic and branded pharmaceutical distribution line in July of 2010 and now offer 151 generic products and seven branded products, which have shelf lives ranging from two to three years. Physician clients who dispense drugs at the point of care use a formulary of therapeutic agents that they utilize on a regular basis depending upon their medical specialty. The Company sells these drugs to the physicians who take the usual pharmacy markup and sell them to the patient. We increased the number of drugs that we provide in 2010 and added seven branded drugs for specialized use. According to an article entitled “ The Use of Medicines in the United States: Review of 2010 ” published in April 2011 by the IMS Health Inc., generic pharmaceuticals accounted for 78% of retail prescriptions in 2010, up from 63% in 2006. In addition, spending on branded pharmaceuticals fell .7% in 2010 while spending on generic pharmaceuticals rose 21.7%.

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The following is a glossary of certain industry terms used in the description of our business in this report.

Inflammation cascade: Inflammation is the end-result of these inflammatory responses comprised of various physiologic reactions occurring in the body in its response to an injurious agent (e.g. viruses, microbes, mechanical or chemical trauma, etc.). These reactions include proximal vasodilation while distal constriction of blood vessels, increased leukocytic migration and activity, seepage of plasma proteins, increased sensitivity to pain with the increased release of bradykinin, and other chemicals by specialized cells.

Inflammatory cascade through the histidine-histamine axis: The amino acid histidine is converted to the neurotransmitter histamine. In the brain, the histamine stimulates the pituitary gland to produce ACTH that initiates the cortisol anti-inflammatory initiator

The Oswestry Disability Index: This is a commonly used outcomes measurement tool for assessing the disabling effects of lumbar spinal disorders.

Roland-Morris Disability Questionnaire: This is a commonly used outcomes measurement tool for assessing the disabling effects of lumbar spinal disorders.

QT-Interval: In electrocardiography the QT interval is a measure of the time between the start of the Q wave and the end of the T wave in the heart's electrical cycle. In general, the QT interval represents electrical depolarization and repolarization of the left and right ventricles. A prolonged QT interval is a biomarker for ventricular tachyarrhythmias and a risk factor for sudden death. This measurement is used to determine drug safety.

Technology and Intellectual Property

Proprietary Technology

The proprietary Targeted Cellular Technology ® (“TCT”) platform allows reduced concentrations of amino acids to generate effective amounts of nerve and brain cell messengers, known as neurotransmitters, to target specific cells in the body to optimize cell function. Amino acids are the building blocks of protein that allow the body to produce these neurotransmitters that regulate most bodily functions. Increasing the body’s own neurotransmitter production allows for improved sleep function, improved cognitive function, mitigation of pain, blood pressure regulation, improved lung function, appetite regulation and amelioration of complex medical syndromes with minimal potential for adverse effects. Our medical food products have effects similar to drugs in addressing the specific accelerated nutritional requirements of diseases. These products can be administrated alone or with traditional pharmaceuticals under medical supervision. Six years of clinical use and three double blind clinical trials have demonstrated that the adjunctive use of a medical food product with a traditional pharmaceutical can provide optimum drug dose that conforms to the lowest FDA labeled dose. We have received six patents on the TCT process and have nine pending patent applications covering our TCT technology, and we maintain trademarks, trade secrets, and proprietary methods, as further set forth below.

Patents

The nutrient-based and pharmaceutical product development process involves extensive trade secrets and pending and issued patent protections. The patents related to the Targeted Cellular Technology platform were assigned from the inventors, Elizabeth Charuvastra, RN and William Shell M.D., who are also, respectively, former Chairman of our Board of Directors and our Chief Executive Officer.

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The Company filed three patent applications at the USPTO covering technology for stimulating in vivo differentiation of stem and progenitor cells for producing red blood cells, growth hormone, and testosterone. Specifically, these three patent applications cover compositions and methods for augmenting and sustaining amino acid delivery for stimulating in vivo differentiation of stem and progenitor cells for producing red blood cells, growth hormone, and testosterone. Further, these three patent applications include additional disclosure covering other embodiments for stimulating in vivo differentiation of stem and progenitor cells to produce additional tissue and cell types.

We currently own, or have exclusive rights to, the following issued patents and pending patent applications:

Pat. No./App. Serial No.	Title	Owner	Product(s)/Product Candidate(s)	Expiration
7,674,482 (USA)	Method and compositions for potentiating pharmaceuticals with amino acid based medical foods	Targeted Medical Pharma, Inc.	Medical foods for producing acetylcholine and serotonin for improved sleep	3/22/2026
7,601,369 (USA)	Composition and method to augment and sustain neurotransmitter production	Targeted Medical Pharma, Inc.	Method for enhancing epinephrine and norepinephrine neurotransmitter activity	8/27/2022
7,595,067 (USA)	Composition and method to augment and sustain neurotransmitter production	Targeted Medical Pharma, Inc.	Method for stimulating nitric oxide production and white blood cell production for improved antiviral activity	8/27/2022
7,582,315 (USA)	Composition and method to augment and sustain neurotransmitter production	Targeted Medical Pharma, Inc.	Method for enhancing serotonin neurotransmitter activity	8/27/2022
7,585,523 (USA)	Composition and method to augment and sustain neurotransmitter production	Targeted Medical Pharma, Inc.	Method for enhancing acetylcholine neurotransmitter activity	8/27/2022
4719832 (Japan)	Composition and method to augment and sustain neurotransmitter production	Targeted Medical Pharma, Inc.	Composition for stimulating nitric oxide production and white blood cell production in order to produce antiviral activity	8/18/2023
03791695.4 (Europe pending)	Composition and method to augment and sustain neurotransmitter production	Targeted Medical Pharma, Inc.	Method for enhancing neurotransmitter activity	N/A (1)
2010-79658 (Japan pending)	Composition and method to augment and sustain neurotransmitter production	Targeted Medical Pharma, Inc.	Omnibus claim commensurate with specification	N/A (2)
07753759.5 (Europe pending)	Method and compositions for potentiating pharmaceuticals with amino acid based medical foods	Targeted Medical Pharma, Inc.	Composition for use in a method for the treatment of viral infections by stimulating nitric oxide and white blood cell production	N/A (3)
2009-501565 (Japan pending)	Method and compositions for potentiating pharmaceuticals with amino acid based medical foods	Targeted Medical Pharma, Inc.	Medical food for enhancing neurotransmitter activity	N/A (4)
11/804,085 (USA pending)	System and method for submitting medication claims by point-of-care physicians	Targeted Medical Pharma, Inc.	CCPI claims billing and processing of medication claims by point-of-care physicians	N/A (5)

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Pat. No./App. Serial No.	Title	Owner	Product(s)/Product Candidate(s)	Expiration
12/966,720 (USA pending)	System and methods for submitting medication claims by a point-of-care physicians	Targeted Medical Pharma, Inc.	CCPI claims billing and processing of medication claims by point-of-care physicians	N/A (6)

(1)	The Company’s foreign counsel in Europe report that the patent application is in good order, but that they are unable to provide a timeframe for the examination of this patent application at this time.

(2)	The Company paid the examination fee on March 23, 2011 and their foreign counsel in Japan report that they have received no further communications from the Japanese Patent Office (“JPO”) relating to this patent application at this time, and that they are unable to provide a timeframe for examination of this patent application in Japan at this time.

(3)	The Company’s foreign counsel in Europe report that the patent application is in good order, but that they are unable to provide a timeframe for the examination of this patent application at this time.

(4)	The Company expects to receive a communication from the Japanese patent office on or before June 30, 2012.

(5)	The Company is expecting a communication from the USPTO on or before May 2012.

(6)	The company received an office action and is preparing a response to the office action to be filed on or before June 22, 2012.

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Trademarks

We utilize trademarks on all current products and believe that having distinguishing marks is an important factor in marketing our products. Currently, we have nine U.S. registered trademarks on the principal register at the United States Patent and Trademark Office (“USPTO”) and we have two common law trademarks. These marks are listed below. We believe that having distinctive marks for any additional products that we develop will also be an important marketing characteristic. We have not sought any foreign trademark protection for our products or product candidates at this time. U.S. trademark registrations generally are for fixed, but renewable, terms.

We currently own, or have exclusive rights to, the following registered trademarks:

Registered Trademarks

Registration No./ Serial No.	Mark	Owner	Product(s)/Product Candidate(s)
3010777	TARGETED CELLULAR TECHNOLOGY	Targeted Medical Pharma, Inc.	Medical foods for enhancing neurotransmitter production
3053172	PHYSICIAN THERAPEUTICS	Targeted Medical Pharma, Inc.	Medical foods
3156064	APPTRIM	Targeted Medical Pharma, Inc.	AppTrim-D
3515912	THERAMINE	Targeted Medical Pharma, Inc.	Theramine
3569823	SENTRA AM	Targeted Medical Pharma, Inc.	Sentra AM
3569826	SENTRA PM	Targeted Medical Pharma, Inc.	Sentra PM

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Registration No./ Serial No.	Mark	Owner	Product(s)/Product Candidate(s)
3569829	HYPERTENSA	Targeted Medical Pharma, Inc.	Hypertensa
3569820	TREPADONE	Targeted Medical Pharma, Inc.	Trepadone
3569818	GABADONE	Targeted Medical Pharma, Inc.	GABAdone
85/497,368	APPTRIM	Targeted Medical Pharma, Inc.	AppTrim-D

We currently own, or have exclusive rights to, the following common law trademarks:

Common Law Trademarks

Mark	Owner	Product(s)/Product Candidate(s)
PHYSICIAN THERAPEUTICS	Targeted Medical Pharma, Inc.	Wholesale distributorships featuring dietary supplements and medical foods; Wholesale distributor of medical foods and convenience packs
	Targeted Medical Pharma, Inc.	Wholesale distributor of medical foods and convenience packs

Copyrights

We have developed a number of properties that we believe qualify for exclusivity in terms of the U.S. Copyright Act, among them:

Software Programs

•	Digital Echocardiogram Annotation & Automated Reporting: A proprietary program for annotating measurements of the heart from echocardiogram video tapes. Program contains automated transfer to patient specific reports. This program is used internally and not licensed.
•	TheoX: A proprietary program that analyzes distribution of QT interval and heart rate variability data over a 24-hour period. The program is designed to assess risk of potential for lethal cardiac arrhythmias using prolongation of the QT interval as a marker. Used to assess drug safety and contains an automated report system with enhanced graphic images of the EKG. This program is used internally and not licensed.

•	Taos: A proprietary program for annotation of 12-lead electrocardiographic data to measure QT and JT intervals retrospectively. Used internally by Laboratory Industry Services to provide core laboratory services.

•	Lifestyles Obesity Management Software Program: A proprietary program for MS Word that allows physicians to calculate an individual patient’s time to goal weight with a daily calorie prescription to achieve the goal. The program generates a printed report to be provided to the patient and is used in conjunction with the Lifestyles Patient Workbook. This program is distributed to physicians who use our obesity management product, AppTrim .

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•	PDRx : PDRx is a proprietary computer system to facilitate point-of-care dispensing in the physician client’s office. The system is a cloud-based system using Citrix interfaces, Hewlett Packard terminals and Microsoft cloud computing software. The dispensing program resides on our virtual servers and is distributed to physicians through virtual desktops using a Citrix system The program operates on a thin client portal, which is a small computer in the physician client’s office dedicated to the PDRx system and allows physicians to dispense medications in their office, track inventory, initiate orders, initiate insurance claims, provide reports to regulatory authorities and manage receivables through our servers. The servers including the virtual servers are located in a hardened datacenter with co-location to our central servers. The co-location of mirrored servers at a dedicated and secured data site provides redundancy and security of dispensing data.

•	CCPI Software: A computer system for initiating, managing and transmitting claims relating to our products to insurance companies. This program has extensive reporting mechanisms for physicians and distributors.

Publications

•	Lifestyles Patient Workbook: Lifestyles Patient Workbook distributed to patients by the physician for use in conjunction with Lifestyles Obesity Management Software Program. This publication is in binder format and contains educational materials related to dietary choices, exercise choices, sample menus, and recipes. Also included is a daily food intake and daily exercise record that is designed to allow the physician to examine a patient’s daily diet.

•	Product Monographs: Each of our products is backed by a detailed product monograph created by clinicians and food scientists that outlines the accelerated nutritional requirements of a particular disease or condition. Extensive peer reviewed references from the published medical and scientific literature are cited.

Medical Foods Manufacturing and Sources and Availability of Raw Materials

We outsource the manufacturing of our medical food products to a cGMP registered producer, Arizona Nutritional Supplements (ANS), under an exclusive contract that expires in December 2011. cGMP refers to the current Good Manufacturing Practice Regulations promulgated by the US Food and Drug Administration (FDA) under the authority of the Food, Drug, and Cosmetic Act of 1938. These regulations, which have the force of law, require that manufacturers, processors, and packagers of drugs, medical devices, some food, and blood take proactive steps to ensure that their products are safe, pure, and effective. cGMP regulations address issues including recordkeeping, personnel qualifications, sanitation, cleanliness, equipment verification, process validation, and complaint handling. Currently, we provide the manufacturer with a formula and manufacturing specifications. ANS sources and purchases raw ingredients and manufactures the products to our specifications. All raw materials are subject to rigorous testing at the time of acquisition and during the manufacturing process for purity. Stability testing is also performed by the manufacturer. Products are then shipped to the distribution center.

The raw materials used in the manufacture of our medical foods are primarily amino acids, which are used in multiple products and are readily available from various sources. Small amounts of botanicals are used in formulations as co-factors. The raw ingredients for our medical foods are sourced from multiple vendors and we have not experienced any shortages in these materials.

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Research and Development

We develop candidate formulas for potential medical food products in a process that involves extensive translational research of the existing medical and scientific literature and their applicability to various diseases. We have developed a database that contains in excess of 150,000 peer-reviewed published articles, which we have extracted from various national and international databases and identified as useful in our process of commercializing developments in neuroscience over the past 30 years.

With the database as the basis for formula development, our team of scientists then develops formulas and manufactures prototypes that undergo laboratory testing for safety and efficacy. One of our strengths is the selection of appropriate and relevant testing methodologies. Once a prototype has been created, a small batch is produced and crossover clinical trials are then performed to assess the ability of the new product to produce neurotransmitters using physiologic endpoints. Double blind controlled trials are then performed. The clinical trials are outsourced to an independent contract research organization (CRO) that indentifies and contracts with independent sites throughout the United States that gather appropriate data. Our Scientific Advisory Board reviews data analysis and supervises writing and publication of trial results. All clinical trials are performed with independent Institutional Review Board (IRB) approval. In addition, all trial protocols are submitted to the FDA for review. However, the FDA does not routinely review the submitted protocols because medical foods and the related studies do not require FDA pre-approval and our products are comprised of ingredients that have been categorized by the FDA as GRAS (i.e., generally recognized as safe).

While there is no pre-approval mechanism at the FDA for medical food products, all such products must have validation of their effectiveness prior to being marketed. Because all medical food products are required to contain ingredients that are GRAS, there are no safety testing requirements. We validate the effectiveness of our products by clinical testing, including double blind, randomized clinical trials.

We file patents for new inventions through our scientists. We also publish both peer-reviewed and internally-generated publications. There are seven pending patent applications including five using TCT technology and two pending patent applications on the billing process. The five pending patent applications using TCT technology are foreign applications to extent the intellectual property protection beyond the United States where these five patents have already been issued.

Our research and development includes performance of early clinical studies and double blind placebo controlled trials. (Studies on therapeutic treatments for pain in human subjects do not permit IRB approval for the use of a placebo arm in clinical trials due to ethics considerations) We maintain an in-house research staff and outsource double-blind trials to an independent clinical research organization. All clinical trials are performed in the United States.

In October 2010, we received an aggregate of approximately $733,000 in grants from the United States federal government under the Qualified Therapeutic Discovery Project (QTDP) tax credit enacted as part of the Patient Protection and Affordable Care Act of 2010. The QTDP tax credit provides companies with a credit or grant of up to 50% of qualified investments made in approved projects in 2010, which permits companies to continue work already in progress. The QTDP tax credit is targeted at biotechnology companies with potential to advance U.S. competitiveness in the fields of medical and biological sciences and likelihood to create high quality and high paying jobs in the United States. A taxpayer may elect to take a grant in lieu of the credit as we did. A qualifying therapeutic discovery project is one that is designed: (i) to treat or prevent diseases or conditions by conducting pre-clinical activities, clinical trials or related activities in an effort to secure product approval by the FDA; (ii) to diagnose or determine molecular factors related to a disease or condition by developing molecular diagnostics to guide therapeutic decisions; or (iii) to develop a product, process or technology to further the administration or delivery of therapeutics. The QTDP credit or grant is in an amount equal to 50% of the qualified investments for a taxable year.

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The U.S. Treasury Secretary certified only those projects that showed reasonable potential to develop new therapies that either treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, reduce long-term health care costs in the U.S. or advance the goal of curing cancer within the next 30 years. Applications were reviewed by the Internal Revenue Service and the Department of Health and Human Services. One of the grants we received was for the further development of existing formulas to provide pain relief while reducing the addiction potential of opiates using a generic drug co-administered with a medical food product. The second grant was related to the further development of a product to improve the quality of sleep in the aging population without altering mental clarity and memory using a generic drug co-administered with a medical food product. The third grant related to the further development of a treatment for patients exhibiting symptoms of Gulf War Illness using a generic drug co-administered with a medical food product. Gulf War Illness is a form of brain injury that is associated with neurogenerative disease such as Lou Gehrig Disease and early forms of dementia.

Sales and Marketing

We distribute products through a network of distributors and an internal sales force that sells products directly to dispensing physician clients. There are currently ten distributors selling our products to their networks and four internal sales representatives who sell directly to physicians. Physicians purchase products from PTL for dispensing directly to their patients. Physician Therapeutics also distributes generic and branded pharmaceuticals to physicians in 30-day prepack units that it purchases from wholesalers. This process is referred to as “point-of-care dispensing.” We believe that physicians find these solutions attractive because incorporating these systems into their office work flow can increase efficiency and profitability for the practice, reduce medication errors, improve patient compliance and improve the quality of patient care by reducing drug side effects.

The Company is never reimbursed by insurance companies or governmental agencies. We sell product to physicians and distributors under purchase contracts that hold them responsible for payment for the product. Per that contract, title passes at the point of shipment and invoices are generated upon shipment. If the physician never dispenses the product, he remains responsible for payment of the product either at a discount within terms or at gross invoice amount if beyond terms. Under the Physician Managed Model (“PMM”) and Hybrid Model, all of this remains true with the addition that CCPI acts on the physician’s behalf to submit and collect claims. We call these claims our managed accounts receivable and they are not recorded on our books since they are collectively the receivables of the physician. We maintain a security interest in this managed accounts receivable and our product invoices to the physician are paid from this managed accounts receivable but, even if no claims are ever collected the physician remains responsible for payment. Each month as collections are made from various agencies on behalf of the physician client, we take the amount received for the claim, deduct CCPI’s billing services fee, and deduct the net amount due from the physician for the product on invoices to him from PTL/TMP and the remainder is sent to the physician. If there are insufficient claims to cover product invoices the Company historically has come to mutually acceptable agreements with physician clients whereby the Company retains a portion of the claims reimbursement due to the physician client from CCPI to reduce outstanding balances due from the physician client to the Company. As a result, we have not, to date, exercised our security interest to enforce payment from a physician client.

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Our propriety dispensing system, PDRx , allows physicians to dispense prescription products and generic pharmaceuticals directly to patients using the hardware and software provided in the PDRx system rather than by the patient taking a paper prescription to a pharmacy. In addition, physicians can elect to utilize CCPI’s billing and collection services relating to our products to collect reimbursement from private insurance, workers’ compensation or Medicare.

BUSINESS MODEL

TMP markets medical foods and generic and branded pharmaceuticals through employed sales representatives, independent distributors and pharmacies. Product sales are invoiced upon shipment at Average Wholesale Price (“AWP”), which is a commonly used term in the industry, with varying rapid pay discounts, under four models: Physician Direct Sales, Distributor Direct Sales, Physician Managed and Hybrid.

Revenue Recognition:

Under the following revenue models product sales are invoiced upon shipment:

•	Physician Direct Sales Model (1% of revenue for 12 months ended December 31, 2010): Under this model, a physician purchases products from TMP but does not retain CCPI’s services. TMP invoices the physician upon shipment under terms which allow a significant rapid pay discount off AWP for payment within discount terms in accordance with the product purchase agreement. The physicians dispense the product and perform their own claims processing and collections. TMP recognizes revenue under this model on the date of shipment at the gross invoice amount less the anticipated rapid pay discount offered in the product purchase agreement. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% may be applied to the outstanding balance. The physician is responsible for payment directly to TMP.

•	Distributor Direct Sales Model (53% of revenue for 12 months ended December 31, 2010): Under this model, a distributor purchases products from TMP and sells those products to a physician and the physician does not retain CCPI’s services. TMP invoices distributors upon shipment under terms which include a significant discount off AWP. TMP recognizes revenue under this model on the date of shipment at the nets invoice amount. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% may be applied to the outstanding balance.

Due to substantial uncertainties as to the timing and collectability of revenues derived from our Physician Managed and Hybrid models described below, which can take in excess of four years to collect, we have determined that these revenues did not meet the criteria for recognition in accordance with ASC605, Revenue Recognition. These revenues are therefore required to be recorded when collectability is reasonably assured, which the Company has determined is when the payment is received.

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•	Physician Managed Model (37% of revenue for 12 months ended December 31, 2010): Under this model, a physician purchases products from TMP and retains CCPI’s services. TMP invoices physician upon shipment to physician under terms which allow a significant rapid pay discount for payment received within terms in accordance with the product purchase agreement which includes a security interest for TMP in the products and receivables generated by the dispensing of the products. The physician also executes a billing and claims processing services agreement with CCPI for billing and collection services relating to our products (discussed below). CCPI submits a claim for reimbursement on behalf of the physician client. The CCPI fee and product invoice amount are deducted from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the physician client. In the event the physician fails to pay the product invoice within the agreed term, we can deduct the payment due from any of the reimbursements received by us on behalf of the physician client as a result of the security interest we obtained in the products we sold to the physician client and the receivables generated by selling the products in accordance with our agreement. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% is applied to the outstanding balance. However, since we are in the early stage of our business, as a courtesy to our physician clients, our general practice has been to extend the rapid pay discount beyond the initial term of the invoice until the invoice is paid and not to apply a late payment fee to the outstanding balance.

•	Hybrid Model (9% of revenue for 12 months ended December 31, 2010): Under this model, a distributor purchase products from TMP and sell those products to a physician and the physician retains CCPI’s services. TMP invoices distributors upon shipment under terms which allow a significant rapid pay discount for payment received within terms in accordance with the product purchase agreements. The physician client of the distributor executes a billing and claims processing services agreement with CCPI for billing and collection services (discussed below). The distributor product invoice and the CCPI fee are deducted from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the distributor for further delivery to their physician clients. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% is applied to the outstanding balance. However, since we are in the early stage of our business, as a courtesy to our physician clients, our general practice has been to extend the rapid pay discount beyond the initial term of the invoice until the invoice is paid and not to apply a late payment fee to the outstanding balance.

In 2010 and 2009, the Company issued billings to Physician Managed and Hybrid model customers aggregating $15.70 million and $5.88 million, respectively, which were not recognized as revenues or accounts receivable in the accompanying consolidated financial statements at the time of such billings. Direct costs associated with these revenues are expensed as incurred. Direct costs associated with these billings aggregating $1,228,722 and $1,049,186 respectively, were expensed in the accompanying consolidated financial statements at the time of such billings. However, in accordance with the revenue recognition policy described above, the Company recognized revenues from certain of these customers when cash was collected aggregating $3,134,775 and $1,129,982 in 2010 and 2009, respectively. As of December 31, 2010 and 2009, the Company had contractual receivables from its Physician Managed and Hybrid model customers totaling $22,937,666 and $11,442,160 respectively, which are not reflected in the accompanying consolidated balance sheet as of such dates and will be recorded as revenue only when payment is made.

CCPI receives no revenue in the physician direct or distributor direct models because it does not provide collection and billing services to these customers. In the Physician Managed and Hybrid models, CCPI has a billing and claims processing service agreement with the physician. That agreement includes a service fee defined as a percentage of collections on all claims. Because fees are only earned by CCPI upon collection of the claim and the fee is not determinable until the amount of the collection of the claim is known, CCPI recognizes revenue at the time that collections are received.

No returns of products are allowed except products damaged in shipment, which has been insignificant.

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The rapid pay discounts to the AWP offered to the physician or distributor, under the models described above, vary based upon the expected payment term from the physician or distributor. The discounts are derived from the Company’s historical experience of the collection rates from internal sources and updated for facts and circumstances and known trends and conditions in the industry, as appropriate. As described in the models above, we recognize provisions for rapid pay discounts in the same period in which the related revenue is recorded. We believe that our current provisions appropriately reflect our exposure for rapid pay discounts. These rapid pay discounts, have typically ranged from 40% to 88% of Average Wholesale Price and we have monitored our experience ratio periodically over the prior twelve months and have made adjustments as appropriate.

Allowance for doubtful accounts: Under the direct sales to physician and direct sales to distributor models, product is sold under terms that allow substantial discounts (40-88%) for payment within terms. With such substantial discounts, it is rare that an invoice is not paid within terms. We have not experienced any write offs associated with these revenue models.

Under the Company’s physician managed model and hybrid model, CCPI performs billing and collection services on behalf of the physician client and deducts the CCPI fee and product invoice amount from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the physician client. Extended collection periods are typical in the workers compensation industry with payment terms extending from 45 days to in excess of four years. The physician remains personally liable for purchases of product from TMP and, during this long collection cycle, TMP retains a security interest in all products sold to the physician along with the claims receivable that result from sales of the products. CCPI maintains an accounting of all managed accounts receivable on behalf of the physician and regularly reports to the physician. As described above, due to uncertainties as to the timing and collectability of revenues derived from these models, revenue is recorded when payment is received therefore no allowance for doubtful accounts is necessary.

In addition to the bad debt recognition policy above, it is also TMP’s policy to write down uncollectible loans and trade receivables when the payer is no longer in existence, is in bankruptcy or is otherwise insolvent. In such instances our policy is to reduce accounts receivable by the uncollectible amount and to proportionally reduce the allowance for doubtful accounts.

A la carte Goods and Services

PTL and CCPI also offer some a la carte goods and services to physicians under all the above described models, such as computer hardware and software that assist in dispensing and billing and other services relating to contracting and business management. These goods and services account for a small percentage of the Company’s overall revenue and business operations.

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U.S. Distribution

There are currently ten distributors selling our products to their networks and four internal sales representative employees who sell directly to physicians. The initial sales of our products were in the California workers compensation market. Please see the section entitled “Business—U.S. Distributions” in the Company’s annual report on Form 10-K/A, filed on July 16, 2012, for current information on the Company’s expansion of its sales force.

Our sales currently are primarily in California, but we also sell to physicians and distributors in Arizona, Nevada, Pennsylvania, Florida, Illinois, and Michigan. Please see the section entitled “Business” in the Company’s annual report on Form 10-K/A, filed on July 16, 2012, for a current list of states in which the Company’s products are sold. The Company has a small presence in each of these states and is actively marketing through either distributors or sales representatives in these states. Marketing efforts entail distribution of updated medical food education materials and product sheets, both in hard copy and online. These materials focus on specific products and discuss context-specific use with accompanying support materials. The Company distributes this information at professional conferences, through direct mail materials, to pain and rehabilitation specialists, sleep centers and skilled nursing facilities. We primarily market to orthopedic surgeons, pain specialists, rheumatologists treating fibromyalgia and physical medicine specialists. With the initiation of physician dispensing and insurance reimbursement into the private insurance market, we have begun to address internal medicine, primary care medicine, and psychiatry, as well.

Marketing plans also include localized, region-specific Web sites for awareness and education about medical foods with links to the Company’s main Web site for more in-depth education. In addition, the Company is preparing press kits, which include information about the Company, management and product backgrounds. The Company is also developing presentations for use in varied mobile applications, such as flash drives, briefing dossiers, conference materials and iPad sales support. In addition, the Company has compiled road show and briefing materials on the Company’s medical food products to be presented by the Company’s Chief Executive Officer and other senior executives to invited medical groups and for one-on-one briefings with media personnel. The Company is also evolving its use of online media through the creation of spall-space advertisements, quick advertisements linking back to the Company’s Web site and for use in targeted online publications.

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We have been collecting reimbursement from the workers compensation systems in California and Florida since 2004. Reimbursement from workers compensation accounts for approximately 75% of our revenue. Our sales are not concentrated to a single distributor or physician.

The Company’s initial sales efforts were to physician clients practicing within the workers’ compensation market because of the initial connections made with physicians in that market and because there were existing mechanisms for reimbursement. Workers’ compensation physicians were already performing in office dispensing of drugs and were amenable to introducing a new product line. Since 2009, we have developed a framework, business processes and technical infrastructure for obtaining reimbursement in the much larger commercial insurance reimbursement market. We have found success in this market over the last year and intend to focus our efforts toward this market in the coming year. We believe that we will see the mix of workers’ compensation to commercial move toward a more even split, especially as the Company expands its business out of California. California is one of the only states where physicians have workers’ compensation-only practices. The majority of physicians will treat a mixture of patients covered by various payers. As we expand our business into additional states, we expect to target physicians treating patients covered by private insurance by focusing on media outlets and conferences of particular interest to those types of practices.

Foreign Distribution

Currently, the Registrant has a contract to distribute products in countries in the Middle East region, including rights into Algeria, Morocco, Tunisia, Bahrain, Egypt, Iraq, Jordan, Kuwait, Libya, Morocco, Oman, Qatar, Saudi Arabia, Sudan, Syria, Tunisia, UAE, Yemen and Turkey.  In addition, the Registrant has entered into a letter of intent to co-develop medical foods with a foreign company.  The Registrant’s products are formulated to meet the requirements of each county’s regulatory agencies while maintaining the safety and efficacy of the therapeutic agents.  The Registrant’s foreign sales operate with a revenue recognition model distinct to its sales contracts.

The Registrant’s foreign sales operate with a revenue recognition model distinct to its sales contracts.  Our products are formulated to meet the requirements of each county’s regulatory agencies while maintaining the safety and efficacy of the therapeutic agents.

Japan

We distribute our medical food products as concentrated nutrients in Japan through a local distributor, J-Network, Inc., on a non-exclusive basis.  Certain products were reformulated to meet Japanese regulatory requirements.  For example, Japan does not allow the inclusion of 5-hydroxytryptophan in imported therapeutic products, but does accept L-tryptophan, an ingredient that is not acceptable in the United States as a medical food ingredient.  Sales to Japan have increased steadily over the last two years.

The sales contract formerly in place with J-Network, Inc. expired in 2009 and the Company elected not to renew the contract as sales minimums were not being met. The relationship is continuing on a month-to-month basis. J-Networks has a non-exclusive license to sell certain products at the prices charged during the term of the agreement. The cost of product to J-Networks shall be as provided in the pricing schedule, subject to annual increase. J-Networks is not obligated to make any minimum monthly purchases. However, J-Networks will work with the Company to market the products in Japan and ensure it maintains sufficient product on hand to meet demand.

Middle East

  In March of 2010, the Registrant entered into a contract with BioMatrix Pharma Inc. for the sale and distribution of the Registrant’s products into the Middle East Region, exclusive of Israel.  The Registrant’s products are currently in the process of registration in Lebanon and other countries in the region, including Algeria, Morocco, Tunisia, Bahrain, Egypt, Iraq, Jordan, Kuwait, Libya, Morocco, Oman, Qatar, Saudi Arabia, Sudan, Syria, Tunisia, UAE, Yemen and Turkey. The Agency Agreement, dated March 29, 2010, is an exclusive license between the Company and BioMatrix Pharma for the sale of ten (10) medical food formulas into twenty (20) countries located in the Middle East region. TMP granted BioMatrix the right for sale and marketing of the products within the territory. TMP has retained the manufacturing rights and will ship product directly to BioMatrix. TMP has the right to limit exclusivity for the sale and marketing of the products within a particular country in the territory if BioMatrix fails to launch a product within twenty-four (24) months. The products are subject to annual minimum purchasing terms of 5,000 bottles the first year, 12,500 bottles the second year, 17,500 the third year, increasing at the rate of ten (10%) for each and every year thereafter. Upon execution of the agreement, BioMatrix paid TMP a licensing fee of $25,000.

Israel

In October 2010, we entered into a letter of intent with an Israeli company, LycoRed Ltd., to co-develop a medical food product for the management of asthma. The letter of intent, dated October 20, 2010, is non-binding and summarizes the parties’ intent of entering into a Joint Development Agreement guiding the co-development and marketing of an asthma-related product. Development of the asthma product would be done under the Company’s direction and will be co-funded by the two companies. The Company would maintain a ring-fenced account, an account segregated from the operating accounts of both companies, to which the parties may deposit funds for use in the product’s development. Each company would maintain rights to its background intellectual property and the two parties will share any foreground intellectual property relating to the asthma product. The product would be co-branded. Profits would be shared in proportion to each company’s expenses until those expenses are repaid and further profits would be shared as agreed upon in the Joint Development Agreement. Each company would be responsible for its own costs associated with the negotiation and signature of the LOI and Joint Development Agreement. The Joint Development Agreement would be negotiated after pre-clinical data has been obtained by TMP. Pre-clinical investigations have been completed and a protocol for the first clinical trial has been completed. We anticipate that this product, when developed and tested, will be marketed initially in the U.S. and later through LycoRed’s international network. However, we can provide no assurance that we will successfully develop, test and market this product.

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Government Regulation

Statutory Definition and One FDA Regulation

Under the Federal Food, Drug, and Cosmetic Act of 1938 (FFDCA), products are regulated on the basis of their intended use. Their intended use is determined by the objective factors surrounding their use. Numerous categories and subcategories of products exist under the FFDCA, e.g. food, food additive, dietary supplement, Generally Recognized as Safe (GRAS) food component, new drug, GRAS and Effective (GRAS/E) drug for over the counter use, and GRAS/E drug for use under the supervision of a physician. The categories overlap and products can fall within more than one category depending on their intended use.

The FDA has provided little guidance on the regulation of medical foods, as it is still a relatively new and evolving category of product under the FFDCA.

Our medical food products are defined and regulated by the Food and Drug Administration, or FDA. The term medical food, as defined in Section 5(b) of the Orphan Drug Act is a “food which is formulated to be consumed or administered enterally, or by mouth, under the supervision of a physician and which is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation.” The FDA advises that it considers the statutory definition of medical foods to “narrowly” constrain the types of products that fit within the category of food (see May 2007 Guidance, and Food Labeling; Reference Daily Intakes and Daily Reference Values; Mandatory Status of Nutrition Labeling and Nutrition Content Revision proposed rule.) This is a Final Rule, binding regulation, on nutrition labeling for conventional foods.

The one FDA regulation pertaining to medical foods exempts them from the nutrition labeling requirements that apply to conventional foods, but they are subject to special labeling requirements. Under 21 C.F.R. sec. 101.9 (j)(8),

(j) The following foods are exempt from this section or are subject to special labeling requirements:

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(8) Medical foods as defined in section 5(b) of the Orphan Drug Act. A medical food is a food which is formulated to be consumed or administered enterally under the supervision of a physician and which is intended for the specific dietary management of a disease or condition for which distinctive nutritional requirements, based on recognized scientific principles, are established by medical evaluation. A food is subject to this exemption only if: (i) It is a specially formulated and processed product (as opposed to a naturally occurring foodstuff used in its natural state) for the partial or exclusive feeding of a patient by means of oral intake or enteral feeding by tube; (ii) It is intended for the dietary management of a patient who, because of therapeutic or chronic medical needs, has limited or impaired capacity to ingest, digest, absorb, or metabolize ordinary foodstuffs or certain nutrients, or who has other special medically determined nutrient requirements, the dietary management of which cannot be achieved by the modification of the normal diet alone; (iii) It provides nutritional support specifically modified for the management of the unique nutrient needs that result from the specific disease or condition, as determined by medical evaluation; (iv) It is intended to be used under medical supervision; and (v) It is intended only for a patient receiving active and ongoing medical supervision wherein the patient requires medical care on a recurring basis for, among other things, instructions on the use of the medical food.

Unlike for drugs and for dietary supplements, there is no overall regulatory schema for medical foods, or even a pending proposed rule, meaning that no FDA rulemaking is in progress. However, a very detailed Advanced Notice of Proposed Rulemaking (ANPR) entitled “Regulation of Medical Foods,” was published in the Federal Register on Nov. 29, 1996. This ANPR never progressed to a proposed rule, the Notice and Comment procedure, and an eventual Final Rule (binding regulation). However, in the view of our attorneys, it still represents (in conjunction with the May 2007 Guidance) FDA’s position and policy on medical foods. This ANPR was in effect withdrawn, because on April 22, 2003, the FDA published a proposal to withdraw numerous long-pending proposed rules, including this ANPR. The FDA cited as its reasons for withdrawal, first, that the subjects are not a regulatory priority, and agency resources are limited, second, the proposed rules have become outdated due to advances in the science or changes in the products or the industry regulated, or changes in legal or regulatory contexts; and, third, to eliminate uncertainty, so that the FDA or the private sector may resolve underlying issues in ways other than those in the proposals. In May 2007, the FDA issued its Guidance to Industry, presumably because the medical foods sector was growing, but it did not engage in a formal rulemaking procedure, either because it did not have the resources and/or because the medical foods category is still lower priority than drugs and medical devices.

Regulatory Requirements

Overview:   Medical foods are FDA-regulated, but there is no complete set or schema of regulations. There is no pre-market approval, or even pre-market notification to the FDA required. Rather, it is the responsibility of manufacturer and marketer to test for safety and efficacy before marketing and selling. The developer of a medical food must adhere closely to the statutory definition, and to the descriptions of a medical food in the one regulation regarding exemption from nutrition labeling, and in the May 2007 Guidance. (The parameters for a valid medical food are also spelled out in several FDA Warning Letters, e.g., those sent to Metagenics, Nestle Healthcare.) In the absence of a specific regulatory schema, we and our regulatory counsel have paid close attention to the numerous contrasts with both dietary supplements and with prescription drugs. (See regulation, FDA May 2007 Guidance, and the Warning Letter to Garden of Life.) All elements of the medical food product must indicate that the “intended use” of the product is for the dietary management of a disease, and not for the cure or prevention of a disease.

Threshold Issue:   The manufacturer must demonstrate that the disease or condition to be targeted — scientifically, and medically — is a disease with distinctive (or unique) nutritional requirements (ANPR 1996). The FDA has stated that this is a “narrow category,” (2007 Guidance, recent Warning Letter to Bioenergy) and that whether a product is valid for this category depends on the published medical science of the disease and its origins. The targeted disease or condition may be, or caused by, a metabolic imbalance or deficiency or the accelerated requirements for a certain nutrient caused by a disease state. Thus, we and our Scientific Advisory Committee begin with a comprehensive in-house report documenting the distinctive nutritional requirements of the disease as the crucial first step in research and development.

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Formulation:   A medical food may not be a single ingredient formula — otherwise, that product would be a dietary supplement for a nutrient deficiency. (FDA Field Guides) A medical food formula must go beyond a mere modification of the diet. (FDA regulation; 2007 Guidance) The formula must meet/ satisfy the distinctive nutritional requirements, not merely ameliorate the symptoms. For example, Glucosamine or MSM, or an herb’s “active” constituent may indeed help osteoarthritis. But first the company must demonstrate that these nutrients are the distinctive nutritional requirements for osteoarthritis. The test is: Does this formula bring the patient from the abnormal condition or disease state (with distinctive nutritional requirements) back to the equilibrium of a healthy state? Safety :  There are no particular or mandated FDA pre-market safety studies required of the formula as a whole. However, all ingredients must be either GRAS or approved food-additives. (See FDA letter to Industry (2001) regarding no botanicals or “novel” ingredients permitted in “functional foods”; and the ANPR. Since medical foods are typically taken with prescription drugs, the developer must assess whether any medical food/drug interactions pose a risk assessment. Many ingredients have been determined by the FDA to be GRAS and are listed as such by regulation. Other ingredients may achieve self-affirmed GRAS status through a panel of experts on that particular substance that author a GRAS Report. The standard for an ingredient to achieve GRAS status requires not only technical demonstration of non-toxicity and safety, but also general recognition and agreement on that safety by experts in the field. All ingredients used us in our medical foods are either FDA-approved food additives or have GRAS status. Note that the GRAS requirement for ingredients (above) is arguably a higher safety standard than the risk/benefit analysis required for pharmaceuticals. Like any evolving area, especially where no premarket approval is required, the FDA reserves the right to raise questions about the qualification of products within any category as well as the labeling, manufacturing safety, of those products. A variety of informal and formal legal options exist for the Agency to raise these issues. For medical foods, the FDA has taken little regulatory action, although questions about the manufacture and labeling of such products have arisen.

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Efficacy :  No particular FDA pre-market efficacy studies are required by the FDA or by Congressional statute, similar to or comparable to Phase 2 & 3 trials for prescription drugs. But a company must have clinical trials or other tests to demonstrate that the formula, when taken as directed, meets the distinctive nutritional requirements of the particular disease. The test for effectiveness may be amelioration of the “endpoints of the disease”. In terms of the standard for substantiation of claims, the FDA has stated that the level of evidence must be at least as high as that to support an unqualified health claim, which is “significant scientific agreement.”

Manufacturing:   There are no “good manufacturing practice” (GMP) regulations for medical foods in particular. Drug GMPs are not required, nor are the relatively new dietary supplement GMPs required; only food GMPs are required. But note the “medical foods paradox” spelled out in the ANPR. The paradox is that medical foods are intended for a vulnerable patient population, under a physician’s care, and yet there are no specific FDA regulations for this category of product, whereas there are very specific and rigorous regulations and requirements for the manufacture and labeling of conventional foods. The manufacture of our medical foods is outsourced in its entirety under a contract that expires in December 2011. We use a state of the art facility, which manufactures only nutritional supplements and medical foods. Labeling:   As for all food labels, printing must be legible, and many required elements must be conspicuous:

•	Statement of Identity: is MEDICAL FOOD For the dietary management of _______

•	Must include: “Must be administered under the supervision of a physician.”

•	An accurate statement of the net quantity of contents

•	Ingredient listing (in the absence of both a required Nutrition Facts box or a Supplement Facts box — no complete set of labeling regulations for medical foods exist yet). See 2007 Guidance:

“Medical foods are foods and therefore their label must contain a statement of identity (the common or usual name of the product) (21 CFR 101.3), an accurate statement of the net quantity of contents (21 CFR 101.105), the name and place of business of the manufacturer, packer, or distributor (21 CFR 101.5), and a complete list of ingredients, listed by their common or usual name and in descending order of predominance (21 CFR 101.4). In addition, all words, statements, and other information required by or under authority of the Federal Food, Drug, and Cosmetic Act (FFDCA) to appear on a label or labeling of a medical food must appear with prominence and conspicuousness (21 CFR 101.15). .. . . Medical foods also must be labeled in conformance with the principal display panel requirements (21 CFR 101.1), the information panel requirements (21 CFR.101.2), and the misbranding of food requirements (21 CFR 101.18).”

•	Distributed by: [Co. Name and Mailing Address] (2007 Guidance). Reporting of serious adverse events is voluntary, not required; so a toll-free number is not required.

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•	If the formula contains or is derived from any of the 8 major allergens, the ingredient list must contain or be followed by a prominent caution, e.g., CONTAINS WHEAT. (Food Allergen Labeling and Consumer Protection Act of 2004, and May 2007 FDA Guidance)

•	The Directions must be clear and precise, e.g., Take 2 capsules in the morning with other food, or as directed by your physician. (2007 Guidance)

•	Many companies include the Rx symbol or “Rx only” but there is no precise law currently on this. There is no explicit requirement for prescription only, though this is implied by statute; medical foods may not be sold in mainstream stores or over-the-counters, because supervision of physician is required on an on-going basis.

•	Many companies include a package insert or prescribing information in the box (but there is no law on this issue).

Marketing:   A medical food is a food product thus, the FDA does not regulate advertisements and promotional activities according to the pharmaceutical statutes and regulations; there is no side effects Disclaimer or fair balancing required, e.g., in DTC advertising of drugs on television. However, the FDA has a very broad definition of “labeling”; thus all promotional materials, including websites, are under the authority, monitoring and enforcement of FDA. The Federal Trade Commission (FTC) also has joint jurisdiction with the FDA over food products, per a 1983 Memorandum of Understanding. Thus, all advertising claims — both express and implied — must be true, accurate, well-substantiated, and not misleading. All websites, print ads, infomercials, exhibit booth materials, testimonials, and endorsements must be reviewed by the regulatory counsel with both an FDA and an FTC perspective. A company must be careful re. disseminating “off-label use” materials, i.e., as a drug or a drug alternative.

Enforcement:   Enforcement is post-market, mostly via annual FDA inspections of food facilities — including packaging, distribution facilities, and fulfillment houses, as well as the manufacturer. (Field Guides for Compliance) But see FDA Warning Letters sent to Efficas: FDA also gathers material at trade shows/ conferences, and examines websites. FTC has joint jurisdiction, and performs sophisticated Internet searches, both randomly and at the request of the FDA or of a competitor.

Medical Foods and Pharmaceuticals

Medical foods are distinguished from the broader category of foods for special dietary use and from foods that make health claims by the requirement that medical foods be intended to meet distinctive nutritional requirements of a disease or condition, be used under medical supervision and intended for the specific dietary management of a disease or condition. To be considered a medical food, a product must, at a minimum, meet the following criteria: the product must be a food for oral or tube feeding; the product must be labeled for the dietary management of a specific medical disorder, disease or condition for which there are distinctive nutritional requirements; and the product must be intended to be used under medical supervision (see regulation, above). Additionally, we are licensed by the FDA as a pharmaceutical re-packager and the company is permitted to purchase and re-distribute scheduled medications and package and re-label products. We are subject to periodic inspections of facilities, marketing materials and products by FDA inspectors; these are routine inspections conducted without prior notice every one or two years

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Claims for both medical foods and drugs must be supported by scientific data or clinical data. Medical foods may also have intrinsic safety obtained through “generally recognized as safe” (GRAS) status of the ingredients, including the common use of the food or food component in people. For GRAS/E products that have been used for a material time and extent or under the supervision of a physician the support for the use can be provided by scientific or clinical data. No premarket approval by FDA is required. By contrast, the safety and therapeutic claims of a product labeled for a new drug use, i.e., one that is not GRAS/E must be pre-approved by the FDA through extensive clinical testing in animals and then humans.

Thus, for a medical food (or, e.g., a GRAS prescription product), the FDA requires scientific data and often human clinical studies to substantiate claims but preapproval by the Agency to market the product is not required. Claims for both medical foods and drugs must be supported by solid laboratory and clinical data. Medical foods have intrinsic safety obtained through GRAS status of the ingredients, including use of the food or food additive in millions of people. By contrast, the safety and therapeutic claims of a product labeled a drug must be pre-approved by the FDA through extensive clinical testing in animals and then humans.

For a medical food, the FDA implies that human clinical studies are required, per the FDA’s ANPR (above), and based on the manufacturer’s and marketer’s responsibility that any health/ medical product be demonstrated to be efficacious before it is marketed and sold. This is a fundamental principle under both the FDA and the FTC, for all health-related products

Medical foods are administered and supervised by physicians, allowing a range of existing human studies to be used to support claims. The standard for medical foods allows use of published science from a variety of sources to support disease and nutritional functional deficiency claims. Our ingredients and formulas are well-researched and supported by voluminous scientific literature, in-house Monographs, and clinical trials.

We have followed the regulatory compliance counsel from the beginning of its research and development on medical foods.

Point-of-Care Dispensing by Physicians

In 44 out of 50 states in the U.S., physician dispensing of prescription drugs is legal subject to specified regulations. In six other states, there are restrictions on this practice and, in Utah, the restrictions are severe enough that, in practical terms, physician dispensing is effectively prohibited altogether. In September of 2010, Utah promulgated rules for revisions of their laws to allow for physician dispensing of approved drugs. Texas, New York and New Jersey have limitations on the number of units that may be dispensed at any one time.

Many of the states allowing physician dispensing for profit have regulations relating to licensure, storage, labeling, record keeping and the degree of supervision required by the physician over support personnel who assist in the non-judgmental tasks associated with physician dispensing, such as retrieving medication bottles and affixing labels. We regularly monitor these laws and regulations, in consultation with legal counsel and the governing agencies, to assist customers in understanding them so that they can materially comply.

Stark II

Congress enacted significant prohibitions against physician self-referrals in the Omnibus Budget Reconciliation Act of 1993. This law commonly referred to as “Stark II,” applies to physician dispensing of outpatient prescription drugs that are reimbursable by Medicare or Medicaid. Stark II, however, includes an exception for the provision of in-office ancillary services, including a physician’s dispensing of outpatient prescription drugs, provided that the physician meets the requirements of the exception.

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Good Manufacturing Practices

The Company is subject to regulation by and licensure with the FDA, the DEA and various state agencies. Among the regulations applicable to the Company are the FDA’s “good manufacturing practices.” Medical foods must comply with all applicable requirements for the manufacture of foods, including the Current Good Manufacturing Practices regulations and Registration of Food Facilities requirements. Ingredients used in medical foods must be approved food additives or a food additive that is subject to an exemption for investigational use if the ingredients are not GRAS.

Anti-Kickback Statute and HIPAA Criminal Laws

We are subject to various federal and state laws pertaining to health care “fraud and abuse.” The federal Anti-Kickback Statute makes it illegal for any person, including a pharmaceutical, biologic, or medical device company (or a party acting on its behalf), to knowingly and willfully solicit, offer, receive or pay any remuneration, directly or indirectly, in exchange for, or to induce, the referral of business, including the purchase, ordering or prescription of a particular item or service, or arranging for the purchase, ordering, or prescription of a particular item or service for which payment may be made under federal healthcare programs such as Medicare and Medicaid. In 1996, under the Health Insurance Portability and Accountability Act (HIPAA), the Anti-Kickback Statute was expanded to be made applicable to most federal and state-funded health care programs. The definition of “remuneration” has been broadly interpreted to include any item or service of value, including but not limited to gifts, discounts, the furnishing of free supplies or equipment, commercially unreasonable credit arrangements, cash payments, waivers of payments or providing anything at less than its fair market value. Several courts have interpreted the Anti-Kickback Statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of business reimbursable by a federal healthcare program, the statute has been violated. Penalties for violations include criminal penalties, civil sanctions and administrative actions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federally-funded healthcare programs. In addition, some kickback allegations have been held to violate the federal False Claims Act, which is discussed in more detail below.

The federal Anti-Kickback Statute is broad and prohibits many arrangements and practices that may be lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous and beneficial arrangements, Congress created several exceptions in the Social Security Act and has authorized the U.S. Department of Health and Human Services (HHS) to publish regulatory “safe harbors” that exempt certain practices from enforcement action under the Anti-Kickback Statute prohibitions. For example, there are safe harbors available for certain discounts to purchasers, personal services arrangements and various other types of arrangements. However, safe harbor protection is only available for transactions that satisfy all of the narrowly defined safe harbor provisions applicable to the particular remunerative relationship. We seek to comply with such safe harbors whenever possible. Conduct and business arrangements that do not strictly comply with all the provisions of an applicable safe harbor, while not necessarily illegal, face an increased risk of scrutiny by government enforcement authorities and an ongoing risk of prosecution.

In addition, many states have adopted laws similar to the federal Anti-Kickback Statute. Some of these state prohibitions apply to referral of patients for healthcare services reimbursed by any third-party payer, not only the Medicare and Medicaid programs or other governmental payers. At least one state, California, also has adopted a law requiring pharmaceutical companies to implement compliance programs to prevent and deter conduct that may violate fraud and abuse laws that comply with the voluntary industry guidelines and the Office of Inspector General (OIG) compliance guidance. While we believe we have structured our business arrangements to comply with these laws, it is possible that the government could find that such arrangements violate these laws, which could have a material adverse effect on our business, results of operations and financial condition.

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HIPAA created two new federal crimes: health care fraud and false statements relating to health care matters. The health care fraud statute prohibits knowingly and willfully executing a scheme to defraud any health care benefit program, including private payers. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from federal and state health care programs such as Medicare and Medicaid. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for health care benefits, items or services. A violation of this statute is a felony and may result in fines or imprisonment. Additionally, HIPAA granted expanded enforcement authority to HHS and the U.S. Department of Justice (DOJ) and provided enhanced resources to support the activities and responsibilities of the OIG and DOJ by authorizing large increases in funding for investigating fraud and abuse violations relating to health care delivery and payment.

HIPAA Compliance and Privacy Protection

The Health Insurance Portability and Accountability Act of 1996 (HIPAA) established for the first time comprehensive federal protection for the privacy and security of health information. The HIPAA standards apply to three types of organizations, or “Covered Entities:” health plans, health care clearing houses, and health care providers who conduct certain health care transactions electronically. Covered Entities must have in place administrative, physical and technical standards to guard against the misuse of individually identifiable health information. Additionally, some state laws impose privacy protections more stringent than HIPAA’s. There are also international privacy laws, such as the European Data Directive, that impose restrictions on the access, use, and disclosure of health information. All of these laws may impact our business. We are a Covered Entity subject to HIPAA privacy and security standards. Our activities must also comply with other applicable privacy laws. Our failure to comply with these privacy laws or significant changes in the laws restricting our ability to obtain tissue specimens and associated patient information could significantly impact our business and our future business plans. We maintain strict procedures and policies to remain compliant with these patient confidentiality requirements.

HITECH Act

The Health Information Technology for Economic and Clinical Health (HITECH) Act promotes the adoption and meaningful use of health information technology. The HITECH Act addresses the privacy and security concerns associated with the electronic transmission of health information, in part, through several provisions that strengthen the civil and criminal enforcement of the HIPAA rules.

The HITECH Act establishes four categories of violations that reflect increasing levels of culpability and four corresponding tiers of penalty amounts that significantly increase the minimum penalty amount of each violation. The maximum penalty amount is $1,500,000 for repeated violations of the same provision. In addition, the HITECH Act permits the imposition of penalties if the Covered Entity did not know, and with the exercise of reasonable diligence, would not have known, of the violation. Such violations are now punishable under the lowest tier of penalties. In addition, the HITECH Act prohibits the imposition of penalties for violations corrected within a 30-day period so long as those violations were not due to willful neglect.

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False Claims Laws

Pursuant to various federal and state false claims laws, the submission of false or fraudulent claims for payment may lead to civil money penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded health care programs. These false claims statutes include the federal False Claims Act, which allows the federal government or private individuals to bring suit alleging that an entity or person knowingly submitted (or caused another person or entity to submit or conspired to submit) a false or fraudulent claim for payment to the federal government or knowingly used (or caused to be used) a false record or statement to obtain payment from the federal government. The federal False Claims Act may also be violated if a person files a false statement in order to reduce, avoid, or conceal an obligation to pay money to the federal government, or engages in conduct that may violate the Anti-Kickback Statute. Several pharmaceutical and medical device companies have settled claims based on the federal False Claims Act for conduct involving, among other examples, providing free product to purchasers with the exception that federally-funded health programs would be billed for the product, or instances in which a manufacturer has marketed its product for unapproved and non-reimbursable purposes. A person who files suit may be able to share in amounts recovered by the government in connection with such suits. Such suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that a health care company will have to defend a false claims action, enter into settlements that may include corporate integrity agreements requiring disclosures to the federal government, pay fines or be excluded from the Medicare and/or Medicaid programs as a result of an investigation arising out of such an action. The scope of the federal false Claims Act was significantly expanded in both the Fraud Enforcement and Recovery Act of 2009, Pub. L. No. 111-21 (2009), and in the Patient Protection and Affordable Care Act of 2010, Pub. L. No. 111-148 (2010). In addition, a number of states have enacted similar laws prohibiting the submission of false or fraudulent claims to a state government. We are not aware of any qui tam actions pending against us. However, no assurance can be given that such actions may not be filed against us in the future, or that any non-compliance with such laws would not have a material adverse effect on our business, results of operations and financial condition.

State Regulatory Requirements

Each state has its own regulations concerning physician dispensing, restrictions on the corporate practice of medicine, anti-kick back and false claim regulations. In addition, each state has a board of pharmacy that regulates the sale and distribution of drugs and other therapeutic agents. Some states require that a physician obtain a license to dispense prescription products. When considering the commencement of business in a new state, we solicit the opinion of healthcare counsel regarding the expansion of operations into that statement and utilize local counsel when necessary.

Other United States Regulatory Requirements

In the United States, the research, manufacturing, distribution, sale, and promotion of drug and biological products are subject to regulation by various federal, state, and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), other divisions of the United States Department of Health and Human Services (e.g., the Office of Inspector General), the United States Department of Justice and individual United States Attorney offices within the Department of Justice, and state and local governments. Pricing and rebate programs must comply with the Medicaid rebate requirements of the Omnibus Budget Reconciliation Act of 1990 and the Veterans Health Care Act of 1992, each as amended. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. All of these activities are also potentially subject to federal and state consumer protection, unfair competition, and other laws. In addition, we may be subject to federal and state laws requiring the disclosure of financial arrangements with health care professionals.

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California Board of Pharmacy

We maintain an active Wholesale Pharmacy License in California. A wholesaler permit is required before any company selling dangerous drugs or devices for resale or distribution in California may do business in California.

Foreign Regulatory Requirements

We may be subject to widely varying foreign regulations, which may be quite different from those of the FDA, governing clinical trials, manufacture, product registration and approval, and pharmaceutical sales. Whether or not FDA approval has been obtained, we must obtain a separate approval for a product by the comparable regulatory authorities of foreign countries prior to the commencement of product marketing in these countries. In certain countries, regulatory authorities also establish pricing and reimbursement criteria. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval.

Reimbursement and Pricing Controls

In many of the markets where we would commercialize a product, the prices of pharmaceutical products are subject, by law, to direct price controls and to drug reimbursement programs with varying price control mechanisms. Public and private health care payers control costs and influence drug pricing through a variety of mechanisms, including the setting of reimbursement amounts for drugs and biological products covered by Medicare Part B based on their Average Sales Prices calculated by manufacturers in accordance with the Medicare Prescription Drug, Improvement, and Modernization Act, as amended, through negotiating discounts with the manufacturers, and through the use of tiered formularies and other mechanisms that provide preferential access to certain drugs over others within a therapeutic class. Payers also set other criteria to govern the uses of a drug that will be deemed medically appropriate and therefore reimbursed or otherwise covered. In particular, many public and private health care payers limit reimbursement and coverage to the uses of a drug that are either approved by the FDA or that are supported by other appropriate evidence (for example, published medical literature) and appear in a recognized drug compendium. Drug compendia are publications that summarize the available medical evidence for particular drug products and identify which uses of a drug are supported or not supported by the available evidence, whether or not such uses have been approved by the FDA. For example, in the case of Medicare coverage for physician-administered oncology drugs, the Omnibus Budget Reconciliation Act of 1993, with certain exceptions, prohibits Medicare carriers from refusing to cover unapproved uses of an FDA-approved drug if the unapproved use is supported by one or more citations in the American Hospital Formulary Service Drug Information, the American Medical Association Drug Evaluations, or the United States Pharmacopoeia Drug Information. Another commonly cited compendium, for example under Medicaid, is the DRUGDEX Information System.

The foregoing description of laws and regulations affecting health care companies is not meant to be an all-inclusive discussion of aspects of federal and state fraud and abuse laws that may affect our business, results of operations and financial condition. Health care companies operate in a complicated regulatory environment. These or other statutory or regulatory initiatives may affect our revenues or operations. No assurance can be given that our practices, if reviewed, would be found to be in compliance with applicable fraud and abuse laws (including false claims laws and anti-kickback prohibitions), as such laws ultimately may be interpreted, or that any non-compliance with such laws or government investigations of alleged non-compliance with such laws would not have a material adverse effect on our business, results of operations and financial condition.

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FDA Warning Letter

On April 8, 2010, the FDA issued a warning letter to PTL. FDA warning letters are not final FDA actions but are investigative tools used by the agency to elicit corrective action. A company that receives a warning letter is expected to respond to the FDA by presenting a corrective plan to address issues raised. The April 8, 2010 warning letter asserted that certain convenience packs appeared to be unapproved new drugs. The warning letter asserted that convenience packs were intended to diagnose, treat or cure disease and therefore should be categorized as new drugs. The letter also stated that the convenience packs were not generally recognized as safe and effective for their intended use and also asserted that the products appeared to be intended for self-administration without medical supervision. To facilitate discussions with the FDA, we voluntarily stopped providing our physician clients with completed convenience packs.

The Company responded to the FDA in a letter dated April 26, 2010. In the response, we asserted that our products were medical food convenience packs. We indicated that the FDA had a long history of recognizing convenience kits and had a published guidance for their use. We indicated that our convenience packs contain two FDA regulated products — a pharmaceutical and a medical food. Both products are either approved by the FDA, i.e. the pharmaceutical, or a medical food containing ingredients that are generally recognized and safe for their intended use, or GRAS. The Company’s plan outlined in the April 26, 2010 letter included a request for a meeting with the FDA to further clarify their objections.

A meeting was held on August 3, 2010 in Irvine, CA with FDA representatives from both the Regional Office in California and Washington, D.C. (via teleconference). An officer from the Prescription Drug Division asserted that it was her position that the medical food alters the pharmacokinetics of the pharmaceutical contained in the convenience pack (the length of time that the drug remained in the blood) and, on that basis, asserted that the convenience packs were unapproved new drugs. We presented an 800 page study commissioned by the FDA in 1982 concluding that amino acids did not alter the pharmacokinetics of drugs. Secondly, the FDA officer presented a patient package insert that explained to the patient that the medical food could lead to a reduction of the dose of the pharmaceutical contained in the convenience pack. The Company agreed that the language was inartful. A senior FDA representative then pointed out that, if the claim was altered to allow the physician to determine the right dose of the drug, reducing, increasing or not changing usual dose, then the claim would fall under the practice of medicine, which the FDA does not regulate. Finally, the FDA representative was unaware that we had an FDA approved IND (Investigational New Drug Number) and that under that IND we had been submitting protocols to the Drug Branch (CDER) of the FDA since 2001. The Company had received several letters from CDER indicating that our convenience packs were not new drugs. The FDA requested copies of these letters, which were subsequently provided to the FDA unit responsible for the Warning Letter. The Company agreed that, until a formal response to the meeting was filed, the Company would not ship convenience packs or components of convenience packs.

The Company formally responded to the FDA in a letter dated September 13, 2010. In that letter, we summarized the issues presented at the August 3, 2010 meeting. The Company again indicated to the FDA that the agency had a long history of recognizing convenience kits and had published a formal guidance document that outlined the rules for distribution of convenience kits. The Company reiterated its position that placing one FDA product in a kit with a second FDA regulated product does not create a new drug as long as one product does not alter the other and vice versa. More specifically, the Company believes that, with the appropriate labeling and accompanying instructions to physicians and patients, there is no legal bar to use of a convenience pack for two such products each in full compliance with all FDA laws and regulations.

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We agreed to remove from our patient materials and promotional materials a claim that the co-administration of our medical foods with the prescription drug could reduce the dose of the prescription drug. We further agreed to refrain from providing any materials that would promote any off-label use of a prescription drug, including both indication and dose of the drug. The FDA generally gives a formal response in writing in 30 days. If the FDA does not respond within 30 days, it is accepted industry practice to operate on the assumption that the plan has been accepted by the FDA. To date, we have received no response to our September 13, 2010 letter. Accordingly, the Company began to provide components of the convenience kits in October 2010 to physician clients, who would then assemble the convenience pack for their patients.

Following the receipt of the FDA warning letter on April 8, 2010 and to facilitate discussions with the FDA, we voluntarily stopped providing completed convenience packs. Instead, we supplied the components of the convenience packs to our physician clients and they could dispense the components packaged together to their patients. We provide our physician clients an appropriately labeled box containing the medical food product and a package insert. The physician purchases the pharmaceutical and assembles the convenience pack at the time of dispensing. The PDRx system prints the box label and patient instructions. After we stopped assembling convenience-packed products, sales of individual medical foods and pharmaceutical products rose to make up for the loss of sales of convenience packs and our overall revenue was not impacted. As of the date of this report, we continue to provide the components of the convenience packs to our physician clients and they assemble the convenience packs for their patients. We have found that providing the various components and permitting our physician clients to assemble the convenience packs at the time they are dispensed to the patient is more convenient and cost effective.

In January 2011, the FDA Structured Product Labeling, or SPL, division requested a teleconference with the Company. This teleconference was led by the head of the FDA’s National Drug Code database registration. The FDA SPL division indicated that it had determined to register the Company’s convenience packs in the National Drug Code database as a Medical Food-Drug Convenience Kit. Subsequently, the FDA has registered 38 of our convenience kits after careful review of all labels and claims. This official listing can be examined on the government Web site Daily Med at www.dailymed.com. The information from the National Drug Code database flows through to all commercial databases such as First DataBank, Medispan and Red Book. Third party payers rely on the information in these commercial databases when determining reimbursements for pharmaceutical products.

Also in January 2011, inspectors from the Southwest Regional Office of the FDA inspected Company facilities and reviewed medical food labels without comment. A formal report will be issued by the agency in four to six months after laboratory analysis of product samples is complete. No deficiencies in the facility or operations were noted during the inspection. As of March 2012, we have not received a formal report and no additional inspections have occurred or been scheduled.

Competition

We provide services in a segment of the healthcare industry that is highly fragmented and extremely competitive. Our actual and potential competitors in the United States and abroad may include major specialty pharmaceutical, biotechnology, packaged food and medical food companies such as Nestle Nutrition, PamLab LLC, Primus Pharmaceuticals Inc., Neptune Technologies & Bioresources Inc., Abbot Nutrition and Accera Inc. Many of our potential competitors have considerably greater financial, technical, marketing, research and other resources than we do, which may allow these competitors to discover important information and technology before we do. It is anticipated that competition will continue to increase due to such factors as increased consumer awareness and company publications. Our competitors may succeed in developing products that circumvent our technologies or product candidates. Also, our competitors may succeed in developing technologies or products that are more effective than those that will be developed by us or that would render our technology or product candidates less competitive or obsolete.

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In addition, we are developing our product candidates to complement certain methods for treating various conditions . If those methods change, it is likely that the demand for our services and product candidates would significantly decline or cease altogether. The development of new or superior competing technologies or products, or a change in the methodology of treating the ailments that our products address, could affect our competitive position and harm our business. Moreover, these competitors may offer broader product lines and have greater name recognition than us and may offer discounts as a competitive tactic.

Additionally, several development-stage companies are currently making or developing product candidates that compete with or will compete with our potential products. Competitors may succeed in developing, obtaining approval from the FDA or marketing technologies or products that are more effective or commercially attractive than our potential products or that render our technologies and current or potential products obsolete. Competitors may also develop proprietary positions that may prevent us from commercializing product candidates.

We believe that there are no competitors in medication management that offer a comprehensive solution with ease of use, accessibility, information content and financial opportunity for physicians comparable to ours, especially the availability of patented medical food and medical food convenience-packs. In the emerging market for medical food products we have gained a competitive position due to our adherence to the letter of the statute that requires physician supervision and prohibits sales directly to the consumer. By promoting the PTL brand to physicians we have been able to establish a presence in the medical community. Our patented products and clinical trials have validated the clinical utility of medical foods as standalone products as well as an adjunct to pharmaceuticals in certain specified disease states.

The medical foods sector is a small part of the greater market for clinical nutrition products worldwide. Because we have strived to abide by and exceed the legal requirements for medical food marketing we have set ourselves apart from our competitors. We have constituted an active Medical Advisory Board that consists of practicing physicians well versed in scientific research methods. In addition, we have employed the services of Dr. Arline MacDonald, a nutrition scientist to write our product monographs. We have also conducted a series of independent controlled clinical trials to validate the efficacy of our products. The results of two of these trials have been published in peer reviewed medical journals. We believe that the only other medical food company that has performed this level of scientific validation is Accera Inc., a company specializing in neurodegenerative diseases that currently markets a single medical food product.

To our knowledge, there is no other company in our industry that has created a complete solution for the dispensing, billing and collection of reimbursements from third party payers for point-of-care dispensed therapeutic agents. We sell medical foods, generic and branded drugs directly to the physician. The financial opportunity for practicing physicians is created when the physician acts as both the prescriber and the dispenser of drugs and medical foods. Other providers of these products to physicians depend upon the cash-and-carry model, where the patient pays for the product at the point of care and there is no insurance billing. By developing a system where we arrange for a contract between the dispensing physician and the insurance carrier, a mechanism for the patient and the physician is created to bill for products in the same manner that a pharmacy bills.

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Employees

We had 51 full-time employees as of December 31, 2010, of whom 34 were in product development, operations, and engineering, 5 in sales and marketing, and 12 in general, administrative and executive management.  In addition, we make use of a varying number of temporary employees and outsourced services to manage the normal cyclical growth and decline of animation staff requirements.  None of these employees is covered by a collective bargaining agreement and our management considers relations with employees and services partners to be good.

Facilities

We lease approximately 4,594 square feet of office space in Los Angeles, California to house our administrative, marketing and product development activities. We pay $12,716 per month in rent in Los Angeles, under a lease that expires February 28, 2012 .In addition, we lease several smaller storage spaces on a month-to-month basis. In general, we believe that our properties are well-maintained, adequate and suitable for their purposes.

Legal Proceedings

We are not involved in any material pending or threatened legal proceedings.

Item 1A.	Risk Factors.

FORWARD-LOOKING STATEMENTS

This amended Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “ Risk Factors” . We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. We undertake no obligation to update any forward-looking statements or other information contained herein.

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Cautionary Language Regarding Forward-Looking Statements and Industry Data

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

Factors that may cause or contribute actual results to differ from these forward-looking statements include, but are not limited to, for example:

•	Adverse economic conditions;

•	inability to raise sufficient additional capital to operate our business;

•	the commercial success and market acceptance of any of our products;

•	the maintenance of our products in the FDA National Drug Code database;

•	the timing and outcome of clinical studies;

•	the outcome of potential future regulatory actions, including inspections from the FDA;

•	unexpected regulatory changes, including unanticipated changes to workers' compensation state laws and/or regulations;

•	the expectation that we will be able to maintain adequate inventories of our commercial products;

•	the results of our internal research and development efforts;

•	the adequacy of our intellectual property protections and expiration dates on our patents and products;

•	the inability to attract and retain qualified senior management and technical personnel;

•	the potential impact, if any, of the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010 on our business;

•	our plans to develop other product candidates; and

•	other specific risks referred to in the section entitled “ Risk Factors ”.

All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from expectations under “Risk Factors” and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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Information regarding market and industry statistics contained in this Current Report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See the section entitled “ Risk Factors ” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Risks Related to Our Business

Our products and facility and the facilities of our manufacturers are subject to federal laws and regulations. Failure to comply with any law or regulation could result in penalties and restrictions on our manufacturers’ ability to manufacture and our ability to distribute products. If any such action were to be imposed, it could have a material adverse effect on our business and results of operations.

Although medical foods do not require pre-market approval by the FDA, manufacturers of medical foods must be registered with the FDA under a provision promulgated by the Public Health Security and Bioterrorism Preparedness and Response Act of 2002 (the Bioterrorism Act). Manufacturers of medical foods are subject to periodic inspection by the FDA. The manufacture of our medical foods is outsourced in its entirety to a third party manufacturer. We are evaluating additional manufacturers for selection as second source or back-up providers. Our medical foods have been reviewed by the FDA on several occasions. The inspection process includes a review of our facility, sampling of our products and a review of labeling and other patient and promotional materials related to our products. The most recent routine facilities inspection by the Southwest Regional Office of the FDA was conducted in January 2011. A formal report will be issued by the agency in four to six months after laboratory analysis of product samples is completed. No deficiencies in the facility or operations were noted during the inspection. Even if the results of the current inspection are positive, there is no certainty that the FDA will favorably review new medical food products we introduce or our manufacturers’ facilities in the future. If the outcome of the inspection is negative or if we or our manufacturers fail to comply with any law or regulation, we could be subject to penalties and restrictions on our manufacturers’ ability to manufacture and distribute products. Any such action may result in a material adverse effect on our business and results of operations. As of March 2012 we have not received a formal report and no additional inspections have occurred or been scheduled. For a more complete discussion of the laws and regulations to which we are subject, please see the section of this report titled “ Business —  Government Regulation ”.

If we are unable to secure reimbursement for our products from insurance companies on behalf of our physician clients, or if the collection cycle is protracted, revenue and cash flow from product sales by PTL and the billing and collection fee CCPI charges to our physician clients may be adversely affected.

The collection cycle in the workers’ compensation portion of our business, which has historically accounted for up to approximately 75% of claims managed by CCPI, may take from 45 days to in excess of four years after the initial submission of a claim by CCPI and may involve denials and an extensive appeals process. In the event a reimbursement claim is denied and we appeal the denial, there can be no assurance that we will be successful in such appeal. In the event a reimbursement is delayed, we may be required to wait in excess of four years before we are paid for the cost of product sold to our physician clients. In addition, because PMM, Hybrid Model and CCPI fee revenue is dependent on collections from insurance companies for physician clients, delays or difficulties with these collections will reduce collection revenue. In addition, collection issues on behalf of our physician clients may lead to dissatisfaction of our clients in our collection program and curtailed use of our products in their practice, which may adversely affect the growth of our business and our results of operations.

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Since the collection cycle for the reimbursement of our products has been protracted, cash flow from the products sold and support services provided to our physician clients may be adversely affected and we may be unable to sustain the growth of our Company at its current rate without additional financing.

In the event the collection cycle for the reimbursement claims we make on behalf of our physician clients continues to be protracted, revenue from the products sold and support services provided to physician clients, which is the most lucrative part of our business, may be adversely affected. A prolonged collection cycle also reduces our cash flow and requires us to seek additional financing to support our operations. Such additional financing may not be available on terms acceptable to us or at all. If we raise funds by issuing additional securities, the newly issued securities may further dilute your ownership interest. If adequate funds are not available, then we may be required to delay, reduce or eliminate product development or marketing programs. Our inability to take advantage of opportunities in the industry because of capital constraints may have a material adverse effect on our business and our prospects.

The Company had previously entered into agreements with the Internal Revenue Service and the California Franchise Tax Board for payment of amounts owed for its 2010 federal and state taxes. We intend to amend our 2010 tax returns to correct an error in our accounting method as corrected in our 2010 financial results restatement and that as a result we have no outstanding liabilities for 2010 income taxes and will not have to pay these amounts.

The Company filed its 2010 federal and state tax returns in April 2011 and June 2011, respectively, without including payment for amounts due and has not made estimated tax payments for the 2011 tax year. The Company has entered into agreements with the Internal Revenue Service and the California Franchise Tax Board to extend the payment of these taxes over a mutually agreeable period of time, both of which agreements were amended in October 2011. Thus far, we have paid $450,000 of the approximately $3,600,000 owed to the IRS and $175,000 of the approximately initial $1,000,000 owed to the California Franchise Tax Board. We were unable to pay the lump sum balances due for 2010 to either the IRS or the California Franchise Tax Board (“FTB) by the deadlines prescribed by the amended agreements. On January 24, 2012 the IRS sent a “Notice of Federal Lien” requesting payment of $3,466,519 by February 2, 2012. We have also kept the IRS up to date on our fundraising efforts but have not received any communication that it would not pursue its collection efforts relating to 2010 tax liabilities. The IRS filed a general lien on February 17, 2012. We subsequently communicated to both the IRS and the FTB. In order to delay the IRS from taking any enforcement actions in the event we are unable to pay the 2010 federal tax liabilities in full the IRS has proposed that in lieu of that we commence monthly payments of $150,000 on March 28, 2012. We did not make that payment. The FTB has not filed a lien and has agreed not to pursue collection efforts if we pay the 2010 liabilities in full or in the event we cannot do that, to commence monthly installment payments of $100,000 beginning on April 20, 2012. We paid the initial installment but did not make any subsequent payments.

As a result of our assessment that certain sales collectability at the time of sale could not be reasonably assured, these sales did not meet the criteria for tax purposes the Company recalculated its 2010 and 2011 tax liabilities and determined that no income taxes are owed for either year. We filed amended tax returns for 2010 and to file our 2011 returns using a change in accounting method consistent with our financial results restatement. We expect to receive in excess of $800,000 in refunds for taxes, interest and penalties paid. We believe that filing such returns will suspend collection and enforcement efforts by both the IRS and the FTB. We further understand that filing such returns will likely result in tax audits on the part of both agencies. There can be no assurances that the agencies will accept our amended returns and will not pursue collection and enforcement efforts.

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In April 2010, the FDA sent us a warning letter about our convenience-packed products. As a result of objections made by the FDA, we have removed reduced drug dosage claims in our patient and promotional materials. There can be no assurance that the FDA will not raise additional objections with respect to our products. Any such action could have a material adverse effect on our business, operations and results of operations.

One of our divisions, Physician Therapeutics (PTL), received a warning letter from the Los Angeles District of the FDA on April 8, 2010 related to our convenience-packed products. To facilitate discussions with the FDA, we voluntarily stopped providing our physician clients with completed convenience packs. We responded to the FDA on April 24, 2010 and met with the FDA on August 3, 2010. We then corresponded with the FDA on August 24, 2010 and September 13, 2010 with a plan to address the FDA’s concerns about our convenience-packed products. We agreed to remove from our patient and promotional materials a claim that the co-administration of our medical foods with the prescription drug could reduce the dose of the prescription drug. We further agreed to refrain from providing any materials that would promote any off-label use of a prescription drug, including both indication and dose of the drug. In the future, the FDA could raise additional objections about our products. As a result of these objections, we could be required to make further modifications in accordance with the FDA’s requests. Any such action could have a material adverse effect on our business and results of operations. We have not received and comments or deficiencies notice from the FDA.

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A significant portion of the Company’s revenues are derived from the sale of a single product.

In fiscal years 2010 and 2009, the Company derived 53% and 54% of its revenues respectively from the sale of Theramine . Following the receipt of the FDA warning letter, the Company voluntarily stopped shipping completed Theramine and instead began providing physician clients with the components of the convenience pack, which physician clients could determine to package together for a patient’s use. We have found that providing the various components and permitting our physician clients to assemble the convenience packs at the time they are dispensed to the patient is more convenient and cost effective. While we continue to sell the components of the convenience packs we cannot assure you that shifting the assembly of Theramine to our physician clients will not have a material adverse effect on the Company’s operating results.

A substantial portion of the Company’s revenue is derived from a limited number of physician clients and the loss of any one or more of them may have an immediate adverse effect on our financial results.

In the fiscal years 2010 and 2009, 41% and 51%, respectively, of the Company’s revenues were derived from individual customers representing 10% or more of the total sales. The Company does not receive purchase volume commitments from clients and physicians may stop purchasing our products and services with little or no warning. The loss of any one or more of these customers may have an immediate adverse effect on our financial results.

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There is no certainty that our products will continue to be reimbursed by private insurance, Medicare and workers compensation insurers. If these entities do not continue to reimburse for the costs of our products, this could have a material adverse effect on our business and results of operations.

In order for private insurance, Medicare and workers compensation insurers to reimburse the cost of our products, we must, among other things, maintain registration of the products in the National Drug Code (NDC) registry, maintain our re-labeler license, maintain our company formulary approval by Pharmacy Benefits Managers and maintain recognition by insurance companies and the Center For Medicare and Medicaid Services (CMS) of the Department of Health and Human Services that our products are covered by various agencies. There is no certainty that we will be able to maintain these requirements for insurance reimbursement of our products. If our physician clients do not continue to be reimbursed for dispensing our products, they may choose not to purchase them and our business and results of operations may be adversely affected. If physician clients are unable to obtain adequate reimbursement for dispensing our products, they may not be able to pay us for outstanding product invoices currently included in our accounts receivable. While the physician client remains responsible for payment of product invoices in accordance with our agreement regardless of reimbursement, pursuing legal remedies for the collection of these amounts may be costly and take considerable time.

There is no guaranty that our products will remain registered in the NDC registry or in commercial databases. If we are unable to maintain our registration, our business and results of operations may be adversely affected.

The Drug Listing Act of 1972 requires registered drug establishments to provide the FDA with a current list of all drugs manufactured, prepared, propagated, compounded, or processed by it for commercial distribution. Drug products are identified and reported using a unique, three-segment number, called the National Drug Code (NDC), which is a universal product identifier for human drugs.

In order to obtain insurance reimbursement, products must be identified by their NDC numbers. Manufacturers of drugs, devices and biologics have traditionally registered their products in one or more of the NDC databases in order to be reimbursed by third party payers. The submission of establishment registration and drug listing forms has been completed exclusively on paper until recently. Beginning June 1, 2009 a new law became effective that requires that drug establishment registration and drug listing information be submitted electronically. Our medical food products are registered in the FDA NDC database in the previous paper format. The new Structured Product Labeling format introduced by the FDA in June 2009 is a very complex system that involves translating traditional registration information into XML format. As a result of difficulties with the electronic program, the FDA instituted weekly conference calls to resolve registration problems and, as a result of these obstacles, there can be no guarantee that these products can be registered in the new electronic format.

We have registered our medical foods and medical food convenience packs in the First Databank, Medispan and Redbook databases. All the core medical foods are registered in the FDA’s official National Drug Code database. In addition, the Company has registered 38 of its 48 convenience packs in the NDC database. There is no assurance that we can maintain our registrations in either the FDA NDC database or the private registration systems. The majority of insurance companies draw their information from the private databases but there is no assurance that our products will remain in the databases or that new products we develop will be added to such databases, which could leave doctors unable to obtain reimbursement for our products. If we are unable to maintain our registration, our business and results of operations may be adversely affected.

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If we are forced to reduce our prices, our business, financial condition and results of operations may suffer.

We may be subject to pricing pressures with respect to our future sales arising from various sources, including practices of health insurance companies, Internet pharmacies, and pharmacy benefits managers, including those operating outside the United States, and government action affecting pharmaceutical reimbursement under Medicare. Our physician clients and the other entities with which we have a business relationship are affected by changes in regulations and limitations in governmental spending for Medicare and Medicaid programs. Recent government actions could limit government spending for the Medicare and Medicaid programs, limit payments to physicians and other providers and increase emphasis on competition and other programs that potentially could have an adverse effect on our customers and the other entities with which we have a business relationship. If our pricing experiences significant downward pressure, our business will be less profitable and our results of operations may be adversely affected. In addition, because cash from sales funds our working capital requirements, reduced profitability could require us to raise additional capital to support our operations.

If we are unable to successfully introduce new products or services or fail to keep pace with medical advances and developments in billing services, our business, financial condition and results of operations may be adversely affected.

The successful implementation of our business model depends on our ability to adapt to evolving technologies and industry standards and introduce new products and services. We cannot assure you that we will be able to introduce new products on schedule, or at all, or that such products will achieve market acceptance. Moreover, competitors may develop competitive products that could adversely affect our results of operations. A failure by us to introduce planned products or other new products or to introduce these products on schedule may have an adverse effect on our business, financial condition and results of operations.

If we cannot adapt to changing technologies, our products and services may become obsolete, and our business could suffer. Because the Internet and healthcare information markets are characterized by rapid technological change, we may be unable to anticipate changes in our current and potential customers’ requirements that could make our existing technology obsolete. Our success will depend, in part, on our ability to continue to enhance our existing products and services, develop new technology that addresses the increasingly sophisticated and varied needs of our prospective customers, license leading technologies and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our proprietary technology to evolving customer requirements or emerging industry standards, and, as a result, our business may suffer.

If physicians do not accept our products and services, or delay in deciding whether to purchase our products and services, our business, financial condition and results of operations may be adversely affected.

Our business model depends on our ability to sell our products and services. Acceptance of our products and services requires physicians to adopt different behavior patterns and new methods of conducting business and exchanging information. We cannot assure you that physicians will integrate our products and services into their workflow or those participants in the healthcare market will accept our products and services as a replacement for traditional methods of delivering pharmaceutical therapies and billing for those products. Achieving market acceptance for our products and services will require substantial sales and marketing efforts and the expenditure of significant financial and other resources to create awareness and demand by participants in the healthcare industry. If we fail to achieve broad acceptance of our products and services by physicians, and other healthcare industry participants or if we fail to position our products and services as a preferred therapies and medication management and pharmaceutical healthcare delivery, our business, financial condition and results of operations may be adversely affected.

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If our principal suppliers fail or are unable to perform their contracts with us, we may be unable to meet our commitments to our customers. As a result, our reputation and our relationships with our customers may be damaged and our business and results of operations may be adversely affected.

We currently purchase a majority of the medications that we repackage from Pharma Pac and manufacture all our medical food products at Arizona Nutritional Supplements Inc. These companies are subject to FDA regulation and they are responsible for compliance with current Good Manufacturing Practices. Although our agreements provide that our suppliers will abide by the FDA manufacturing requirements, we cannot control their compliance. If they fail to comply with FDA manufacturing requirements, the FDA could prevent Arizona Nutritional Supplements Inc. from manufacturing our products or, in the case of Pharma Pac, from selling its products to us. Although we believe that there are a number of other sources of supply of medications and manufacturers of medical food products, if these suppliers are unable to perform under our agreements, particularly at certain critical times such as when we add new physician clients that will require a large production of one or more products, we may be unable to meet our commitments to our customers. If this were to happen, our reputation as well as our relationships with our customers may suffer and our business and results of operations may be adversely affected.

If our software products fail to perform properly due to undetected errors or similar problems, our business could suffer.

Complex software such as our PDRx system often contains undetected defects or errors. It is possible that such errors may be found after introduction of new software or enhancements to existing software. We continually introduce new solutions and enhancements to our products, and, despite testing by us, it is possible that errors might occur in our software. If we detect any errors before we introduce an upgrade or an enhancement, we might have to delay deployment for an extended period of time while we address the problem. If we do not discover errors that affect software or any upgrades or enhancements until after they are deployed, we would need to provide revisions to correct such errors. Errors in our software could result in harm to our reputation, lost sales, delays in commercial release, product liability claims, delays in or loss of market acceptance of our products and services and unexpected expenses and diversion of resources to remedy errors. Furthermore, our customers might use our products and software together with products from other companies. As a result, when problems occur, it might be difficult to identify the source of the problem and errors might cause us to incur significant costs, divert the attention of our technical personnel from our solution development efforts, impact our reputation and cause significant customer relations problems.

Factors beyond our control could cause interruptions in our operations, which may adversely affect our reputation in the marketplace and our business, financial condition and results of operations.

To succeed, we must be able to distribute our products and operate our support systems without interruption. We use certain third party suppliers to manufacture, supply and ship our medical food, branded and generic drug products to customers. If these third party suppliers fail to perform, we could experience an interruption in supplying our products to physician clients. In addition, although we have established a co-location site for our support services and we have disaster recovery programs in place, our operations could be vulnerable to interruption by damage from a variety of sources, many of which are not within our control, including without limitation: (1) power loss and telecommunications failures; (2) software and hardware errors, failures or crashes; (3) computer viruses and similar disruptive problems; and (4) fire, flood and other natural disasters. Any significant interruptions in the provision of our products or our services may damage our reputation in the marketplace and have a negative impact on our business, financial condition and results of operations.

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If our security is breached, we could be subject to liability, and customers could be deterred from using our services.

The Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009 controls all protocols for securely transmitting protected healthcare information over the Internet, via email and facsimile, including information protected by the Health Insurance Portability and Accountability Act of 1996 (HIPAA). Our business relies on using the Internet to transmit protected healthcare information. Regulations change rapidly and, if we cannot adapt our systems in a timely fashion, we could be liable for civil and criminal penalties. The HITECH Act provides a tiered system for assessing the level of each HIPAA privacy violation and, therefore, its penalty:

•	Tier A is for violations in which the offender didn’t realize he or she violated HIPAA and would have handled the matter differently if he or she had. A Tier A violation results in a $100 fine for each violation, and the total imposed for such violations cannot exceed $25,000 for the calendar year.

•	Tier B is for violations due to reasonable cause, but not “willful neglect.” The result is a $1,000 fine for each violation, and the fines cannot exceed $100,000 for the calendar year.

•	Tier C is for violations due to willful neglect that the organization ultimately corrected. The result is a $10,000 fine for each violation, and the fines cannot exceed $250,000 for the calendar year.

•	Tier D is for violations of willful neglect that the organization did not correct. The result is a $50,000 fine for each violation, and the fines cannot exceed $1,500,000 for the calendar year.

The HITECH Act also allows states’ attorneys general to levy fines and seek attorney’s fees from covered entities on behalf of victims. Courts now have the ability to award costs.

It is also possible that third parties could penetrate our network security or otherwise misappropriate patient information and other data. If this happens, our operations could be interrupted, and we may be subject to liability and regulatory action. We may need to devote significant additional financial and other resources to protect against security breaches or to alleviate problems caused by breaches. We could face financial loss, litigation and other liabilities to the extent that our activities or the activities of third-party contractors involve the storage and transmission of confidential information like patient records or credit information.

We may be liable for use of data we provide. If the data is incorrect, we could be liable for product liability or other claims that may be in excess of, or not covered by, our product liability insurance. This may harm our business, financial condition and results of operations.

We provide data for use by healthcare providers in treating patients. Third-party contractors provide us with some of this data. If this data is incorrect or incomplete, adverse consequences may occur and give rise to product liability and other claims against us. In addition, certain of our services provide applications that relate to patient clinical information, and a court or government agency may take the position that our delivery of health information directly to licensed practitioners exposes us to liability for wrongful delivery or handling of health information. While we maintain product liability insurance coverage in an amount that we believe is sufficient for our business, we cannot assure you that this coverage will prove to be adequate or will continue to be available on acceptable terms, if at all. A claim brought against us that is uninsured or under-insured could harm our business, financial condition and results of operations. Even unsuccessful claims could result in substantial costs and diversion of management resources.

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If we incur costs exceeding our insurance coverage in lawsuits that are brought against us in the future, it could adversely affect our business, financial condition and results of operations.

If we were to become a defendant in any lawsuits involving the manufacture and sale of our products and if our insurance coverage were inadequate to satisfy these liabilities, it may have an adverse effect on our business, financial condition and results of operations.

Our business depends on our intellectual property rights, and if we are unable to protect them, our competitive position may suffer.

Our business plan is predicated on our proprietary systems and technology. Accordingly, protecting our intellectual property rights is critical to our continued success and our ability to maintain our competitive position. We protect our proprietary rights through a combination of patents, trademark, trade secret and copyright law, confidentiality agreements and technical measures. We generally enter into non-disclosure agreements with our employees and consultants and limit access to our trade secrets and technology. We cannot assure you that the steps we have taken will prevent misappropriation of our technology. Misappropriation of our intellectual property would have an adverse effect on our competitive position. In addition, we may have to engage in litigation in the future to enforce or protect our intellectual property rights or to defend against claims of invalidity, and we may incur substantial costs and the diversion of management’s time and attention as a result.

If we are deemed to infringe on the proprietary rights of third parties, we could incur unanticipated expense and be prevented from providing our products and services.

We could be subject to intellectual property infringement claims as the number of our competitors grows and our products and applications’ functionality overlaps with competitive products. While we do not believe that we have infringed or are infringing on any proprietary rights of third parties, we cannot assure you that infringement claims will not be asserted against us or that those claims will be unsuccessful. We could incur substantial costs and diversion of management resources defending any infringement claims whether or not such claims are ultimately successful. Furthermore, a party making a claim against us could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief that could effectively block our ability to provide products or services. In addition, we cannot assure you that licenses for any intellectual property of third parties that might be required for our products or services will be available on commercially reasonable terms, or at all.

Our failure to license and integrate third-party technologies into our software may harm our business.

We depend upon licenses for some of the technology used in our software and hardware solutions from third-party vendors, including Microsoft and Citrix Systems, and intend to continue licensing technologies from third parties. These technologies might not continue to be available to us on commercially reasonable terms or at all. Most of these licenses can be renewed only by mutual consent and may be terminated if we breach the terms of the license and fail to cure a breach within a specified period of time. Our inability to obtain any of these licenses may delay development until equivalent technology can be identified, licensed and integrated, which would harm our business, financial condition and results of operations.

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Most of our third-party licenses are non-exclusive and our competitors may obtain the right to use any of the technology covered by these licenses and use the technology to compete directly with us. Our use of third-party technologies exposes us to increased risks, including, but not limited to, risks associated with the integration of new technology into our solutions, the diversion of our resources from development of our own proprietary technology and our inability to generate revenue from licensed technology sufficient to offset associated acquisition and maintenance costs. In addition, if our vendors choose to discontinue support of the licensed technology in the future or are unsuccessful in their continued research and development efforts, we might not be able to modify or adapt our own solutions.

If we do not maintain and expand our business with our existing customers, our business, financial condition and results of operations may be adversely affected.

Our business model depends on the success of our efforts to sell products and services to our existing customers. These customers might choose not to expand their use of our products and services. If we fail to generate additional business from our current customers, our revenue may grow at a slower rate or even decrease.

If we are unable to maintain existing relationships and create new relationships with pharmacy benefits managers and managed care payers, our business, financial condition and results of operations may be adversely affected.

We rely on pharmacy benefits managers to reimburse our physician clients for prescription medications dispensed in their offices. While many of the leading pharmacy benefit managers currently reimburse our physicians for in-office dispensing, none of these payers is under a long-term obligation to do so. If we are unable to increase the number of pharmacy benefits managers that reimburse for in-office dispensing, or if some or all of the payers who currently reimburse physicians decline to do so in the future, utilization of our products and services would decrease and, therefore, our business, financial condition and results of operations may be adversely affected.

Our business depends in part on and will continue to depend in part on our ability to establish and maintain additional strategic relationships. Our failure to establish and maintain these relationships could make it more difficult to expand the reach of our products, which may have a material adverse effect on our business.

To be successful, we must continue to maintain our existing strategic relationships, such as our relationship with Arizona Nutritional Supplements, which manufactures our medical food products, and H.J. Harkins Co., Inc. (“Pharma Pac”), which provides our generic pharmaceuticals, and distributor relationships, and establish additional strategic relationships with leaders in a number of pharmaceutical, healthcare and healthcare information technology industry segments. This is critical to our success because we believe that these relationships contribute towards our ability to extend the reach of our products and services to a larger number of physicians and physician groups and to other participants in the healthcare industry; develop and deploy new products and services; further enhance the Physician Therapeutics brand in the U.S. and the Targeted Medical Pharma brand internationally; and generate additional revenue and cash flows. Entering into strategic relationships is complicated because strategic partners may decide to compete with us in some or all of our markets. In addition, we may not be able to maintain or establish relationships with key participants in the healthcare industry if we conduct business with their competitors. We depend, in part, on our strategic partners’ ability to generate increased acceptance and use of our products and services. If we lose any of these strategic relationships or fail to establish additional relationships, or if our strategic relationships fail to benefit us as expected, we may not be able to execute our business plan, and our business, financial condition and results of operations may suffer.

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We must attract quality management in order to manage our growth. Failure to do so may result in slower expansion.

In order to support the growth of our business, we will need to expand our senior management team. We have an active recruitment program for managers, middle managers and senior managers. There is no assurance that we will be capable of attracting quality managers and integrating those individuals into our management system. Without experienced and talented management, the growth of our business may be adversely impacted.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees we need to support our business. Without skilled employees, the quality of our product development and services could diminish and the growth of our business may be slowed, which may have a material adverse effect on our business, financial condition and results of operations.

Our ability to provide high-quality products and services to our clients depends in large part upon our employees’ experience and expertise. We must attract and retain highly qualified personnel with a deep understanding of the pharmaceutical and healthcare information technology industries. In addition, we invest significant time and expense in training our employees, increasing their value to clients as well as to competitors who may seek to recruit them, which would increase the costs of replacing them. If we fail to retain our employees, the quality of our product development and services could diminish and the growth of our business may be slowed. This may have a material adverse effect on our business, financial condition and results of operations.

If we lose the services of our key personnel, we may be unable to replace them, and our business, financial condition and results of operations may be adversely affected.

Our success largely depends on the continued skills, experience, efforts and policies of our management and other key personnel and our ability to continue to attract, motivate and retain highly qualified employees. In particular, the services of William E. Shell, M.D, our Chief Executive Officer, are integral to the execution of our business strategy. We have an employment agreement with Dr. Shell that will expire, if not renegotiated, in December 2014. We believe that the loss of the services of Dr. Shell could adversely affect our business, financial condition and results of operations. We cannot assure you that we will continue to retain Dr. Shell. We do not maintain key man insurance for any of our key employees.

Our failure to compete successfully could cause our revenue or market share to decline.

The market for our products and services is competitive and is characterized by rapidly evolving industry standards, technology and user needs and the frequent introduction of new products and services. Some of our competitors, which include major pharmaceutical companies with alternatives to our products, may be more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources than us. Moreover, we expect that competition will continue to increase as a result of consolidation in both the pharmaceutical and healthcare industries. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. We compete on the basis of several factors, including distribution of products and services, reputation, scientific validity, reliability, accuracy and security, client service, price, and industry expertise and experience. We also face competition from providers of other medication repackaging services and bulk pharmaceutical distributors. There can be no assurance that we will be able to compete successfully against current and future competitors or that the competitive pressures that we face will not materially adversely affect our business, financial condition and results of operations.

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Our future success depends upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our customers’ requirements.

We will need to expand our operations if we successfully achieve market acceptance for our products and services. We cannot be certain that our systems, procedures, controls and existing space will be adequate to support expansion of our operations. Our future operating results will depend on the ability of our officers and key employees to manage changing business conditions and to implement and improve our technical, administrative, financial control and reporting systems. We may not be able to expand and upgrade our systems and infrastructure to accommodate these increases. Difficulties in managing any future growth could have a significant negative impact on our business, financial condition and results of operations because we may incur unexpected expenses and be unable to meet our customers’ requirements.

In order to expand our business into additional states, we will need to comply with regulatory requirements specific to such state and there can be no assurance that we will be able to initially meet such requirements or that we will be able to maintain compliance on an on-going basis.

Each state has its own regulations concerning physician dispensing, restrictions on the corporate practice of medicine, anti-kick back and false claims. In addition, each state has a board of pharmacy that regulates the sale and distribution of drugs and other therapeutic agents. Some states require a physician to obtain a license to dispense prescription products. When considering the commencement of business in a new state, we solicit the opinion of healthcare counsel regarding the expansion of operations into that state and utilize local counsel when necessary. However, there can be no assurance that we will be able to comply with the regulations of particular states into which we intend to expand or that we will be able to maintain compliance with the states in which we currently distribute our products. Our inability to maintain compliance with the regulations of states into which we currently ship our products or expand our business into additional states may adversely affects our results of operations.

If we are unable to successfully integrate businesses we acquire, our ability to expand our product and service offerings and our customer base may be limited.

In order to expand our product and service offerings and grow our business by reaching new customers, we may acquire businesses that we believe are complementary. The successful integration of acquired businesses is critical to our success. Such acquisitions involve numerous risks, including difficulties in the assimilation of the operations, services, products and personnel of the acquired company, the diversion of management’s attention from other business concerns, entry into markets in which we have little or no direct prior experience, the potential loss of the acquired company’s key employees and our inability to maintain the goodwill of the acquired businesses. If we fail to successfully integrate acquired businesses or fail to implement our business strategies with respect to these acquisitions, we may not be able to achieve expected results or support the amount of consideration paid for such acquired businesses.

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The successful implementation of our acquisition strategy depends on our ability to identify suitable acquisition candidates, acquire companies on acceptable terms, integrate their operations and technology successfully with our own and maintain the goodwill of the acquired business. We are unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed. Moreover, in pursuing acquisition opportunities, we may compete for acquisition targets with other companies with similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we have. Competition for these acquisition targets may also result in increased prices of acquisition targets.

Risks Related to Our Industry

We and our suppliers and manufacturers are subject to a number of existing laws, regulations and industry initiatives and the regulatory environment of the healthcare industry is continuing to change. If it is determined that we or our suppliers or manufacturers are not in compliance with the laws and regulations to which we are subject, our business, financial condition and results of operations may be adversely affected.

As a participant in the healthcare industry, our operations and relationships, and those of our customers, are regulated by a number of federal, state and local governmental entities and our products must be capable of being used by our customers in a manner that complies with those laws and regulations. Inability of our customers to do so could affect the marketability of our products or our compliance with our customer contracts, or even expose us to direct liability on a theory that we had assisted our customers in a violation of healthcare laws or regulations. Because of our direct business relationships with physicians and because the healthcare technology industry as a whole is relatively young, the application of many state and federal regulations to our business operations is uncertain. Indeed, there are federal and state fraud and abuse laws, including anti-kickback laws and limitations on physician referrals and laws related to off-label promotion of prescription drugs that may be directly or indirectly applicable to our operations and relationships or the business practices of our customers. It is possible that a review of our business practices or those of our customers by courts or regulatory authorities could result in a determination that may adversely affect us. In addition, the healthcare regulatory environment may change in a way that restricts our existing operations or our growth. The healthcare industry is expected to continue to undergo significant changes for the foreseeable future, which could have an adverse effect on our business, financial condition and results of operations. We cannot predict the effect of possible future legislation and regulation.

Any failure to comply with all applicable federal and state confidentiality requirements for the protection of patient information may result in fines and other liabilities, which may adversely affect our results of operations.

As part of the operation of our business, our physician clients provide to us patient-identifiable medical information. HIPAA grants a number of rights to individuals as to their identifiable confidential medical information (called “Protected Health Information”) and restricts the use and disclosure of Protected Health Information. Failure to comply with these confidentiality requirements may result in penalties and sanctions. In addition, certain state laws may impose independent obligations upon us and our physician clients with respect to patient-identifiable medical information. Moreover, various new laws relating to the acquisition, storage and transmission of patient medical information have been proposed at both the federal and state level. Any failure to comply may result in fines and other liabilities, which may adversely affect our results of operations.

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•	Electronic Prescribing. The use of our software by physicians to perform a variety of functions, including electronic prescribing, electronic routing of prescriptions to pharmacies and dispensing, is governed by state and federal law, including fraud and abuse laws. States have differing prescription format requirements. Many existing laws and regulations, when enacted, did not anticipate methods of e-commerce now being developed. While federal law and the laws of many states permit the electronic transmission of prescription orders, the laws of several states neither specifically permit nor specifically prohibit the practice. Given the rapid growth of electronic transactions in healthcare, and particularly the growth of the Internet, we expect the remaining states to directly address these areas with regulation in the near future. In addition, on November 7, 2005, the Department of Health and Human Services published its final “E-Prescribing and the Prescription Drug Program” regulations (E-Prescribing Regulations). These regulations are required by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (MMA) and became effective beginning on January 1, 2006. The E-Prescribing Regulations consist of detailed standards and requirements, in addition to the HIPAA and HITECH standards discussed above, for prescription and other information transmitted electronically in connection with a drug benefit covered by the MMA’s Prescription Drug Benefit. These standards cover not only transactions between prescribers and dispensers for prescriptions but also electronic eligibility and benefits inquiries and drug formulary and benefit coverage information. The standards apply to prescription drug plans participating in the

MMA’s Prescription Drug Benefit. Aspects of our clinical products are affected by such regulation because of the need of our customers to comply, as discussed above. Compliance with these regulations could be burdensome, time-consuming and expensive. We also could become subject to future legislation and regulations concerning the development and marketing of healthcare software systems. For example, regulatory authorities such as the U.S. Department of Health and Human Services’ Center for Medicare and Medicaid Services may impose functionality standards with regard to electronic prescribing and electronic health record (“EHR”) technologies. These could increase the cost and time necessary to market new services and could affect us in other respects not presently foreseeable.

•	Electronic Health Records. A number of important federal and state laws govern the use and content of electronic health record systems, including fraud and abuse laws that may affect providing such technology without cost to third parties. As a company that provides dispensing software systems to a variety of providers of healthcare, our systems and services must be designed in a manner that facilitates our customers’ compliance with these laws. Because this is a topic of increasing state and federal regulation, we must continue to monitor legislative and regulatory developments that might affect our business practices as they relate to regulatory developments that might affect our business practices as they relate to EHR technologies and pharmaceutical dispensing software systems. We cannot predict the content or effect of possible future regulation on our business practices.

•	Claims Transmission. Our system electronically transmits claims for prescription medications dispensed by physicians to patients’ payers for approval and reimbursement. Federal law provides that it is both a civil and a criminal violation for any person to submit, or cause to be submitted, a claim to any payer, including, without limitation, Medicare, Medicaid and all private health plans and managed care plans, seeking payment for any services or products that overbills or bills for items that have not been provided to the patient. If we do not follow those procedures and policies, or they are not sufficient to prevent inaccurate claims from being submitted, we could be subject to liability. As discussed above, the HIPAA Transaction Standards and the HIPAA Security Standards also affect our claims transmission services, since those services must be structured and provided in a way that supports our customers’ HIPAA and HITECH compliance obligations. Furthermore, to the extent that there is some type of security breach it could have a material adverse effect.

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•	Medical Devices. The U.S. Food and Drug Administration (FDA) has promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to register and list our products with the FDA; notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or obtain FDA approval by demonstrating safety and effectiveness before marketing a product. Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act’s general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA’s policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings regardless of whether the draft is finalized or changed. The FDA can impose extensive requirements governing pre- and post-market conditions like service investigation, approval, labeling and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

•	Licensure and Physician Dispensing. As a manufacturer of medical food products and a re-packager and distributor of drugs, we are subject to regulation by and licensure with the FDA, the Drug Enforcement Agency (DEA) and various state agencies that regulate wholesalers or distributors. Among the regulations applicable to our repackaging operation are the FDA’s “good manufacturing practices.” We are subject to periodic inspections of our facilities by regulatory authorities to confirm that we have policies and procedures in place in order to comply with applicable legal requirements. If we do not maintain all necessary licenses, if the FDA decides to substantially modify the manner in which it has historically enforced its good manufacturing practice regulations or the FDA or DEA finds any violations during one of their periodic inspections, we could be subject to liability, and our operations could be shut down. In addition to registration/licensure and “good manufacturing practices” compliance issues, federal and certain state laws require recordkeeping and a drug pedigree when a company is involved in the distribution of prescription drugs. Under the pedigree requirements, each person who is engaged in the wholesale distribution of a prescription drug in interstate commerce, who is not the manufacturer or an authorized distributor of record for that drug, must provide to the person who receives the drug, a pedigree for that drug. A drug pedigree is a statement of origin that identifies each prior sale, purchase, or trade of a drug. State laws in this area are not consistent with respect to their requirements, and thus we needs to carefully monitor legal developments in this area. To the extent we are found to violate any applicable federal or state law related to drug pedigree requirements, any such violation could adversely affect our business.

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While physician dispensing of medications for profit is allowed in most states, it is limited in a few states. It is possible that certain states may enact further legislation or regulations prohibiting, restricting or further regulating physician dispensing. Similarly, while in a July 2002 Opinion the American Medical Association’s Council on Ethical and Judicial Affairs (CEJA) provides, in relevant part, that “Physicians may dispense drugs within their office practices provided such dispensing primarily benefits the patient.” Although the AMA Code of Medical Ethics does not have the force of law, a negative opinion could in the future adversely affect our business, financial condition and results of operations.

Congress enacted significant prohibitions against physician self-referrals in the Omnibus Budget Reconciliation Act of 1993. This law, commonly referred to as “Stark II,” applies to physician dispensing of outpatient prescription drugs that are reimbursable by Medicare or Medicaid. Stark II, however, includes an exception for the provision of in-office ancillary services, including a physician’s dispensing of outpatient prescription drugs, provided that the physician meets specified requirements. We believe that the physicians who use our system or dispense drugs distributed by us are aware of these requirements, but we do not monitor their compliance and have no assurance that the physicians are in material compliance with Stark II. If it were determined that the physicians who use our system or dispense pharmaceuticals purchased from us were not in compliance with Stark II, it could have an adverse effect on our business, financial condition and results of operations.

As a distributor of prescription drugs to physicians, we are subject to the federal anti-kickback statute, which applies to Medicare, Medicaid and other state and federal programs. The federal anti-kickback statute prohibits the solicitation, offer, payment or receipt of remuneration in return for referrals or the purchase, or in return for recommending or arranging for the referral or purchase, of goods, including drugs, covered by the programs. The federal anti-kickback statute provides a number of statutory exceptions and regulatory “safe harbors” for particular types of transactions. We believe that our arrangements with our customers are in material compliance with the anti-kickback statute and relevant safe harbors. Many states have similar fraud and abuse laws, and we believe that we are in material compliance with those laws. If, however, it were determined that we, as a distributor of prescription drugs to physicians, were not in compliance with the federal anti-kickback statute, we could be subject to liability, and our operations could be curtailed. Moreover, if the activities of our customers or other entity with which we have a business relationship were found to constitute a violation of the federal anti-kickback law and we, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, we could be subject to sanction or liability under such laws, including civil and/or criminal penalties, as well as exclusion from government health programs. As a result of exclusion from government health programs, neither products nor services could be provided to any beneficiaries of any federal healthcare program.

Increased government involvement in healthcare could adversely affect our business.

U.S. healthcare system reform under the Medicare Prescription Drug, Improvement and Modernization Act of 2003, the Patient Protection and Affordable Care Act of 2010. U.S. and other initiatives at both the federal and state level, could increase government involvement in healthcare, lower reimbursement rates and otherwise change the business environment of our customers and the other entities with which we have a business relationship. While no federal price controls are included in the Medicare Prescription Drug, Improvement and Modernization Act, any legislation that reduces physician incentives to dispense medications in their offices could adversely affect physician acceptance of our products. We cannot predict whether or when future healthcare reform initiatives at the federal or state level or other initiatives affecting our business will be proposed, enacted or implemented or what impact those initiatives may have on our business, financial condition or results of operations. Our customers and the other entities with which we have a business relationship could react to these initiatives and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services. Additionally, government regulation could alter the clinical workflow of physicians, hospitals and other healthcare participants, thereby limiting the utility of our products and services to existing and potential customers and curtailing broad acceptance of our products and services. Additionally, new safe harbors to the federal Anti-Kickback Statute and corresponding exceptions to such law may alter the competitive landscape, as such new safe harbors and exceptions allow hospitals and certain other donors to donate certain items and services used in electronic prescription systems and electronic health records systems. These new safe harbors and exceptions are intended to accelerate the adoption of electronic prescription systems and electronic health records systems, and therefore provide new and attractive opportunities for us to work with physicians’ offices. In addition, the federal government and state governments, including Florida, have imposed or may in the future impose pedigree requirements for pharmaceutical distribution. Our medications business is required to comply with any current regulations relating to pharmaceutical distribution and will be required to comply with any future regulations and such compliance may impose additional costs on our business.

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Consolidation in the healthcare industry could adversely affect our business, financial condition and results of operations.

Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and pharmacy benefits managers consolidate, thus decreasing the number of market participants, competition to provide products and services like ours will become more intense, and the importance of establishing relationships with key industry participants will become greater. These industry participants may try to use their market power to negotiate price reductions for our products and services. Further, consolidation of management and billing services through integrated delivery systems may decrease demand for our products. If we were forced to reduce our prices, our business would become less profitable unless we were able to achieve corresponding reductions in our expenses.

Risks Related to Our Common Stock

There is no active public trading market for our common stock. Until an active public trading market is established, you may not be able to sell your common stock if you need to liquidate your investment.

There is currently no active public market for our common stock. An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market value of your common stock and increase the volatility of prices paid for shares of our common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

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In the event a market develops for our common stock, the market price of our common stock may be volatile and may decline in value.

In the event a market develops for our common stock, the market price of our common stock may be volatile and may decline in value. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

We will incur increased costs as a public company which may affect our profitability.

Prior to the Reorganization, Targeted Medical Pharma operated as a private company in California. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, required changes in corporate governance practices of public companies. Compliance with these rules and regulations significantly increased our legal and financial compliance costs and some activities have become more time-consuming and costly. For example, we are required adopt policies regarding internal controls and disclosure controls and procedures. Management may need to increase compensation for senior executive officers, engage senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

As a result of being a fully reporting company, we are obligated to develop and maintain proper and effective internal controls over financial reporting and we are subject to other requirements that are burdensome and costly. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to furnish reports by management on, among other things, the effectiveness of our internal control over financial reporting for each fiscal year. These assessments need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our auditors have issued an attestation report on our management's assessment of our internal controls.

To comply with these requirements, we may need to acquire or upgrade our systems, including information technology, implement additional financial and management controls, reporting systems and procedures and hire additional legal, accounting and finance staff. If we are unable to establish our financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. In addition, if we are unable to conclude that our internal control over financial reporting is effective or that our disclosure controls and procedures are effective, we could lose investor confidence in the accuracy and completeness of our financial reports.

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Failure to comply with the new rules might make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. In the event the price of our shares of common stock falls below $5.00 per share, our shares will be considered to be penny stocks. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We also established an incentive compensation plan for our management and employees. We have granted options to purchase shares of our common stock and warrants to purchase our common stock to our directors, employees and consultants and we will grant additional options and warrants in the future. The issuance of shares of our common stock upon the exercise of these options and warrants will also result in dilution to our stockholders.

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We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

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We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Item 2.	Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

FORWARD-LOOKING STATEMENTS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. These forward-looking statements are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management. Forward-looking statements include our expectations regarding product and services, revenue and short- and long-term cash needs. In some cases, words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “estimates”, variations of these words, and similar expressions are intended to identify forward-looking statements. The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and the notes thereto included elsewhere in this Current Report on Form 8-K/A. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in this section and in “Risk Factors.”

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RECENT HIGHLIGHTS OF THE COMPANY

•	FDA registration of convenience kits in the FDA National Drug Code Database;
•	Addition of new distributors and sales representatives;
•	Launch sale of products into Michigan, Illinois, Nevada, Arizona and Pennsylvania;
•	Publication of controlled clinical trials in peer-reviewed journals;
•	Issuance of patents on our products;
•	Growth of our CCPI subsidiary to support the dispensing activity of approximately 150 physician clients through the use of our PDRx software and the claims submission process on behalf of such physician clients relating to our products;
•	Expansion of CCPI’s claims submission automation and further upgrades of the PDRx software;
•	Expansion of management;
•	We received approximately $733,000 in three grants under the Qualified Therapeutic Discovery Project tax credit reviewed by the Internal Revenue Service and the Department of Health and Human Services; and
•	Initiation of a relationship with Israel based LycoRed Ltd. to explore the possibility of co-developing an asthma management system for US and foreign distribution.

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FDA WARNING LETTER

We received a warning letter from the FDA on April 8, 2010 related to our convenience-packed products. To facilitate discussions with the FDA, we voluntarily stopped providing our physician clients with completed convenience packs. Instead, we supplied the components of the convenience packs separately to our physician clients and they had the option of dispensing the components packaged together to their patients. We responded to the FDA on April 27, 2010 and met with the FDA on August 3, 2010. We then corresponded with the FDA on August 24, 2010 and September 13, 2010 with a plan to address the FDA’s concerns about our convenience-packed products. We agreed to remove from our patient materials and promotional materials a claim that the co-administration of our medical foods with the prescription drug could reduce the dose of the prescription drug. We further agreed to refrain from providing any materials that would promote any off-label use of a prescription drug, including both indication and dose of the drug. There is no certainty whether the FDA will raise additional objections about our convenience-packed products. There is no prohibition against physicians prescribing a medical food product contemporaneously with a drug regulated by the FDA. At all times, our dispensing physician clients could provide the medical food and prescription drug in a convenience pack in their practice of medicine. We currently provide the components of the convenience kits to our physician clients and they assemble the kits for their patients.  We have found that providing the various parts and permitting our physician clients to assemble the convenience packs on location is more cost effective for us.

PRICING PRESSURE

We may be subject to pricing pressures with respect to our future sales arising from various sources, including policies of health insurance companies and pharmacy benefits managers and government action affecting pharmaceutical reimbursement under Medicare and Medicaid. Future government actions could limit government spending for the Medicare and Medicaid programs, limit payments to physicians and other providers and increase emphasis on competition and other programs that potentially could have an adverse effect on our customers and the other entities with which we have a business relationship. If our pricing experiences significant downward pressure, our business will be less profitable and our results of operations would be adversely affected. In addition, because cash from sales funds some of our working capital requirements, reduced profitability could require us to raise additional capital sooner than we would otherwise need.

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RESULTS OF OPERATIONS

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

TARGETED MEDICAL PHARMA, INC.

CONSOLIDATED STATEMENTS OF INCOME

Year ended December 31, 2010 and 2009

	Restated		Restated
	Year Ended		Year Ended
	December 31,		December 31,

		% of		% of
	2010	Sales	2009	Sales
Revenues:
Product Sales	$6,544,311	85.9%	$6,647,608	90.4%
Service Revenue	1,078,166	14.1%	705,074	9.6%
Total Revenue	7,622,477	100.0%	7,352,682	100.0%

Cost of Product Sold	1,228,722	16.1%	1,257,727	17.1%
Cost of Services Sold	1,343,770	17.6%	208,541	2.8%
Total Cost of Sales	2,572,492	33.7%	1,466,268	19.9%

Total Gross Profit	5,049,985	66.3%	5,886,414	80.1%

Operating Expenses:
Research and Development	320,106	4.2%	21,599	0.3%
Selling, General and Administrative	6,305,805	82.7%	4,952,644	67.4%
Total Operating Expenses	6,625,911	86.9%	4,974,243	67.7%
Net Income (Loss) before Other Income	(1,575,926)	-20.6%	912,171	12.4%
Other Income and Expense
Interest Income (Expense)	-	0.0%	-	0.0%
Grant Income	733,439	9.6%	-	0.0%
Investment Income	3,970	0.1%	7,180	0.1%
Total Other Income	737,409	9.7%	7,180	0.1%

Net Income (Loss) before Taxes	(838,517)	-10.9%	919,351	12.5%
Income Taxes	-	0.0%	40,505	0.5%
Deferred Income Tax (Benefit)	(332,404)	-4.4%	314,961	4.3%
Net Income (Loss) before Comprehensive Income	(506,113)	-6.5%	563,885	7.7%
Unrealized Gain or (Loss) on Investments	1,530	0.0%	(1,980)	0.0%
Reclassification for losses included in Net Income	3,659	0.0%	-	0.0%
Comprehensive Income (Loss)	$(500,924)	-6.5%	$561,905	7.7%

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Revenue

Total restated revenue for the year ended December 31, 2010 increased $269,795, or 3.7%, to $7,622,477 from $7,352,682 for the year ended December 31, 2009.  Product revenue decreased $103,297 or 1.6% from the prior year $6,647,608 to $6,544,311. Service revenue increased $373,092, or 52.9%, from $705,074 in the prior year to $1,078,166 due to an increase in collections on behalf of physician clients by CCPI, our billing and claims collection subsidiary.  This increase in collections primarily resulted from an increased amount of managed claims receivable by CCPI on behalf of physician clients.

Cost of Goods Sold

Our products are manufactured by a third party. The cost of products sold decreased $29,005, or 2.3%, from $1,257,727 to $1,228,722 and the percentage of cost of goods sold to product revenue decreased from 18.9% to 18.8% in those periods. Even though revenues from sales to PMM and Hybrid customers is only recognized when payment is made, the cost of products sold is a period expense and is based on the shipments to these customers in the period which were higher in 2010 than in 2009. Cost of goods sold excludes depreciation since all production is outsourced to a third party and stored at an outsourced facility.

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Cost of Services Sold

The cost of services sold increased $1,135,229, or 544%, from $208,541 for the year ended December 31, 2009 to $1,343,770 for the year ended December 31, 2010 and the percentage of service revenue increased from 29.6% to 124.6% in those periods. These costs increased primarily because we increased our collections staff to handle increased outstanding claims that we expect to be collected in future periods.

Operating Expenses

Operating expenses for the year ended December 31, 2010 increased $1,651,668, or 33.2%, to $6,625,911 from $4,974,243 for the year ended December 31, 2009 and increased from 68% of revenue to 87% of revenue.  Operating expenses consist of research and development expense, selling expenses and general and administrative expenses and these increases are further described below.

Research and Development Expense

Research and development expenses for the year ended December 31, 2010 increased $298,507, or 1382%, to $320,106 from $21,599 for the year ended December 31, 2009 and increased from .3% of revenue to 4.2% of revenue. The level of expense varies from year to year depending on the number of clinical trials that we have in progress. Typically, we expense 50% of the contract amount upon completion of the clinical trials and 50% over the remainder of the record retention requirements under the contract.

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Selling, General and Administrative Expense

Selling, general and administrative expense, including facility expenses, professional fees, marketing, office expenses, travel and entertainment for the year ended December 31, 2010 increased $1,353,161, or 27%, to $6,305,805 from $4,952,644 for the year ended December 31, 2009 and increased from 67.4% of revenue to 82.7% of revenue. The increase in general and administrative expense was primarily due to a $540,097 increase in professional fees, and a $103,610 increase in depreciation and amortization from assets placed into service in late 2009 and in 2010. Professional fees for the year ended December 31, 2010 increased $540,097 or 52% to $1,571,980 from $1,031,883 for the year ended December 31, 2009. The increase in professional fees was due to an increase in costs for legal and accounting services as we prepared to become a public company and an increase in legal fees related to regulatory compliance.

Selling expenses for the year ended December 31, 2010 increased $256,802, or 156% to $420,545 from $163,743 for the year ended December 31,2009. The increase was primarily due to increased commissions paid to sales representatives based on our growth in revenue and the increased proportion of sales direct to physicians compared to sales to distributors for which we do not incur commissions.

Compensation expenses for year ended December 31, 2010 increased $460,469, or 15%, to $3,434,081 from $2,973,612 for the year ended December 31, 2009. This increase in compensation expenses was due to an increase in hiring for IT functions and general operations in addition to hiring for sales functions to support our growth in revenue. The decrease as a percentage of revenue resulted from revenue growing faster than the increase in compensation costs.

Other Income

Other Income for the year ended December 31, 2010 increased $730,229 to $737,409 from $7,180 for the year ended December 31, 2009 and increased from .1% of revenue to 9.7% of revenue. This increase was due to grants received from the Internal Revenue Service and the Department of Health and Human Services for our Qualified Therapeutic Discovery Project in the year ended December 31, 2010 of $733,439.

Current and Deferred Income Taxes

Combined Current and Deferred Income Taxes for the year ended December 31, 2010 decreased $687,870, or 194%, to a benefit of $332,404 from an expense of $355,466 for the year ended December 31, 2009. The decrease was primarily due to the decrease in.Net Income Before Taxes from $919,351 to a Net Loss before Taxes of $838,517. Through December 31, 2009, we reported income to the Internal Revenue Service on the cash basis. Beginning with the year ended December 31, 2010, we reported our taxable income on the accrual basis as, for the year ended December 31, 2010, we surpassed the gross receipts threshold set in the Internal Revenue Code of 1986, as amended, which requires a switch from cash to accrual method. Because of an error in the application of an accounting principal regarding revenue recognition, even under the accrual method we overstated our revenues. We have corrected that error in these restated financial statements and have filed amended US and California tax returns for 2010 using the corrected accounting regarding revenue recognition and are seeking refunds for all taxes paid.

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Net Income

Net Income for the year ended December 31, 2010 decreased $1,069,999 or 190%, to a loss of $506,113 from net income of $563,886 for the year ended December 31, 2009.  The decrease in net income was primarily due to the decrease in Net Income before Taxes.

FINANCIAL CONDITION

Our working capital of $274,127 as of December 31, 2010 decreased $1,232,955 from our December 31, 2009 working capital of $1,507,082. The decrease was primarily due to the $1,148,747 increase in accounts payable and accrued expenses and the note payable to related party of $300,000 as of December 31, 2010 compared to December 31, 2009.

Accounts Receivable

See the “ Business Model ” discussion above and the discussions of “ Revenue Recognition”, “Long Term Accounts Receivable”, and “ Allowance for Doubtful Accounts” under the “Critical Accounting Policies” discussion below. Under the Company’s physician managed model and hybrid model, CCPI performs billing and collection services on behalf of the physician and deducts the amount due from the physician client to TMP for product purchases and the CCPI fee upon collection of claims and before the reimbursement is forwarded to the physician client. Extended collection periods are typical in the workers’ compensation industry with payment terms extending from 45 days up to in excess of four years. The physician remains personally responsible for payment of all purchases of product from TMP and, during this long collection cycle, TMP retains a security interest in all products sold to the physician and the claims receivable that result from sales of the products by the physician.  CCPI maintains an accounting of all managed accounts receivable on behalf of the physician and regularly reports to the physician.  TMP bad debts for each business model are recognized on the allowance method based on historical experience, contractual payment terms and management's evaluation of outstanding accounts receivable.  Included in this analysis is a comparison of the total amount of all invoices due from the physician to TMP for products purchased to all outstanding claims in the managed accounts receivable on behalf of the physician.  To the extent that the amount due from the physician to TMP for product purchases exceeds the expected collectible value of outstanding claims in the managed accounts receivable, management takes additional measures including withholding additional amounts due to the physician client under the billing and collection services agreement.

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LIQUIDITY AND CAPITAL RESOURCES

We have historically financed operations through cash flows from operations as well as equity transactions. At December 31, 2010, our principal source of liquidity was $795,914 in cash and $244,416 in investments. We expect additional liquidity from net income from operations and collections of claims receivable. For the year ended December 31, 2010, we passed the threshold set by the tax code under which a corporation is required to switch from the cash method of reporting income to the accrual method. As of December 31, 2010 and prior to restatement, we recorded current income taxes payable of $5,054,635 and current deferred income tax liabilities of $1,287,776. As noted above we have restated our results for 2010 and 2009 and have eliminated our income tax liabilities in our financial statements. We have filed amended returns for 2010 based on these restated results.

On January 31, 2011, we consummated our Reorganization and are exploring sources of debt and equity capital funding. On October 5, 2010, we entered into an engagement agreement with Sunrise Securities Corp. for a firm commitment underwriting of a $20 million minimum to $30 million maximum financing, with a 15% overallotment, of our common stock. We filed a registration statement on Form S-1 with the Securities and Exchange Commission on February 14, 2011 relating to the Company’s initial public offering, which registration statement was subsequently withdrawn. We have also engaged in discussions with debt capital providers and are continuing with the due diligence process. Although there can be no assurance that we will be able to secure funding on terms acceptable to us, management believes that, based on the above factors, we will have adequate resources to fund our operations for the next twelve months.

Net cash provided by operating activities for the years ended December 31, 2010 and 2009 was $579,400 and $890,537, respectively. Workers’ compensation claims, which have historically accounted for 75% of the claims managed by CCPI, may take from 45 days to in excess of four years after the initial submission of a claim by CCPI to collect. Because our collection cycle can be long due to the workers’ compensation collection cycle, our increase in revenue and net income translated into a large increase in accounts receivable and a smaller increase in cash provided by operations. The increase in accounts receivable and potential collections by CCPI are expected to benefit cash flow in future years as we reach the point in the collection cycle where the revenue generated in 2010 is collected (but we will likely incur a similar phenomenon in future years if revenue is increasing dramatically). Collection expenses for workers’ compensation claims for the fiscal years ended December 31, 2010 and 2009 were $1.1 million and $210,000 million, respectively.

For the year ended December 31, 2010, we experienced a $1.2 million decrease in cash flows from operations from the combination of $5.8 million of net income, a $5.0 million increase in taxes payable, a $1.1 million decrease in deferred income taxes, a $.2 million decrease in deferred tax asset and a $11.1 million increase in accounts receivable. The $1.2 million decrease was offset by a $1.1 million increase in accounts payable, $.3 million of depreciation and amortization and $.4 million of changes in other accounts. The $.9 million increase in cash provided by operating activities during the year ended December 31, 2009 was primarily due to $4.0 million of net income and a $1.7 million increase in deferred income taxes partially offset by a $5.0 million increase in accounts receivable.

Net cash used by investing activities was $404,702 and $1,382,002 for the years ended December 31, 2010 and 2009, respectively. During 2010 and 2009, we incurred internal software development costs for our PDRx claims management and collection system of $510,188 and $381,747, respectively and purchased property and equipment of $196,567 and $456,995, respectively. Historically, capital expenditures have been financed by cash from operating activities. We used excess operating cash to purchase $543,260 of investments in 2009 and sold $302,053 of investments in 2010. All purchases were of highly liquid market investments.

Net cash provided by financing activities in the year ended December 31, 2010 was a $300,000 note receivable from the Targeted Medical Pharma Profit Sharing Plan. There were no financing activities in the year ended December 31, 2009 that provided any cash.

As of December 31, 2010, three physician clients constituted 39%, 16% and 13%, respectively of our outstanding accounts receivable.

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Allowance for doubtful accounts

Prior to restatement the allowance for Doubtful Accounts was $521,016 and $0 as of December 31, 2010 and December 31, 2009, respectively. As a result of the restatement the allowance for Doubtful Accounts has been reduced to $0 for the year ended December 31, 2010 since our remaining accounts receivable balance is less than a $1,000,000 and accounts are short-term and being paid according to contract terms.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have a material current effect, or that are reasonably likely to have a material future effect, on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures, or capital resources.

CONTRACTUAL OBLIGATIONS

The Company leases its operating facility under a lease agreement expiring February 28, 2012 at the rate of $12,716 per month and several smaller storage spaces rented on a month-to-month basis.  The Company, as lessee, is required to pay for all insurance, repairs and maintenance and any increases in real property taxes over the lease period on the operating facility.

CRITICAL ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include accounts of TMP and its wholly-owned subsidiary, CCPI, collectively referred to as "the Company".  All significant intercompany accounts and transactions have been eliminated in consolidation.  In addition, TMP and CCPI share the common operating facility, certain employees and various costs.  Such expenses are principally paid by TMP.  Due to the nature of the parent and subsidiaries relationship, the individual financial position and operating results of TMP and CCPI may be different from those that would have been obtained if they were autonomous.

Accounting estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

TMP markets medical foods and generic and branded pharmaceuticals through employed sales representatives, independent distributors and pharmacies. Product sales are invoiced upon shipment at Average Wholesale Price (“AWP”), which is a commonly used term in the industry, with varying rapid pay discounts, under four models: Physician Direct Sales, Distributor Direct Sales, Physician Managed and Hybrid.

Under the following revenue models product sales are invoiced upon shipment:

•	Physician Direct Sales Model (1% of revenue for 12 months ended December 31, 2010): Under this model, a physician purchases products from TMP but does not retain CCPI’s services. TMP invoices the physician upon shipment under terms which allow a significant rapid pay discount off AWP for payment within discount terms in accordance with the product purchase agreement. The physicians dispense the product and perform their own claims processing and collections. TMP recognizes revenue under this model on the date of shipment at the gross invoice amount less the anticipated rapid pay discount offered in the product purchase agreement. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% may be applied to the outstanding balance. The physician is responsible for payment directly to TMP.

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•	Distributor Direct Sales Model (53% of revenue for 12 months ended December 31, 2010): Under this model, a distributor purchases products from TMP and sells those products to a physician and the physician does not retain CCPI’s services. TMP invoices distributors upon shipment under terms which include a significant discount off AWP. TMP recognizes revenue under this model on the date of shipment at the nets invoice amount. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% may be applied to the outstanding balance.

Due to substantial uncertainties as to the timing and collectability of revenues derived from our Physician Managed and Hybrid models described below, which can take in excess of four years to collect, we have determined that these revenues did not meet the criteria for recognition in accordance with ASC 605, Revenue Recognition. These revenues are therefore required to be recorded when collectability is reasonably assured, which the Company has determined is when the payment is received.

•	Physician Managed Model (37% of revenue for 12 months ended December 31, 2010): Under this model, a physician purchases products from TMP and retains CCPI’s services. TMP invoices physician upon shipment to physician under terms which allow a significant rapid pay discount for payment received within terms in accordance with the product purchase agreement which includes a security interest for TMP in the products and receivables generated by the dispensing of the products. The physician also executes a billing and claims processing services agreement with CCPI for billing and collection services relating to our products (discussed below). CCPI submits a claim for reimbursement on behalf of the physician client. The CCPI fee and product invoice amount are deducted from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the physician client. In the event the physician fails to pay the product invoice within the agreed term, we can deduct the payment due from any of the reimbursements received by us on behalf of the physician client as a result of the security interest we obtained in the products we sold to the physician client and the receivables generated by selling the products in accordance with our agreement. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% is applied to the outstanding balance. However, since we are in the early stage of our business, as a courtesy to our physician clients, our general practice has been to extend the rapid pay discount beyond the initial term of the invoice until the invoice is paid and not to apply a late payment fee to the outstanding balance.

•	Hybrid Model (9% of revenue for 12 months ended December 31, 2010): Under this model, a distributor purchase products from TMP and sell those products to a physician and the physician retains CCPI’s services. TMP invoices distributors upon shipment under terms which allow a significant rapid pay discount for payment received within terms in accordance with the product purchase agreements. The physician client of the distributor executes a billing and claims processing services agreement with CCPI for billing and collection services (discussed below). The distributor product invoice and the CCPI fee are deducted from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the distributor for further delivery to their physician clients. In the event payment is not received within the term of the agreement, the amount payable for the purchased TMP products reverts to the AWP. In addition, if payment is not received within the agreed-upon term, a late payment fee of up to 20% is applied to the outstanding balance. However, since we are in the early stage of our business, as a courtesy to our physician clients, our general practice has been to extend the rapid pay discount beyond the initial term of the invoice until the invoice is paid and not to apply a late payment fee to the outstanding balance.

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In 2010 and 2009, the Company issued billings to Physician Managed and Hybrid model customers aggregating $15.70 million and $5.88 million, respectively, which were not recognized as revenues or accounts receivable in the accompanying consolidated financial statements at the time of such billings. Direct costs associated with these revenues are expensed as incurred. Direct costs associated with these billings aggregating $1,228,722 and $1,049,186 respectively, were expensed in the accompanying consolidated financial statements at the time of such billings. However, in accordance with the revenue recognition policy described above, the Company recognized revenues from certain of these customers when cash was collected aggregating $3,134,775 and $1,129,982 in 2010 and 2009, respectively. As of December 31, 2010 and 2009, the Company had contractual receivables from its Physician Managed and Hybrid model customers totaling $22,937,666 and $11,442,160 respectively, which are not reflected in the accompanying consolidated balance sheet as of such dates and will be recorded as revenue only when payment is made.

CCPI receives no revenue in the physician direct or distributor direct models because it does not provide collection and billing services to these customers. In the Physician Managed and Hybrid models, CCPI has a billing and claims processing service agreement with the physician. That agreement includes a service fee defined as a percentage of collections on all claims. Because fees are only earned by CCPI upon collection of the claim and the fee is not determinable until the amount of the collection of the claim is known, CCPI recognizes revenue at the time that collections are received.

No returns of products are allowed except products damaged in shipment, which has been insignificant.

The rapid pay discounts to the AWP offered to the physician or distributor, under the models described above, vary based upon the expected payment term from the physician or distributor. The discounts are derived from the Company’s historical experience of the collection rates from internal sources and updated for facts and circumstances and known trends and conditions in the industry, as appropriate. As described in the models above, we recognize provisions for rapid pay discounts in the same period in which the related revenue is recorded. We believe that our current provisions appropriately reflect our exposure for rapid pay discounts. These rapid pay discounts, have typically ranged from 40% to 88% of Average Wholesale Price and we have monitored our experience ratio periodically over the prior twelve months and have made adjustments as appropriate.

Please refer to the “Business Model” section above for discussion on revenue recognition.

Allowance for doubtful accounts

Under the direct sales to physician and direct sales to distributor models, product is sold under terms that allow substantial discounts (40-88%) for payment within terms. With such substantial discounts, it is rare that an invoice is not paid within terms. We have not experienced any write offs associated with these revenue models.

Under the Company’s physician managed model and hybrid model, CCPI performs billing and collection services on behalf of the physician client and deducts the CCPI fee and product invoice amount from the reimbursement received by CCPI on behalf of the physician client before the reimbursement is forwarded to the physician client . Extended collection periods are typical in the workers compensation industry with payment terms extending from 45 days to in excess of four years. The physician remains personally liable for purchases of product from TMP and, during this long collection cycle, TMP retains a security interest in all products sold to the physician along with the claims receivable that result from sales of the products. CCPI maintains an accounting of all managed accounts receivable on behalf of the physician and regularly reports to the physician. As described above, due to uncertainties as to the timing and collectability of revenues derived from these models, revenue is recorded when payment is received therefore no allowance for doubtful accounts is necessary.

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In addition to the bad debt recognition policy above, it is also TMP’s policy to write down uncollectible loans and trade receivables when the payer is no longer in existence, is in bankruptcy or is otherwise insolvent. In such instances our policy is to reduce accounts receivable by the uncollectible amount and to proportionally reduce the allowance for doubtful accounts.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances.  The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts that reflects management's best estimate of the amounts that will not be collected.  We individually reviews all accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.  We provide for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.  Balances that are still outstanding after we have used reasonable collection efforts will be written off.

Inventory valuation

Inventory is valued at the lower of cost (first in, first out) or market and consists primarily of finished goods.

Impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed.  No asset impairment was recorded at December 31, 2010 or at December 31, 2009.

Intangible assets

Indefinite lived intangible assets are measured for impairment at least annually, and more often when events indicate that an impairment may exist.  Intangible assets with finite lives, including patents and internally developed software (primarily the Company’s PDRx software), are stated at cost and are amortized over their useful lives.  Patents are amortized on a straight line basis over their statutory lives, usually fifteen to twenty years. Internally developed software is amortized over three to five years. Intangible assets with indefinite lives are tested annually for impairment, during the fiscal fourth quarter and between annual periods, if impairment indicators exist, and are written down to fair value as required.

Fair value of financial instruments:

The Company’s financial instruments are accounts receivable and accounts payable.  The recorded values of accounts receivable and accounts payable approximate their values based on their short term nature.

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Income taxes

The Company determines its income taxes under the asset and liability method.  Under the asset and liability approach, deferred income tax assets and liabilities are calculated and recorded based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities.  Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability.  Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company recognizes tax liabilities by prescribing a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized, and also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  To the extent that the final tax outcome of these matters is different than the amount recorded, such differences impact income tax expense in the period in which such determination is made.  Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Stock-Based Compensation

The Company accounts for stock option awards in accordance with ASC 718. Under ASC 718, compensation expense related to stock-based payments is recorded over the requisite service period based on the grant date fair value of the awards. Compensation previously recorded for unvested stock options that are forfeited is reversed upon forfeiture. The Company uses the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC 505-50. Accordingly, the measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. Stock-based compensation is a non-cash expense because we settle these obligations by issuing shares of our common stock from our authorized shares instead of settling such obligations with cash payments.

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Income Per Share

The Company utilizes FASB ASC 260, “Earnings per Share”.  Basic income (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding.  Diluted income (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following potential common shares have been excluded from the computation of diluted net income (loss) per share for the periods presented where the effect would have been anti-dilutive:

At December 31,	2010	2009
Options outstanding	197,000	0

Research and development

Research and development costs are expensed as incurred.  In instances where we enter into agreements with third parties for research and development activities we may prepay fees for services at the initiation of the contract. We record the prepayment as a prepaid asset and amortize the asset into research and development expense over the period of time the contracted research and development services are performed. Most contract research agreements include a ten year records retention and maintenance requirement. Typically, we expense 50% of the contract amount within the first two years of the contract and 50% over the remainder of the record retention requirements under the contract based on our experience on how long the clinical trial service is provided.

Item 3.	Properties.

Our corporate headquarters are located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, California 90077. We sub-lease a total of 4,594 square feet of space where our research and development and administrative functions are performed.  Our current lease expires on February 28, 2012.  We believe that our facility is sufficient for our operations in the near term.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information known to the Registrant regarding the beneficial ownership of the Registrant’s common stock as of January 31, 2011 by:

•	each person known by the Registrant to be the beneficial owner of more than 5% of the outstanding shares of the Registrant common stock based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission;

•	each of the Registrant’s officers and directors; and

•	all executive officers and directors of the Registrant.

 Unless otherwise indicated, the Registrant believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

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Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percent of Class
William E. Shell, M.D. (2) (3)	9,419,051	42.94%
Elizabeth Charuvastra (2) (3)	9,419,051	42.94%
Kim Giffoni (3) (4)	3,345,977	15.26%
Steve B. Warnecke (5)	316,667 (5)	1.43%
Amir Blachman	22,800 (6)	*
Maurice J. DeWald	0	*
Donald J. Webster (7)	0	*
Arthur R. Nemiroff	0	*
John H. Bluher	102,000	*
AFH Holding and Advisory, LLC (8)	1,304,850	5.95%
Amir F. Heshmatpour (9)	1,604,850	7.32%
Elizabeth Charuvastra and William Shell Family Trust dated July 27, 2006 and Amended September 29, 2006 (2) (3)	9,419,051	42.94%
Giffoni Family Trust Dated September 26 2008 (3) (4)	3,292,736	15.01%
Olena B. Giffoni (3) (4)	3,292,736	15.01%
Shlomo Rechnitz (10)	1,182,272	5.40%
Directors and officers as a group (9 persons)	13,151,254	59.45%

*	Less than 1% of outstanding shares of common stock.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, California 90077.

(2)	The address of the Elizabeth Charuvastra and William Shell Family Trust dated July 27, 2006 and Amended September 29, 2006 (“EC and WS Family Trust”) is 3048 Nicada Drive, Los Angeles, California 90077. Ms. Charuvastra and Dr. Shell are the Co-Trustees of the EC and WS Family Trust and may both be considered to have beneficial ownership of the EC and WS Family Trust’s interests in the Company. Ms. Charuvastra and Dr. Shell may be deemed to share voting and dispositive control with respect to the securities owned by the EC and WS Family Trust. Each of Ms. Charuvastra and Dr. Shell disclaim beneficial ownership of any shares in which each does not have a pecuniary interest.

(3)	Pursuant to the Merger Agreement, the TMP Insiders agreed that up to 1,906,768 shares of Registrant’s common stock (the “Make Good Shares”) they collectively own would be subject to forfeiture in the event the Registrant fails to achieves the Make Good Target. Up to 1,271,242 shares held by the EC and WS Family Trust and up to 635,526 shares held by the Giffoni Family Trust (as defined below) would be subject to cancellation and forfeiture to the extent the Registrant fails to achieve the Make Good Target. Does not give effect to the forfeiture and cancellation of the Make Good Shares by the TMP Insiders.

(4)	Includes 3,292,736 shares held by the Giffoni Family Trust Dated September 26, 2008 (“Giffoni Family Trust”). The address of the Giffoni Family Trust is 245 Paradise Cove Road, Malibu, California 90265. Mr. Giffoni and Ms. Olena B. Giffoni are the Co-Trustees of the Giffoni Family Trust and may both be considered to have beneficial ownership of the Giffoni Family Trust’s interests in the Company. Mr. Giffoni and Ms. Giffoni may be deemed to share voting and dispositive control with respect to the securities owned by the Giffoni Family Trust. Each of Mr. Giffoni and Ms. Giffoni disclaim beneficial ownership of any shares in which each does not have a pecuniary interest.

(5)	Includes options to purchase 166,667 shares of common stock and does not reflect options to purchase 333,333 shares of common stock, which are not yet exercisable within 60 days.

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(6)	Includes options to purchase 22,800 shares of common stock and does not reflect options to purchase 58,540 shares of common stock, which are not exercisable within 60 days.

(7)	Does not include options to purchase 7,395 shares of common stock, which are not exercisable within 60 days.

(8)	The business address of AFH Holding and Advisory, LLC (“AFH Advisory”) is 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. Mr. Amir F. Heshmatpour is the managing partner of AFH Advisory and may be considered to have beneficial ownership of AFH Advisory’s interests in the Company. Mr. Heshmatpour may be deemed to have voting and dispositive control with respect to the securities owned by AFH Advisory. Mr. Heshmatpour disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(9)	The business address of Amir Heshmatpour is c/o AFH Holding and Advisory, LLC, 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. Includes 1,304,850 shares held by AFH Advisory, of which Mr. Heshmatpour is the managing partner. Mr. Heshmatpour may be deemed to have voting and dispositive control with respect to the securities owned by AFH Advisory. Also includes 300,000 shares held by Griffin Ventures Ltd., 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212, of which Mr. Heshmatpour is the President, Secretary, Treasurer and director. Mr. Heshmatpour may be deemed to have voting and dispositive control with respect to the securities owned by Griffin Ventures. Mr. Heshmatpour disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.

(10)	The business address of Mr. Rechnitz is 5967 West 3rd Street, Los Angeles, California 90036.

Changes in Control

Reference is made to Item 2.01 and Item 5.01 for a description of the change in control of the Company as a result of the transactions disclosed herein.

Item 5.	Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, TMP has the right to nominate five (5) directors and AFH Holding and Advisory, LLC (“AFH Advisory”), an affiliate of Mr. Amir F. Heshmatpour, a director, officer and stockholder of AFH, has the right to nominate two (2) directors and approve all the “independent directors” of the Company.  In connection with the execution of the Merger Agreement, the Registrant caused the appointment and election of William E. Shell, MD, Kim Giffoni, Maurice J. DeWald, Donald J. Webster, Arthur R. Nemiroff and John H. Bluher to the Registrant’s Board of Directors, which appointments are effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of AFH.  The following table sets forth information regarding our current and proposed executive officers and directors:

Name	Age	Position	Served as Officer or Director Since:
Amir F. Heshmatpour	44	Director (1)	September 2007; resigned from positions of President, Secretary and Chief Financial Officer on January 31, 2011
Elizabeth Charuvastra	66	Executive Chairman, Vice President Regulatory Affairs and Director	Director since December 2010; Officer since January 31, 2011
William Shell, M.D.	68	Chief Executive Officer and Chief Scientific Officer and Director	Officer since January 31, 2011 (1)
Kim Giffoni	59	Executive Vice President of Foreign Sales and Investor Relations and Director	Officer since January 31, 2011 (1)
Steve B. Warnecke	53	Chief Financial Officer	Officer since January 31, 2011
Amir Blachman	39	Vice President of Strategy and Operations	Officer since January 31, 2011
Maurice J. DeWald	70	Director	(1)
Donald J. Webster	66	Director	(1)
Arthur R. Nemiroff	67	Director	(1)
John H. Bluher	53	Director	(1)

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(1)	Mr. Heshmatpour resigned from his positions as the Registrant’s President, Secretary, Chief Financial Officer and director on January 31, 2011. Dr. Shell and Messrs. Giffoni, DeWald, Webster, Nemiroff and Bluher, each a director nominee, were appointed to the Board of Directors of the Registrant following the consummation of the Reorganization. Their appointments and the resignation of Mr. Heshmatpour as a director of the Registrant will be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

The Registrant’s officers and directors are elected annually for a one year term or until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Background

The following is a brief summary of the background of each director, director nominee and executive officer of the Registrant:

Amir Farrokh Heshmatpour has served as the Registrant’s President, Secretary and sole director since inception.  Mr. Heshmatpour has been the Managing Director of AFH Holding and Advisory LLC from July 2003 to the present.  Prior to that, he took some time off.  From 1996 through January 2002, Mr. Heshmatpour served as Chairman and Chief Executive Officer of Metrophone Telecommunications, Inc.  Mr. Heshmatpour has a background in venture capital, mergers and acquisitions, investing and corporate finance. Mr. Heshmatpour was the recipient of the Businessman of the Year award in 2003 at the National Republican Congressional Committee.  Mr. Heshmatpour currently serves as sole officer and director of AFH Holding I, Inc., AFH Holding II, Inc., AFH Holding III, Inc., AFH Holding IV, Inc., AFH Holding V, Inc., AFH Holding VI, Inc., and AFH Holding VII, Inc., all of which are publicly reporting, non-trading, blank check shell companies. Mr. Heshmatpour received a Bachelor of Arts in Finance from Pennsylvania State University.

Elizabeth Charuvastra is our Executive Chairman and Vice President of Regulatory Affairs and has served a director of the Registrant since December 2010.   Ms. Charuvastra is a founder of TMP and has served as Chairman of the Board of Directors and Executive Vice President of Regulatory Affairs of TMP since December 1999.  She was appointed as a director of the Registrant in December 2010.  Ms. Charuvastra is a Registered Nurse and inventor.  Prior to assuming her current responsibilities with the Registrant, Ms. Charuvastra founded and served as president of Beverly Glen Medical Systems, a California-based national cardiac monitoring company, from May 1990 to October 1999.  Under Ms. Charuvastra’s direction, Beverly Glen Medical Systems developed new technologies in high resolution continuous EKG (Holter) monitoring.  This innovative technology has been used to assess the safety of new pharmaceutical agents during the FDA approval process.  The technology is also used by Targeted Medical Pharma for objective, quantitative analysis of cardiac and autonomic nervous system function in product development studies and clinical trials.

Ms. Charuvastra is co-inventor with Dr. William Shell of the technology used in TMP’s amino acid-based products and holds 5 patents on this process.  Ms. Charuvastra is the author of a number of publications, abstracts and presentations on subjects that include risk of sudden death related to QT interval prolongation, and Heart Rate Variability testing associated with Gulf War illness. More recent publications include peer reviewed papers on the Company’s amino acid based therapeutic systems.  Ms. Charuvastra received her degree in nursing and her degree in nurse midwifery from Royal Canberra Hospital in Australia. Ms. Charuvastra is married to Dr. Shell.

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William E. Shell, M.D. is our Chief Executive Officer and Chief Scientific Officer and will be appointed as a director following our filing and mailing of a Schedule 14F-1.  Dr. Shell has served as Chief Executive Officer, Chief Scientific Officer and a director of TMP since July 2000. Dr. Shell is a board-certified cardiologist and an inventor.  Dr. Shell attended the University of Michigan and University of Michigan Medical School from June 1960 until July 1967, where he obtained a Degree in Cell Biology and an MD.  He completed his Internal Medicine Residency at University Hospital Ann Arbor Michigan in June 1970. He completed his Cardiovascular Disease Fellowship at the University of California, San Diego in 1973 and became Board Certified in Internal Medicine and Cardiology in 1973. Dr. Shell was an officer on active duty in the United States Air Force for two years from July 1973 until June 1975.  During his tenure in the United States Air Force, Dr. Shell served as the first American physician in the American Soviet Exchange Program and as the director of the coronary care unit at Keesler Air Force Base in Mississippi, for which work Dr. Shell received a Presidential Citation from President Nixon. Dr. Shell joined Cedars Sinai Medical Center in July 1975 as the Coronary Care Unit Director and Director of the Cardiovascular Biochemistry Research Laboratories.  From July 1982 to June 1990, Dr. Shell served as Director of Cardiac Rehabilitation and an attending Cardiologist at Cedars-Sinai Medical Center in Los Angeles, California.  From July 1975 until June 1983, Dr. Shell served as an Associate Professor of Medicine at UCLA School of Medicine.  From July 1975 to July 1985, Dr. Shell served as an Associate Cardiologist at Cedars-Sinai Medical Center.  From September, 1991 to August 1994, Dr. Shell served as chairman and chief scientific officer of Interactive Medical Technologies (OTCBB:IMT). From 1987 until August 1999 Dr. Shell served as Chief Scientific Officer of Beverly Glen Medical Systems. Since July 2000, Dr. Shell has served as the Chief Scientific Officer of TMP. Since June 2006 Dr. Shell has served as the Chief Executive Officer of TMP.

In November 2003, Dr. Shell filed for Chapter 7 Bankruptcy.  This bankruptcy filing related to a 1998 marital distribution agreement entered into in connection with Dr. Shell’s divorce that was based on the projected stock value of IMT stock.  There were no other significant debts in the bankruptcy.

Dr. Shell is married to Ms. Elizabeth Charuvastra.

Please see the section entitled “ Business—Background of Dr. Shell ” for additional information.

Kim Giffoni is our Executive Vice President of Foreign Sales and Investor Relations and will be appointed as a director following our filing and mailing of a Schedule 14F-1.  Mr. Giffoni is a founder of TMP and served as President and Chief Operating Officer and a director of TMP from December 1999 to December 2010.  Since December 2010, Mr. Giffoni has served as Executive Vice President of Foreign Sales and Investor Relations of TMP.  Prior to assuming his current responsibilities, from April 1996 to May 1999, Mr. Giffoni served as president of NutraCorp Scientific, Inc., a dietary supplement company marketing and selling nutritional products worldwide.  From January 1983 to March 1996, Mr. Giffoni founded and served as president of Giffoni Development Company. Under Mr. Giffoni’s direction the company profitability developed and sold multi-million dollar residences in Southern California. From 1980 through 1983 Mr. Giffoni served as an advertising manager of Herald Community Newspapers supervising advertising insert flow into fifteen local newspapers throughout Southern California. Prior to working for the Los Angeles based Herald Community Newspapers, from 1972 through 1979, Mr. Giffoni served as adverting director of the Las Virgenes Enterprise Newspaper Group and co-founded the weekly newspaper Malibu Surfside News.  Mr. Giffoni earned a Bachelor of Arts in Communications from California State University at Northridge.  Mr. Giffoni is a former professional baseball player for the Kansas City Royals Professional Baseball Club and is a commercially-rated helicopter plot.

Steve B. Warnecke is our Chief Financial Officer.  He also has served, since November 2010 as chief executive officer of Evolutionary Genomics, Inc. (a private company involved in genetic research for agricultural crops).  From March 2003 to January 2011, Mr. Warnecke served as a director of Evolving Systems, Inc. (NasdaqCM:EVOL), a provider of software solutions and services to the wireless, wireline and cable markets.  From November 2008 to May 2010, Mr. Warnecke served as chief financial officer of Bacterin International, Inc. (BIHI.PK) a company focused on biomaterials research and development and commercialization.  From April 2002 to April 2009, he served as chief financial officer of The Children’s Hospital Foundation, a Colorado not-for-profit foundation.  Mr. Warnecke also serves as chairman of Children’s Partners Foundation and serves on the board of directors of the Cystic Fibrosis Foundation.  In addition, from August 2001 through January 2002, Mr. Warnecke served as senior vice president—strategic planning for First Data Corp.’s Western Union subsidiary.  From August 1999 through June 2001, Mr. Warnecke served as chief financial officer for Denver-based Frontier Airlines. Mr. Warnecke spent the first twenty years of his career, 1979-1999 in financial management and chief executive officer positions in the construction industry after graduating in 1979 from the University of Iowa with a Bachelor of Business Administration degree and passing the C.P.A. exam.

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Amir R. Blachman is our Vice President of Strategy and Operations.  Mr. Blachman joined TMP as Vice President of Operations in February 2010.  Since July 2010, he has served as TMP’s Vice President of Strategic Planning and acting Chief Financial Officer.  Prior to assuming his responsibilities at TMP, Mr. Blachman established himself as a real estate investment professional from 2003 to 2010.  From May 2008 to December 2008 he served as Director of Acquisitions for MJL Capital, LLC.  From February 2006 to May 2007, Mr. Blachman managed investor communications and acquisitions analysis for Columbus Pacific Properties, LLC.  Mr. Blachman is the author of a real estate finance textbook and lectures on the topic.

From February 2001 to August 2001, he served as Operations Director and Assistant to the CTO at WeddingChannel.com.  From October 1999 to December 2000, Mr. Blachman served as Director of Operations at PeopleSupport.com (Nasdaq: PSPT).  From July 1997 to March 1999, he served as Supervisor of Broker Services at Franklin Templeton Mutual Funds (NYSE:BEN).

Mr. Blachman earned a Bachelor of Arts in Psychology with an emphasis in Neuropharmacology from the University of California Santa Barbara and a Masters in Business Administration from UCLA Anderson School of Management.  He is a volunteer Big Brother, a speaker at the Association for Strategic Planning and is a workgroup member of the National Council for Prescription Drug Programs.

Maurice J. DeWald will be appointed as a director of the Registrant following our filing and mailing of a Schedule 14F-1.  Since June 1992, Mr. DeWald has served as the chairman and chief executive officer of Verity Financial Group, Inc., a financial advisory firm with a primary focus on the healthcare and technology sectors.  Mr. DeWald also serves as a director of Mizuho Corporate Bank of California, as non-executive Chairman of Integrated Healthcare Holdings, Inc. and Healthcare Trust of America, Inc.  Mr. DeWald also previously served as a director of Tenet Healthcare Corporation, ARV Assisted Living, Inc. and Quality Systems, Inc. From 1962 to 1991, Mr. DeWald worked with the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of the board of directors and managing partner of Orange County, California, Los Angeles, California and Chicago offices. Mr. DeWald has served as chairman and director of both the United Way of Greater Los Angeles and the United Way of Orange County California. Mr. DeWald holds a Bachelor of Arts degree in Accounting and Finance from the University of Notre Dame and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant (inactive), and is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

Donald J. Webster will be appointed as a director of the Registrant following our filing and mailing of a Schedule 14F-1.  Prior to assuming his current responsibilities, from July 1977 to September 2003, Mr. Webster served in various positions at Chevron Corporation, an international energy company, including, most recently, as general manager of procurement.  Mr. Webster also served in production operations management, new business opportunities assessment, and supply chain management in the United States and abroad during his tenure at Chevron.  Mr. Webster has directed complex oil and gas operations in various developing countries. He also had responsibility for the development and implementation of supply chain and contracting strategies for the Chevron Corporation.  When he served as general manager of supply chain management, Mr. Webster was responsible for leading improvements in the Chevron’s $6 billion annual spending on supplies and services and also directed several company-wide strategic sourcing initiatives.  As general manager of supply chain management at the corporate level, Mr. Webster guided in-depth internal reviews of Chevron’s shared financial services activities (including Chevron’s in-house credit card business), business and real estate company.  In March 2004, Mr. Webster founded Webster Consulting Services, LLC, which provides general, operational management and supply chain guidance for firms in various industries.  Mr. Webster is a member of the Institute of Supply Management and is accredited as a certified purchasing manager by the Institute for Supply Management.  He is a Director of the Lions Camp Horizon Foundation and the Lahari Foundation.  Mr. Webster holds a Bachelor of Engineering degree in chemical engineering from McMaster University in Hamilton, Ontario.

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Arthur R. Nemiroff will be appointed as a director of the Registrant following our filing and mailing of a Schedule 14F-1.  Prior to assuming his current responsibilities, from December 1990 to June 2010, Mr. Nemiroff was a partner of the accounting and auditing firm of BDO, USA LLP, where he served at various times as an audit and assurance partner, national director of the healthcare advisory services and concurring review partner on complex engagements.  Since 2002, Mr. Nemiroff has served as a director and a member of the audit committee   of City of Hope, a national medical center.  Mr. Nemiroff holds a Bachelor of Science degree in Business Administration from the University of California at Los Angeles.

John H. Bluher will be appointed as a director of the Registrant following our filing and mailing of a Schedule 14F-1.  Mr. Bluher is a specialist in investment management, fund formation and fund management, private equity and hedge fund creation. He has significant experience working with corporate structuring, corporate boards and committees, risk management, and public company corporate governance. His experience also includes negotiating transactions and purchases, and sales of assets and properties on a global basis. He has deep experience in creating and implementing corporate governance plans, working in the corporate board room, and as director of risk, developing internal audit programs and insurance programs for public companies. Since September 2010, Mr. Bluher has provided consulting services as a managing director of AFH Holding & Advisory LLC, a leading financial advisory and management consultant firm and affiliate of AFH. Mr. Bluher is responsible for managing transactions, business development, developing corporate governance standards and corporate structuring for companies.  Since December 2009, Mr. Bluher assisted in raised capital, marketing and co-managed Coachman Energy Funds at Caddis Capital, LLC, a private equity portfolio focused on oil and gas investments.  From February 2010 to August 2010, Mr. Bluher acted as investment banker and special financial advisor to the AARP Mutual Fund Board of Trustees in a platform divestiture.  From December 2007 to May 2009, Mr. Bluher served as managing director and general counsel at Lehman Brothers, Inc.’s (NYSE:LEH) investment management division.  Mr. Bluher also served as global chief legal and compliance officer and managing director of Neuberger Berman during this period.  From August 2004 to June 2007, Mr. Bluher served as general counsel and director of risk and Janus Capital, Inc. (NYSE:JNS).  From June 2002 to July 2004, Mr. Bluher served as executive vice president, general counsel and corporate secretary and director of risk management of Knight Trading Group (NASDAQ:NITE).  From January 2001 to May 2002, Mr. Bluher served as senior vice president and global chief compliance officer for Prudential Securities, Inc. (NYSE:PRU). From October 1997 to January 2001, Mr. Bluher served as general counsel and chief compliance officer of Sun America, Inc. (NYSE:SAI) later (NYSE:AIG).  From 1992-1997, Mr. Bluher served as senior vice president, regional and divisional

Counsel at Prudential Securities, Inc.  From 1987 to 1992, Mr. Bluher was senior counsel for the Division of Enforcement at the Securities and Exchange Commission.  Mr. Bluher holds a Bachelor of Science and a J.D. degree from the University of Wyoming and holds FINRA Series 7, Series 24 and Series 14 licenses.  He has served on the boards of ICI Mutual Insurance Company, the NASDAQ Chairman’s Advisory Board, Cherry Hills Founders Group, Inc., and the University of Wyoming, College of Law Advisory Board. Mr. Bluher is a frequent speaker at financial services industry meetings and conferences.

Scientific Advisory Committee

The Registrant’s Board of Directors has created a Scientific Advisory Committee.  The members of the Scientific Advisory Committee are Dr. Shell, Dr. David Silver, who is Chairman, and Dr. Lawrence May.  The following is a brief summary of the background of each member of the Scientific Advisory Committee of the Registrant:

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David Silver, MD has served as a member of TMP’s Scientific Advisory Board since May 2005 and began serving as a member of the Registrant’s Scientific Advisory Board on January 31, 2010.  Dr.  Silver is a practicing board certified rheumatologist at Cedars-Sinai Medical Center in Los Angeles, California and served as clinical chief of rheumatology from October 2000 to September 2004.  Since June 1993, Dr. Silver has taught at the University of California at Los Angeles School of Medicine in various capacities and in July 2004 was named an associate clinical professor.  Since December 1994 to October 2008, Dr. Silver served as the director of the Chronic Pain Rehabilitation Program at Cedars-Sinai Medical Center and, since January 1993, Dr. Silver has served as associate medical director of the Osteoporosis Medical Center, a non-profit research corporation in Beverly Hills, California.  From May 2003 to April 2006, Dr. Silver served as member of the scientific advisory committee of the American College of Rheumatology.  Dr. Silver has written a book entitled Playing Through Arthritis:  How to Conquer Pain and Enjoy Your Favorite Sports and Activities .  Dr. Silver has also been granted several research grants to study osteoarthritis, osteoporosis and epicondylitis.  Dr. Silver is the author of numerous publications in peer-reviewed journals and, until March 2006, regularly accepted speaking engagements on various topics in rheumatology.  Dr. Silver also serves as peer reviewer for Clinical Rheumatology , Osteoporosis International and American Journal of Managed Care .  Dr. Silver received a Bachelor of Arts degree in medical sciences with a minor in economics from Boston University and a medical degree from the Boston University School of Medicine.

Lawrence May, MD has served as a member of TMP’s Scientific Advisory Board since May 2005 and began serving as a member of the Registrant’s Scientific Advisory Board on January 31, 2011.  Dr. May is a practicing board certified internist in private practice. Dr. May is a pioneer in the development of the field of primary care and the integration of nutrition into conventional medical practice.  Dr. May has taught at the University of California at Los Angeles School of Medicine since June 1977 and is a Clinical Professor of medicine.  He has held various positions at UCLA, including chief of health services research at the Wadsworth Veteran’s Administration Hospital and director of training in emergency medicine at the Veteran’s administration facility,   In September 1997, Dr. May co-founded and became an associate director of the UCLA Center for Health Enhancement Education and Research (CHEER), where he implemented a program of lifestyle change with a focus on the reduction of risk factors for cardiovascular disease.  In addition to his clinical professorship, Dr. May has had a private practice.  As part of his private practice, Dr. May was the director of education at the Encino Hospital located in Tarzana, California and   served on the board of governors of the Encino/Tarzana Medical Center.  He volunteered at the Free Clinic of Los Angeles from June 1997 to July 2005, where he supervised medical residents from Cedars-Sinai Hospital in Los Angeles, California caring for underprivileged patients.  In May 1997, Dr. May became the executive vice president for medical and scientific affairs and chairman of the medical advisory board of Herbalife International.  In June 2003, Dr. May co-founded PTL, a division of the Registrant.  Dr. May has authored a number of books, including As the founding author and editor of a widely-used text book entitled Primary Care Medicine .  Dr. May has published a number of medical research articles, written for the popular press and lectured extensively.  Dr. May has been included in the Best Doctors of America since 1996.  Dr. May received a Bachelor of Arts degree in economics from Harvard University and a medical degree from Harvard Medical School.

Director Independence

Our newly constituted Board of Directors shall hold its initial meeting following the expiration of the 10-day period after the 14F-1 is filed with the SEC and mailed to the Registrant’s stockholders.  Accordingly, a determination of each director’s independence will be undertaken at that time.  However, the Registrant anticipates that Maurice J. DeWald, Donald J. Webster, Arthur R. Nemiroff and John H. Bluher are “independent directors” as such term is defined Nasdaq Capital Market and Rule 10A-3 of the Exchange Act of 1934, as amended.

Board Committees

Our Board of Directors will form an audit, compensation and nominating committee, each of which is described below.  Each committee will be composed of three directors.

Following the Reorganization, the Registrant intends to post the committee charters on its Web site at www.tmedpharma.com.

Audit Committee

The audit committee will be at all times composed of exclusively independent directors who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.  In addition, the committee will have at least one member who qualifies as an “audit committee financial expert” as defined in rules and regulations of the SEC.  Our Board of Directors will make determinations regarding the financial literacy and financial expertise of each member of the audit committee in accordance with the Nasdaq Capital Market listing standards and SEC Rule 10A-3.

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The principal duties and responsibilities of the Company’s audit committee will be to engage the Registrant’s independent auditors, oversee the quality and integrity of our financial reporting and the audit of the financial statements by the independent auditors.  In fulfilling its obligations, the Registrant’s audit committee will review with the management and independent auditors the scope and result of the annual audit, the auditors’ independence and the Registrant’s accounting policies.

The audit committee will be required to report regularly to the Registrant’s Board of Directors to discuss any issues that arise with respect to the quality or integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

Compensation Committee

The compensation committee will be at all times composed of exclusively independent directors. Among other functions, the compensation committee will oversee the compensation of the Registrant’s chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.

Nominating and Corporate Governance Committee

The nominating committee will be at all times composed of exclusively independent directors. The principal duties and responsibilities of the Registrant’s nominating committee will be to identify qualified individuals to become board members, recommend to the Board of Directors individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board of Directors the Registrant’s corporate governance guidelines.

Code of Conduct and Ethics

The Registrant intends to adopt a code of ethics that will apply to the executive officers, directors and employees of the Registrant, its subsidiaries and its controlled affiliates. The Registrant intends to post its code of ethics on its Web site at www.tdmedpharma.com and to disclose any amendments to or any waivers from a provision of its code of ethics in a current report on Form 8-K.

Item 6.	Executive Compensation.

Executive Compensation

The table below summarizes the compensation earned for services rendered to our predecessor and TMP in all capacities, for the fiscal years indicated, by its named executive officers.

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Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($) (1)	Total ($)
Amir F. Heshmatpour,	2010	-	-	-	-	-
former President, Secretary	2009	-	-	-	-	-
and Chief Financial Officer	2008	-	-	-	-	-
	2007	-	-	-	-	-

Elizabeth Charuvastra,
Chairman and Vice President	2010	450,000	-	-	54,325	504,325
of Regulatory Affairs	2009	450,000	-	-	54,078	504,078

William E. Shell,
Chief Executive Officer and	2010	450,000	-	-	54,325	504,325
Chief Scientific Officer	2009	450,000	-	-	53,578	503,578

Kim Giffoni,
Executive Vice President of Foreign	2010	450,000	-	-	63,700	513,700
Sales and Investor Relations	2009	450,000	-	-	62,621	512,621

Steve B. Warnecke,
Chief Financial Officer (2)	2010	-	-	-	-	-
	2009	-	-	-	-	-

Amir Blachman,
Vice President of Strategy	2010	98,308	5,000	-	7,141	110,449
and Operations (3)	2009	-	-	-	-	-

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(1)	Amounts shown are the value of the named executive officer’s accrued benefit for the applicable year under our Targeted Medical Pharma, Inc. Profit Sharing Plan rather than an amount paid to the applicable named executive officer. Although the employment agreements of Ms. Charuvastra, Dr. Shell and Mr. Giffoni entitle each of them to receive certain perquisites, such as a monthly $1,000 car allowance, such amount has not been paid to any of them in fiscal 2009.

(2)	Mr. Warnecke joined the Registrant on January 31, 2011 and Mr. Blachman joined the Registrant on February 16, 2010. Please see the section entitled “ Executive Compensation—Employment Agreements—Steve B. Warnecke ” below for a discussion of his employment agreement and the compensation that he is entitled to receive pursuant thereto.

(3)	Mr. Blachman joined the Registrant on February 16, 2010. Please see the section entitled “ Executive Compensation—Employment Agreements—Amir Blachman ” below for a discussion of his employment agreement and the compensation that he is entitled to receive pursuant thereto.

Employment Agreements

TMP Insiders

TMP entered into employment agreements with each of Dr. Shell, Ms. Charuvastra and Mr. Giffoni, each dated June 1, 2010 and amended on January 31, 2011, pursuant to which they served as Chief Executive Officer, Chairman and Regulatory Officer and Executive Vice President of TMP, respectively.  These agreements have been assumed by the Registrant in connection with the Reorganization.

Pursuant to their employment agreements, each TMP Insider’s term of employment with the Registrant will continue to December 31, 2014.  The agreements provide for each TMP Insider to receive an initial annual base salary of $450,000, subject to cost of living increases not to exceed 5% annually.  In addition, the employment agreements provide that the TMP Insiders’ annual base salary shall be subject to increase in the event the EBIDTA thresholds identified in the table below are achieved.  The TMP Insiders are also eligible for discretionary annual cash bonuses as determined by the Board of Directors.

EBIDTA	Salary
$17,000,000	$475,000
$25,000,000	$500,000
$40,000,000	$550,000
$75,000,000	$750,000

Each TMP Insider is entitled to receive options to purchase 500,000 shares of common stock of the Registrant and annual base salary and benefits for the longer of the remaining term of the employment agreement or 30 months in the event the TMP Insider is terminated without cause by the Registrant or with cause by the TMP Insider (each as described in the employment agreements).  The Registrant will have “cause” to terminate the employment relationship upon (i) a TMP Insider’s conviction of or a plea of nolo contendere for the commission of a felony or (ii) the TMP Insider’s willful failure to substantially perform the TMP Insider’s duties under the employment agreement.  A TMP Insider will have “cause” to terminate the employment relationship in the event any of the following circumstances are not remedied within 30 days of receipt of notice by the Registrant of a notice of termination from the TMP Insiders: (i) a material change in the TMP Insider’s duties or a material limitation of the TMP Insider’s powers; (ii) a failure to elect the TMP Insider to the management position specified in such TMP Insider’s employment agreement or a reduction of the TMP Insider’s annual base salary; (iii) the Registrant’s failure to continue in effect any benefit plan in effect upon the execution of the initial employment agreement, a material breach by the Registrant of the employment agreement and (iv) a change in control).

Pursuant to the employment agreements, the TMP Insiders are also entitled to receive incentive stock options ranging from 7,394 options to 110,917 options, each at an exercise price of $3.49 per share (which numbers have been adjusted for the Reorganization), in the event the Registrant achieved certain EBITDA targets ranging from $50,000,000 to $250,000,000.

EBIDTA	Options
$50,000,000	an option to purchase 5,000 shares Common Stock.
$60,000,000	an option to purchase 7,500 shares Common Stock.
$80,000,000	an option to purchase 7,500 shares Common Stock.
$100,000,000	an option to purchase 10,000 shares Common Stock.
$125,000,000	an option to purchase 10,000 shares Common Stock.
$150,000,000	an option to purchase 10,000 shares Common Stock.
$175,000,000	an option to purchase 15,000 shares Common Stock.
$200,000,000	an option to purchase 50,000 shares Common Stock.
$250,000,000	an option to purchase 75,000 shares Common Stock.

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Each employment agreement with the TMP Insiders contains an indemnification provision wherein the Registrant promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with the TMP Insider’s good faith performance of such individual’s employment by the Registrant.

Each employment agreement contains a customary non-competition provisions that extend to twelve (12) months following the termination of the TMP Insider’s employment with the Registrant.  The TMP Insiders have also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

In the event any TMP Insider is not vested with the responsibilities of acting in their stated capacities as an officer of the Registrant’s, and the parties cannot mutually agree upon another suitable position, each TMP Insider will continue as an advisor and consultant to the Registrant for the remaining term of the agreement and shall be entitled to receive all compensation described above.  In such event, each TMP Insider’s service as an advisor and consultant to the Registrant will be required at such times as shall result in the least inconvenience to the TMP Insider with the understanding that the TMP Insider may have other business commitments during such consulting period.  Nonetheless, during his employment as an advisor and consultant to the Registrant, the TMP Insider shall not directly or indirectly compete with the Registrant.

Steve B. Warnecke

On January 31, 2011, the Registrant entered into an employment agreement with Steve B. Warnecke pursuant to which Mr. Warnecke will serve as Chief Financial Officer of the Registrant.

Pursuant to Mr. Warnecke’s employment agreement, the term of employment with the Registrant commenced on January 31, 2011 and shall continue to December 31, 2013.   The agreement provides that Mr. Warnecke will receive an annual base salary of $200,000.  For the term of the employment agreement, Mr. Warnecke shall be entitled to receive a quarterly cash bonus of $20,000 upon the completion of quarterly financial statements and the related public filings.  In addition, Mr. Warnecke shall be entitled to receive an annual cash bonus of $5,000 upon the completion of the Registrant’s audited financial statements.

On January 31, 2011, the Registrant granted to Mr. Warnecke pursuant to his employment agreement ten-year options to purchase 500,000 shares of common stock at an exercise price of $2.55 per share.  166,667 options vested immediately and, beginning on January 31, 2012, 13,889 options will vest on the last day of each month.  Any unvested options will vest upon a change of control or termination unless the termination was (a) by Mr. Warnecke, (b) for cause or (c) as a result of financial stress of the Registrant.  For purposes of Mr. Warnecke’s employment agreement, “financial stress” is defined as the Registrant’s cash and available borrowings falling below $500,000.  Mr. Warnecke shall also be entitled to participate in such benefit plans generally available to the employees and officers of the Registrant.

Mr. Warnecke is entitled to receive six months’ base salary in the event his employment with the Registrant is terminated by death, disability or without cause by the Registrant.  In the event Mr. Warnecke’s employment is terminated for cause, he shall be entitled to receive only base salary and reimbursable expenses accrued and owing as of the date of termination.  The Registrant will have “cause” to terminate the employment relationship upon (i) Mr. Warnecke’s conviction for the commission of a felony (or a plea of nolo contender thereto); (ii) any act or omission involving theft or fraud with respect to the Registrant, its subsidiaries, customers or suppliers; (iii) reporting to work under the influence of alcohol or illegal drugs or the use of illegal drugs causing public disgrace to the Registrant; (iv) willful misconduct or gross negligence with respect to the Registrant; and (v) failure by Mr. Warnecke substantially to perform his duties under the employment agreement (other than any such failure resulting from Mr. Warnecke’s incapacity due to disability).

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In the event Mr. Warnecke terminates the agreement for cause, he shall be entitled to receive only annual base salary and reimbursable expenses accrued to date.  Mr. Warnecke will have “cause” to terminate the employment relationship in the event any of the following circumstances are not remedied within 30 days of receipt of notice by the Registrant of a notice of termination from Mr. Warnecke: (i) a material change in the TMP Insider’s duties or a material limitation of the TMP Insider’s powers; (ii) a failure to elect the TMP Insider to the management position specified in such TMP Insider’s employment agreement or a reduction of the TMP Insider’s annual base salary; (iii) the Registrant’s failure to continue in effect any benefit plan in effect upon the execution of the initial employment agreement, a material breach by the Registrant of the employment agreement and (iv) a change in control).

Mr. Warnecke’s employment agreement contains an indemnification provision wherein the Registrant promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with Mr. Warnecke’s good faith performance of such individual’s employment by the Registrant.

Mr. Warnecke’s employment agreement contains a customary non-competition provisions that extend to twelve (12) months following the termination of Mr. Warnecke’s employment with the Registrant.  Mr. Warnecke also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

In the event Mr. Warnecke is not vested with the responsibilities of acting as the Registrant’s Chief Financial Officer and the parties cannot mutually agree upon another suitable position, Mr.

Warnecke will continue as an advisor and consultant to the Registrant for the remaining term of the agreement and shall be entitled to receive all compensation described above.  In such event, Mr. Warnecke’s service as an advisor and consultant to the Registrant will be required at such times as shall result in the least inconvenience to Mr. Warnecke with the understanding that Mr. Warnecke may have other business commitments during such consulting period.  Nonetheless, during his employment as an advisor and consultant to the Registrant, Mr. Warnecke shall not directly or indirectly compete with the Registrant.

 Amir Blachman

On February 15, 2010, TMP entered into a letter agreement with Amir Blachman pursuant to which Mr. Blachman would serve as Vice President of Operations. Mr. Blachman shall serve as Vice President of Strategy and Operations of the Registrant.  This agreement has been assumed by the Registrant in connection with the Reorganization.

Pursuant to his employment agreement, Mr. Blachman’s employment with the Registrant is at will and may be terminated by either party at any time.  The agreement provides that Mr. Blachman will receive an initial annual base salary of $90,000, which was increased to $140,000 following the Board of Directors’ determination and pursuant to a promotion letter dated July 28, 2010.  Mr. Blachman is also eligible to receive performance bonuses at the discretion of the Registrant’s management.

Mr. Blachman is entitled to receive options to purchase 7,395 (adjusted for the Reorganization) shares of common stock following the 90th day of the effectiveness of his employment with TMP.  Such options fully vested on the 91st day after the effective date of Mr. Blachman’s employment, which was May 16, 2010.   In addition, pursuant to Mr. Blachman’s July 28, 2010 promotion letter, Mr. Blachman received additional options to purchase 73,945 shares (adjusted for the Reorganization) common stock, which options shall vest pro rata on a monthly basis over a two year period.

In the event Mr. Blachman’s employment terminates for any reason other than just cause, he shall be entitled to receive base salary for twelve weeks.  In the event Mr. Blachman’s personal-time-off balance is greater than or equal to 12 weeks, then he shall not be entitled to any severance payment.

The preceding summary of the material terms of the named executive officers’ employment agreements is qualified in its entirety by reference to the complete text of the employment agreements with Dr. Shell, Ms. Charuvastra, Mr. Giffoni, Mr. Warnecke and Mr. Blachman, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, hereto and incorporated by reference herein.

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Amended and Restated Targeted Medical Pharma Profit Sharing Plan

The Targeted Medical Pharma Profit Sharing Plan (the “Profit Sharing Plan”) was assumed by the Registrant upon consummation of the Reorganization.  The Profit Sharing Plan is a defined contribution profit sharing plan covering certain eligible employees.  The Profit Sharing Plan is subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and certain federal income tax provisions.  The Registrant may contribute such amounts to the Profit Sharing Plan as are authorized by the Board of Directors from time to time.  TMP made contributions of $205,329 in 2010 and $149,867.12 in 2009.  The contributions to the Profit Sharing Plan on behalf of named executive officers are included in the “All Other Compensation” column in the Summary Compensation Table above.  The preceding is a summary of the material provisions of the Profit Sharing Plan and is qualified in its entirety by reference to the complete text of the Profit Sharing Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.17.

Targeted Medical Pharma, Inc., 2011 Stock Incentive Plan

Background

The Targeted Medical Pharma, Inc. 2011 Stock Incentive Plan (the “Incentive Plan”) to be assumed by the Registrant following the Reorganization has been approved by TMP’s Board of Directors and by TMP’s stockholders.  Stockholder approval of the Incentive Plan enables the Registrant to satisfy stock exchange listing requirements, and to make awards that qualify as performance-based compensation that is exempt from the deduction limitation set forth under Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to herein as the Code.  Subject to certain exceptions, Section 162(m) generally limits the corporate income tax deductions to $1,000,000 annually for compensation paid to each of the Chief Executive Officer and the other four highest paid executive officers of the Registrant.  The Registrant intends to cause the shares of common stock that will become available for issuance to be registered on a Form S-8 registration statement to be filed with the SEC at the Registrant’s expense.

The amount and nature of the proposed awards under the Incentive Plan have not yet been determined, although the Incentive Plan permits grants of stock options, stock appreciation rights, or SARs, restricted stock or units, unrestricted stock, deferred share units, and performance awards. The registrant’s board of directors believes that the Incentive Plan will be an important factor in attracting, retaining and motivating employees, consultants, agents, and directors of the Registrant and its affiliates, collectively referred to herein as Eligible Persons.  Our board of directors believes that the Registrant needs the flexibility both to have an ongoing reserve of common stock available for future equity-based awards, and to make future awards in a variety of forms.

Pursuant to the Incentive Plan, 3,000,000 shares of common stock will be reserved for future awards to eligible persons, which number has been adjusted for the Reorganization.  The following is a summary of the material provisions of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.12. Capitalized terms used in this summary and not otherwise defined herein will have the meanings ascribed to such terms in the Incentive Plan.

Purpose

The purpose of the Incentive Plan is to attract, retain and motivate select Eligible Persons, and to provide incentives and rewards for superior performance.

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Shares Subject to the Incentive Plan

The Incentive Plan provides that no more than 3,000,000   shares of common stock may be issued pursuant to Awards under the Incentive Plan. These shares shall be authorized but unissued shares, or shares that the Registrant otherwise holds in treasury or in trust. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events. Shares of common stock that are subject to any Award that expires, or is forfeited, cancelled or otherwise terminated without the issuance of some or all of the shares that are subject to the Award will again be available for subsequent Awards unless such shares are used as payment in connection with any Award or used to satisfy tax obligations with respect to an Award.

Administration

Following the consummation of the Reorganization, either the Registrant’s Compensation Committee of the Board of Directors or another committee appointed by the Registrant’s Board of Directors will administer the Incentive Plan.  The Compensation Committee of the Registrant’s Board of Directors and any other committee exercising discretion under the Incentive Plan from time to time are referred to herein as the “Committee.”  It is expected that the Compensation Committee of the Registrant’s Board of Directors will act as the Committee for purposes of the Incentive Plan.  To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make Awards to eligible persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make Awards). With respect to decisions involving a Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are “outside directors” for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.

Subject to the terms of the Incentive Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock, units or dollars to be covered by each Award, and the terms and conditions of Awards.  The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Incentive Plan and its administration, to interpret and construe the terms of the Incentive Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Incentive Plan. Within the limits of the Incentive Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew them.

The Incentive Plan provides that the Registrant will indemnify members of the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Incentive Plan. The Incentive Plan releases these individuals from liability for good faith actions associated with the Incentive Plan’s administration.

Eligibility

The Committee may grant options that are intended to qualify as incentive stock options, or ISOs, only to employees of the Registrant or its affiliates, and may grant all other Awards to Eligible Persons. The Incentive Plan and the discussion below use the term “Participant” to refer to an Eligible Person who has received an Award.

Types of Awards

Options . Options granted under the Incentive Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price. The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, referred to herein as Non-ISOs. The Incentive Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

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Share Appreciation Rights (SARs) . A share appreciation right generally permits a Participant who receives it to receive, upon exercise, cash and/or shares of common stock equal in value to an amount determined by multiplying (a) the excess of the fair market value, on the date of exercise, of the shares of common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares by (b) the number of shares with respect to which the SARs are being exercised. The Committee may grant SARs in tandem with options or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

Exercise Price for Options and SARs . The exercise price of ISOs, Non-ISOs, and SARs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the Award (110% of fair market value for ISOs granted to employees who, on the grant date, own stock representing more than 10% of the combined voting power of all classes of stock of the Company).

Exercise of Options and SARs . To the extent exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has the discretion to accept payment of the exercise price in any of several forms (or combination of them), including: cash or check in U.S. dollars, certain shares of common stock, and cashless exercise under a program the Committee approves. The term over which Participants may exercise options and SARs may not exceed ten years from the date of grant (five years in the case of ISOs granted to employees who, on the grant date, own more than 10% of the combined voting power of all classes of stock of the Company).

Subject to the terms of the agreement evidencing an option grant, options and SARs may be exercised during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). Each option or SAR that remains unexercisable at the time of termination shall be terminated at the time of termination.  The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder. All SARs may be settled in cash or shares of the Company’s stock and shall be counted against the number of shares available for award under the Incentive Plan only to the extent shares are issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Deferred Share Units . Under the Incentive Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met, and may grant unrestricted shares as to which the Participant’s interest is immediately vested. For restricted Awards, the Incentive Plan provides the Committee with discretion to determine the terms and conditions under which a Participant’s interests in such Awards becomes vested. The Incentive Plan provides for deferred share units in order to permit certain directors, consultants, members of a select group of management or highly compensated employees to defer their receipt of compensation payable in cash or shares of common stock (including shares that would otherwise be issued upon the vesting of restricted shares and restricted share units). Deferred share units represent a future right to receive shares of common stock.

Whenever shares of common stock are delivered pursuant to these Awards, the Participant will be entitled to receive additional shares of common stock equal to the sum of (i) any stock dividends that the Company’s stockholders received between the grant date of the Award and issuance or release of the shares of common stock and (ii) a number of additional shares of common stock equal to the shares of common stock that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends for shares of common stock if the Participant had received such cash dividends between its grant date and its settlement date.

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Performance Awards .. The Incentive Plan authorizes the Committee to grant performance-based awards in the form of Performance Units that the Committee may or may not designate as “Performance Compensation Awards” that are intended to be exempt from Code section 162(m) limitations. In either case, Performance Awards vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company or any affiliate. Performance Awards are payable in shares of common stock, cash or some combination of the two; subject to an individual Participant limit of, during any period of three calendar years, no more than ten percent (10%) of the total number of shares reserved for Awards under the Incentive Plan as of the first day of such three-year period (or, for Performance Units to be settled in cash, U.S. $6,000,000). The Committee decides the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the Incentive Plan requires that the Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Code section 162(m).

Under the Incentive Plan, the possible performance measures for Performance Compensation Awards include, but are not limited to: basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; return on equity, assets, capital, operating revenue or similar measure; economic value added; working capital; total stockholder return; and new product introductions or market share improvement; research; licensing; litigation; human resources; information services; strategic mergers or acquisitions; and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Forfeiture

Unless otherwise provided in an agreement granting an Award, the Company has the following recourse against a Participant who does not comply with certain employment-related covenants, either during or after employment: the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards, rescind any exercise, payment or delivery pursuant to the Award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of shares issued pursuant to the Award. Essentially the same recoupment rights are available to the Company with respect to Awards that are granted, vested, or settled during certain periods affected by a Participant’s fraud or misconduct, or a financial restatement.

Income Tax Withholding

As a condition for the issuance of shares pursuant to Awards, the Incentive Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Transferability

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of Non-ISOs, Share-settled SARs, Restricted Shares, or Performance Shares to charitable institutions, certain family members or related trusts, or as otherwise approved by the Committee.

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Certain Corporate Transactions

The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Incentive Plan but as to which no Awards have yet been granted or that have been returned to the Incentive Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Incentive Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the Incentive Plan.

In addition, in the event of a Change in Control (as defined in the Incentive Plan) but subject to the terms of any Award agreements or any employment or other similar agreement between the Company or any of its affiliates and a Participant then in effect, each outstanding Award shall be assumed or a substantially equivalent award shall be substituted by the surviving or successor corporation or a parent or subsidiary of such surviving or successor corporation upon the consummation of the transaction; provided, however, that to the extent outstanding Awards are neither being assumed nor replaced with substantially equivalent Awards by the successor corporation, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions: (a) accelerate the vesting of Awards for any period so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares of common stock that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares of common stock issued pursuant to an Award shall lapse as to the shares of common stock subject to such repurchase right; (b) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (c) terminate all or some Awards upon the consummation of the transaction, provided that the Committee shall provide for vesting such Awards in full as of a date immediately prior to consummation of the Change of Control. To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.

Notwithstanding the above, in the event a Participant holding an Award assumed or substituted by the successor corporation in a Change in Control is Involuntarily Terminated (as defined in the Incentive Plan) by the successor corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any shares of common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination.

In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. Finally, if the Company dissolves or liquidates, all Awards will terminate immediately prior to such dissolution or liquidation, subject to the ability of the Company’s board of directors to exercise any discretion that the board of directors may exercise in the case of a Change in Control.

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Term of the Incentive Plan; Amendments or Termination

The term of the Incentive Plan is ten years from the date of adoption by the board of directors. The Registrant’s board of directors may from time to time, amend, alter, suspend, discontinue or terminate the Incentive Plan; provided that no amendment, suspension or termination of the Incentive Plan shall materially and adversely affect Awards already granted. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a re-pricing within the meaning of the federal securities laws applicable to proxy statement disclosures. In addition, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing, the Committee may amend the Incentive Plan to comply with changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Tax Consequences

The following is a brief summary of certain tax consequences of certain transactions under the Incentive Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

U.S. Federal Income Tax Consequences

Under the United States Internal Revenue Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that Participants recognize pursuant to Awards (subject to the Participant’s overall compensation being reasonable, and to the discussion below with respect to Code section 162(m)). For Participants, the expected U.S. federal income tax consequences of Awards are as follows:

Non-ISOs . A Participant will not recognize income at the time a Non-ISO is granted. At the time a Non-ISO is exercised, the Participant will recognize ordinary income in an amount equal to the excess of (a) the fair market value of the shares of common stock issued to the Participant on the exercise date, over (b) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a Non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

ISOs . A Participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the Participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares of common stock are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (a) the Participant recognizes ordinary income gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (b) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

Share Appreciation Rights . A Participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the Participant must recognize taxable compensation income in an amount equal to the value of any cash or shares of common stock that the Participant receives.

Restricted Shares, Restricted Share Units, Defined Share Units, and Performance Awards . In general, a Participant will not recognize income at the time of grant of restricted shares, restricted share units, defined share units or Performance Awards, unless the Participant elects with respect to restricted shares or restricted share units to accelerate income taxation to the date of the Award. In this event, a Participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an Award, a Participant must recognize taxable compensation income equal to the value of any cash or shares of common stock that the Participant receives when the Award vests. The same tax consequences apply to Performance Awards.

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Unrestricted Shares .. A Participant will recognize income at the time of grant of unrestricted shares, in an amount equal to the excess of the market value of the unrestricted shares over any amount the Participant pays for them (in which case subsequent gain or loss would be capital in nature).

Special Tax Provisions .. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on Awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code section 280G, and the Participant may be subject to a 20% excise tax and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to Awards that are not “performance-based” within the meaning of Code section 162(m) in certain circumstances.

Income Taxes and Deferred Compensation . The Incentive Plan provides that participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and that the Company will not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. Nevertheless, the Incentive Plan authorizes the Committee to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, with the Committee’s consent, in accordance with Section 409A.

General Tax Law Considerations

The preceding paragraphs are intended to be merely a summary of certain important tax law consequences concerning a grant of options under the Incentive Plan and the disposition of shares issued thereunder in existence as of the date of this Proxy Statement. Special rules may apply to the Company’s officers, directors or greater than ten percent stockholders. Participants in the Incentive Plan should review the current tax treatment with their individual tax advisors at the time of grant, exercise or any other transaction relating to an Award or the underlying shares.

New Plan Benefits

The Committee will grant Awards under the Incentive Plan at its discretion. Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Incentive Plan, other than to note that the Committee has not granted Awards that are contingent upon the approval of the Incentive Plan.

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “ Executive Compensation—Employment Agreements ”, we have entered into an employment agreement with Ms. Charuvastra, our Executive Chairman and Vice President of Regulatory Affairs, Dr. William E. Shell, our Chief Executive Officer and Chief Scientific Officer and Kim Giffoni, our Executive Vice President of Foreign Sales and Investor Relations.  These agreements provide for certain post-employment severance benefits in the event of employment termination under certain circumstances.

The following tables provide estimates of the potential severance and other post-termination benefits that each of Ms. Charuvastra, Dr. Shell and Mr. Giffoni would be entitled to receive assuming their respective employment was terminated as of December 31, 2010 for the reason set forth in each of the columns.

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Benefit	Termination Due to Death	Termination Due to Disability	Termination by Registrant for Cause or by Named Executive Officer Other than for Cause	Termination by Registrant without Cause or by Named Executive Officer for Cause
Elizabeth Charuvastra
Salary	$675,000	$675,000	$675,000	$1,800,000	(1)
Bonus	-	-	-	-
Grant of Restricted Stock	-	-	-	$1,250,000	(2)
Value of health benefits provided after termination (3)	-	-	-	$57,600
TOTALS	$675,000	$675,000	$675,000	$3,107,600

(1)	Represents the greater of salary at the milestone level achieved as of December 31, 2010 for the longer of the remaining term of the employment agreement or 30 months, which, in this case is the remaining term of the employment agreement of 48 months.

(2)	Based upon an assumed per share value of $2.50.

(3)	The value of such benefits are determined based on the estimated cost of providing health benefits to the named executive officer and her eligible dependents for the longer of the remaining term of the employment agreement or 30 months, which, in this case is 48 months after the executive officer’s termination of employment.

Benefit	Termination Due to Death	Termination Due to Disability	Termination by Registrant for Cause or by Named Executive Officer Other than for Cause	Termination by Registrant without Cause or by Named Executive Officer for Cause
William E. Shell, M.D.
Salary	$675,000	$675,000	$675,000	$1,800,000	(1)
Bonus	-	-	-	-
Grant of Restricted Stock	-	-	-	$1,250,000	(2)
Value of health benefits provided after termination (3)	-	-	-	$57,600
TOTALS	$675,000	$675,000	$675,000	$3,107,600

(1)	Represents the greater of salary at the milestone level achieved as of December 31, 2010 for the longer of the remaining term of the employment agreement or 30 months, which, in this case is the remaining term of the employment agreement of 48 months.

(2)	Based upon an assumed per share value of $2.50.

(3)	The value of such benefits are determined based on the estimated cost of providing health benefits to the named executive officer and his eligible dependents for the longer of the remaining term of the employment agreement or 30 months, which, in this case is 48 months after the executive officer’s termination of employment.

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Benefit	Termination Due to Death	Termination Due to Disability	Termination by Registrant for Cause or by Named Executive Officer Other than for Cause	Termination by Registrant without Cause or by Named Executive Officer for Cause
Kim Giffoni
Salary	$675,000	$675,000	$675,000	$1,800,000	(1)
Bonus	-	-	-	-
Grant of Restricted Stock	-	-	-	$1,250,000	(2)
Value of health benefits provided after termination (3)	-	-	-	$57,600
TOTALS	$675,000	$675,000	$675,000	$3,107,600

(1)	Represents the greater of salary at the milestone level achieved as of December 31, 2010 for the longer of the remaining term of the employment agreement or 30 months, which, in this case is the remaining term of the employment agreement of 48 months.

(2)	Based upon an assumed per share value of $2.50.

(3)	The value of such benefits are determined based on the estimated cost of providing health benefits to the named executive officer and his eligible dependents for the longer of the remaining term of the employment agreement or 30 months, which, in this case is 48 months after the executive officer’s termination of employment.

Benefit	Termination Due to Death	Termination Due to Disability	Termination by Registrant for Cause or by Named Executive Officer Other than for Cause	Termination by Registrant without Cause
Steve B. Warnecke
Salary	$100,000	$100,000	$0	$100,000
Bonus	-	-	-	-
TOTALS	$100,000	$100,000	$0	$100,000

	Termination for Any Reason Other than Just Cause	Termination for Any Reason other than Just Cause with 12 weeks or more of personal-time-off Accrued	Termination for Just Cause
Amir Blachman
Salary	$32,308	$0	$0
TOTALS	$32,308	$0	$0

Director Compensation

We do not currently pay any cash fees to our directors, nor do we pay directors’ expenses in attending board meetings.  Following the Reorganization, we will not pay any cash fees to our non-independent directors, nor will we pay their expenses for attending board meetings.  Following the Reorganization, we anticipate that independent directors shall be paid an annual fee of $30,000, $1,500 for each board meeting they attend, of which we expect there to be eight, $3,000 for acting as chairperson of a board committee, $2,000 for each board committee meeting attended, of which we expect there to twelve.  In addition, each independent director shall be granted $40,000 of stock options and $5,000 of restricted shares of common stock each year.  Total compensation for an independent director that acts as chairperson of a board committee and attends each board and board committee meeting may be up to $114,000.

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Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The Registrant does not have a written policy for the review, approval or ratification of transactions with related persons.  Following the consummation of the Reorganization, we expect to adopt such a policy that will identify the types of transactions covered by such policy and the standards to be applied pursuant to such policy.  We expect that the Nominating and Corporate Governance Committee of our Board of Directors shall be responsible for applying such policy.

Mr. Heshmatpour, our former President and a director and our original stockholder, is deemed our promoter as this term is defined under the federal securities laws.

Pursuant to the Merger Agreement, on January 31, 2011, TMP Merger Sub merged with and into TMP with TMP continuing as the surviving entity.  Immediately after the TMP Merger, AFH merged with and into AFH Merger Sub with AFH continuing as the surviving entity.  As a result of the AFH Merger, the name of the Registrant was changed from “AFH Acquisition III, Inc.” to “Targeted Medical Pharma, Inc.”.  As a result of the Reorganization, the Subsidiary will be a wholly-owned subsidiary of the Registrant.

Upon consummation of the TMP Merger, (i) each outstanding share of TMP common stock will be exchanged for approximately 1.48 shares of AFH common stock and (ii) each outstanding TMP option, which is currently exercisable for one share of TMP common stock, will be exchanged for an option exercisable for 1.48 shares of AFH common stock.  Upon consummation of the AFH Merger, which will occur immediately upon consummation of the TMP Merger, each outstanding share of AFH common stock and each outstanding option to purchase AFH common stock will be exchanged for one share of the Registrant’s Common Stock and one option to purchase one share of the Registrant’s Common Stock.  As a result of the Reorganization, holders of TMP common stock and options will receive 18,308,576 shares of the Registrant and options to purchase 566,424 shares of the Registrant, or 83.89% of the Registrant’s issued and outstanding common stock on a fully diluted basis.

In connection with the consummation of the Reorganization, AFH Advisory agreed to cancel 2,275,000 shares of common stock of the Registrant.  AFH Advisory received no consideration for such cancellation.

Item 8.	Legal Proceedings.

Please see the section entitled “ Business—Government Regulation ” for additional information.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock.  As of the date of June 20, 2012, there are outstanding options to purchase 1,593,444 shares of common stock and warrants to purchase 2,208,965 shares of common stock of the Registrant.  The Registrant has agreed to register for resale by security holders 9,168,548 shares of its common stock.

Record Holders

As of January 31, 2011, there were approximately 348 stockholders of record holding a total of 21,933,576 shares of common stock.  The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

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Dividends

The Registrant has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Registrant’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Item 10.	Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth below under “Item 3.02” of this current report, which disclosure is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

General

The Registrant’s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001 par value.

Common Stock

The Registrant issued 18,308,576 shares of common stock in connection with the consummation of the Reorganization.   In addition, the Registrant may issue up to 566,424 shares of common stock upon the exercise of outstanding options of the Registrant.

Holders of common stock have exclusive voting rights for the election of Registrant directors and all other matters requiring stockholder action, except with respect to amendments to the Registrant’s amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders. Stockholders of the Registrant may act by written consent.

The Registrant stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock. Stockholders of the Registrant are entitled to receive such dividends, if any, as may be declared from time to time by the Registrant board of directors in its discretion out of funds legally available therefor.

The Registrant’s board of directors is divided into three classes, each of which generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

The Registrant’s amended and restated certificate of incorporation authorizes the issuance of 20,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by its board of directors. No shares of preferred stock are being issued or registered in connection with the Reorganization.

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Accordingly, the board of directors of the Registrant is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 20,000,000 shares of preferred stock, in one or more series, each such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, privileges and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be determined by the Registrant’s board of directors.  The rights for the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of the Registrant.

Options

Upon consummation of the Reorganization, each outstanding TMP option will be exchanged for an option to purchase one share of common stock of the Registrant.  The same terms and restrictions applicable to the TMP options will apply to the Registrant’s options.

Registration Rights

In connection with the consummation of the Reorganization, the Registrant entered into that certain Registration Rights Agreement, dated January 31, 2011, for the benefit of the Existing AFH stockholders and the Former TMP Stockholders other than the TMP Insiders.  Pursuant to the Registrant Rights Agreement, the Existing AFH Stockholders and the Former TMP Stockholders will have certain “piggyback” registration rights on registration statements filed after the Reorganization is consummated other than registration statements (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Registrant’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Registrant; (iv) for a dividend reinvestment plan or (v) for an offering of equity securities of the Registrant underwritten by Sunrise Securities Corp.  The Registrant will bear the expenses incurred in connection with the filing of any such registration statements.

In connection with a private sale of common stock of TMP held by the TMP Insiders to certain investors named in the purchase documents related to such sale, TMP granted certain piggyback registration rights to the investors in such private sale other than registration statements (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Registrant’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Registrant; (iv) for a dividend reinvestment plan or (v) for an offering of equity securities of the Registrant underwritten by Sunrise Securities Corp.  The Registrant assumes the obligations pursuant to such agreement upon consummation of the Reorganization and will bear the expenses incurred in connection with the filing of any such registration statements

Section 203 of the Delaware Corporation Law

The Company is subject to the provisions of Section 203 of the DGCL.  The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.  This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

This provision could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire the Company.

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Effect of Certain Provisions of the Company’s Certificate of Incorporation and Bylaws

Certain provisions of the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Registrant’s common stock. The Registrant’s amended and restated certificate of incorporation establishes a three-class staggered board of directors, with only one class being elected each year.  The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Registrant. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Registrant. The amendment of any of these provisions would require approval by holders of at least a majority of the Registrant’s outstanding common stock.

Limitation of Liability

The Registrant’s amended and restated certificate of incorporation limits the liability of its directors and officers for any liability arising from an action to which such persons were party by reason of the fact that they were serving the Company or another enterprise at its request to the fullest extent permitted by Section 145 of the DGCL.

The first paragraph of Article Tenth of the Registrant’s amended and restated certificate of incorporation provides:

“To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agent of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law”

The Registrant’s amended and restated bylaws further provide that any indemnification shall be made by the Company in connection with a proceeding (or part thereof) initiated by a director or officer with a right to indemnification only if (i) such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Registrant, (ii) such indemnification is expressly required to be made by law, and (iii) the Registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the Registrant under applicable law.

Pursuant to the Registrant’s amended and restated bylaws, the directors and officers of the Registrant shall, to the fullest extent not prohibited by law, also have the right to receive from the Registrant an advancement of expenses incurred in defending any proceeding in advance of its final disposition. To the extent required under the DGCL, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses.

Transfer Agent and Warrant Agent

The transfer agent for the Registrant’s common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

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Lock-Up Agreements

In connection with the consummation of the Reorganization, the Registrant’s director, officers and holders of 10% or more of the common stock (the “Lock-Up Designees”) agreed to a form of lock-up, pursuant to which  each Lock-Up Designees shall agree, in the event the Registrant consummates a public underwritten offering (the “Follow-on Financing”) and unless, otherwise agreed by the investment bank engaged in connection with such Follow-on Offering, for a period of twelve months from the date a registration statement is filed pursuant to Securities Act of 1933, as amended, to register the common stock sold in the Follow-on Financing is declared effective, that such Lock-Up Designee shall neither, on his, her or its own behalf or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, issue, grant any option on, sell, or otherwise dispose of, any portion of the shares of Surviving Company Stock they hold.

Item 12.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provide that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit.

In, addition, the employment agreement for each executive officer contains an indemnification provision wherein the Registrant promises to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with the executive officer’s good faith performance of such individual’s employment by the Registrant.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 13.	Financial Statements and Supplementary Data

Information concerning the financial information of the Registrant set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

None.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, at the Closing on January 31, 2011, AFH issued an aggregate of 18,308,576 shares of its common stock to the stockholders of TMP in exchange for shares representing 100% of the issued and outstanding common stock of TMP.  In addition, AFH issued an aggregate of 566,424 options to purchase common stock in exchange for options to purchase shares of TMP.   The shares of common stock of the AFH issued to the former stockholders of TMP were not registered under the Securities Act.  These securities qualified for exemption under Rule 506 promulgated under Section 4(2) of the Securities Act since the issuance of securities by the Company did not involve a “public offering.”  The issuance was not a public offering based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) each offeree was an “accredited investor,” (v) the investment intent of the offerees; and (vi) the restriction on transferability of the securities issued.

Item 5.01.	Changes in Control of Registrant.

On the Closing Date, the Registrant consummated the transactions contemplated by the Merger Agreement, pursuant to which the Registrant issued shares of the common stock and options to purchase shares of common stock of the Registrant to Former TMP Stockholders representing 83.89% of the issued and outstanding shares of the Registrant on a fully diluted basis.  The issuance of the shares of common stock and options was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.  Following the Reorganization, designees of AFH and TMP became the officers and directors of the Registrant. Reference is made to Item 2.01 of this Current Report on Form 8-K for a more extensive description of these transactions.

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Other than the transactions and agreements disclosed in this Current Report on Form 8-K, the Registrant knows of no arrangements which may result in a change in control of the Registrant.

No officer, director, promoter, or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options, or otherwise.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Merger Agreement, Mr. Heshmatpour  resigned as a director and officer of AFH and additional members were added to the Company’s board of directors and management. Prior to the consummation of the transaction, the Registrant’s board of directors was comprised of two members, Mr. Heshmatpour and Ms. Charuvastra.  Mr. Heshmatpour was also the Registrant’s only executive officers. Effective at the Closing of the Merger Agreement, Mr. Heshmatpour resigned from his positions as executive officers and director of the Registrant. Simultaneously with the Closing, the following individuals were appointed executive officers and directors of the Registrant as follows:

Name	Position Held
William E. Shell, MD	Chief Executive Officer, Chief Scientific Officer and director
Kim Giffoni	Executive Vice President of Foreign Sales and Investor Relations and director
Steve B. Warnecke	Chief Financial Officer
Amir Blachman	Vice President of Strategy and Operations
Maurice J. DeWald	Director
Arthur R. Nemiroff	Director
John H. Bluher	Director
Donald J. Webster	Director

Such resignations and appointments of directors shall be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

Reference is made to Item 2.01 above for certain information regarding the executive officers and directors of the Registrant and any employment agreements with the Registrant.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The amended and restated certificate of incorporation and amended and restated bylaws of AFH prior to the Reorganization will be the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant after the Reorganization.

In connection with the consummation of the Reorganization, the Registrant is adopting the fiscal year of TMP, the accounting acquirer.  Accordingly, the Board of Directors of the Registrant approved a change in the Registrant’s fiscal year end from October 31 to December 31of each year.

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Item 5.06.	Change in Shell Company Status.

As the result of the completion of the Reorganization effectuated pursuant to the Merger Agreement, the Registrant is no longer a shell company. The information set forth above in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements of the Registrant for the fiscal year ended December 31, 2010 and 2009 are incorporated herein by reference to Exhibits 99.1 to this Current Report on Form 8-K.

(d)   Exhibits ..

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1*	Agreement and Plan of Reorganization (1)
3.1	Amended and Restated Certificate of Incorporation of Targeted Medical Pharma, Inc. (2)
3.2	Amended and Restated Bylaws of Targeted Medical Pharma, Inc. (3)
10.1	Employment Agreement, dated June 1, 2010, by and between Targeted Medical Pharma, Inc. and William E. Shell, MD (4)
10.2	Employment Agreement, dated June 1, 2010, by and between Targeted Medical Pharma, Inc. and Elizabeth Charuvastra (5)
10.3	Employment Agreement, dated June 1, 2010, by and between Targeted Medical Pharma, Inc. and Kim Giffoni (6)
10.4	Employment Agreement, dated January 31, 2011, by and between Targeted Medical Pharma, Inc. and Steve B. Warnecke (7)
10.5	Letter Agreement, dated February 15, 2010, by and between Targeted Medical Pharma, Inc. and Amir Blachman re: employment (8)
10.6	Letter Agreement, dated July 28, 2010, by and between Targeted Medical Pharma, Inc. and Amir Blachman re: promotion (9)
10.7	Consulting Agreement, dated April 30, 2009, by and between Targeted Medical Pharma, Inc. and Webster Consulting Services, LLC (10)
10.8	Consulting Agreement, dated November 15, 2006, by and between Targeted Medical Pharma, Inc. and David Silver, MD (11)
10.9	Amendment No. 1 to Employment Agreement, dated January 31, 2011, by and between Targeted Medical Pharma, Inc. and William Shell, MD (12)
10.10	Amendment No. 1 to Employment Agreement, dated January 31, 2011, by and between Targeted Medical Pharma, Inc. and Elizabeth Charuvastra (13)

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10.11	Amendment No. 1 to Employment Agreement, dated January 31, 2011, by and between Targeted Medical Pharma, Inc. and Kim Giffoni (14)
10.12	Targeted Medical Pharma, Inc. 2011 Stock Incentive Plan (15)
10.13	Form of Non-qualified Stock Option Agreement (Time-based and Performance-based Vesting) under the Targeted Medical Pharma, Inc. 2011 Stock Incentive Plan (16)
10.14	Form of Non-qualified Stock Option Agreement (Time-based Vesting) under the Targeted Medical Pharma, Inc. 2011 Stock Incentive Plan (17)
10.15	Form of Restricted Stock Agreement (Time-based and Performance-based Vesting) under the Targeted Medical Pharma, Inc. 2011 Stock Incentive Plan (18)
10.16	Form of Restricted Stock Agreement (Time-based Vesting) under the Targeted Medical Pharma, Inc. 2011 Stock Incentive Plan (19)
10.17	Targeted Medical Pharma Profit Sharing Plan (20)
10.18	Office Lease, dated February 4, 2009, by and between Targeted Medical Pharma, Inc. and Circle Partnership, LP (21)
10.19	Registration Rights Agreement, dated January 31, 2011 (22)
10.20	Form of Lock-Up Agreement for Directors, Officer and 5% Stockholders (23)
10.21	Sales Agreement, dated January 1, 2007, by and between Targeted Medical Pharma, Inc. and Arizona Nutritional Supplements, Inc. (24)
10.22	Agency Agreement, dated March 29, 2010, by and between Targeted Medical Pharma, Inc. and Biomatrix Pharma (25)
10.23	Purchase Agreement, dated April 7, 2010, by and between Targeted Medical Pharma, Inc. and Global Med Management LLC (26)
10.24	Purchase Agreement, dated October 20, 2008, by and between Targeted Medical Pharma, Inc. and Global Med Management LLC (27)
10.25	Purchase Agreement, dated February 13, 2008, by and between Targeted Medical Pharma, Inc. and Pacific Medical, Inc. (28)
10.26	Fulfillment Services Agreement, dated October 2, 2008, by and between Targeted Medical Pharma, Inc. and H.J. Harkins Co., Inc. d/b/a Pharma Pac (29)
99.1^	Consolidated Financial Statements of Targeted Medical Pharma, Inc. for the Fiscal Year Ended December 31, 2010 and 2009

*	The parties to the Merger Agreement have made to each other representations, warranties and covenants, which are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement. While the Registrant does not believe that these schedules contain information that the securities laws require it to publicly disclose and therefore are not filed herewith, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

^	Previously filed.
(1)	Incorporated by reference to Exhibit 2.1 of Targeted Medical Pharma, Inc.’s (the “Company”) Current Report on Form 8-K (an “8-K”), filed with the Securities and Exchange Commission (the “Commission”) on February 3, 2011 (the “2/3/2011 8-K”)
(2)	Incorporated by reference to Exhibit 3.1 of the 2/3/2011 8-K.
(3)	Incorporated by reference to Exhibit 3.2 of the 2/3/2011 8-K.
(4)	Incorporated by reference to Exhibit 10.1 of the 2/3/2011 8-K.
(5)	Incorporated by reference to Exhibit 10.2 of the 2/3/2011 8-K.
(6)	Incorporated by reference to Exhibit 10.3 of the 2/3/2011 8-K.
(7)	Incorporated by reference to Exhibit 10.4 of the 2/3/2011 8-K.
(8)	Incorporated by reference to Exhibit 10.5 of the 2/3/2011 8-K.
(9)	Incorporated by reference to Exhibit 10.6 of the 2/3/2011 8-K.
(10)	Incorporated by reference to Exhibit 10.7 of the 2/3/2011 8-K.
(11)	Incorporated by reference to Exhibit 10.8 of the 2/3/2011 8-K.
(12)	Incorporated by reference to Exhibit 10.9 of the 2/3/2011 8-K.
(13)	Incorporated by reference to Exhibit 10.10 of the 2/3/2011 8-K.
(14)	Incorporated by reference to Exhibit 10.11 of the 2/3/2011 8-K.
(15)	Incorporated by reference to Exhibit 10.12 of the 2/3/2011 8-K.
(16)	Incorporated by reference to Exhibit 10.13 of the 2/3/2011 8-K.
(17)	Incorporated by reference to Exhibit 10.14 of the 2/3/2011 8-K.
(18)	Incorporated by reference to Exhibit 10.15 of the 2/3/2011 8-K.
(19)	Incorporated by reference to Exhibit 10.16 of the 2/3/2011 8-K.
(20)	Incorporated by reference to Exhibit 10.17 of the 2/3/2011 8-K.
(21)	Incorporated by reference to Exhibit 10.18 of the 2/3/2011 8-K.
(22)	Incorporated by reference to Exhibit 10.19 of the 2/3/2011 8-K.
(23)	Incorporated by reference to Exhibit 10.20 of the 2/3/2011 8-K.
(24)	Incorporated by reference to Exhibit 10.21 of the 2/3/2011 8-K.
(25)	Incorporated by reference to Exhibit 10.22 of the 2/3/2011 8-K.
(26)	Incorporated by reference to Exhibit 10.23 of the 2/3/2011 8-K.
(27)	Incorporated by reference to Exhibit 10.24 of the 2/3/2011 8-K.
(28)	Incorporated by reference to Exhibit 10.25 of the 2/3/2011 8-K.
(29)	Incorporated by reference to Exhibit 10.26 of the 2/3/2011 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2012	TARGETED MEDICAL PHARMA, INC.

	By:	/s/ William E. Shell, MD
William E. Shell, MD
Chief Executive Officer

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